Exhibit (a)(6)



                               CREDIT AGREEMENT

                                    among

                      UNIVERSAL HOSPITAL SERVICES, INC.

                        VARIOUS LENDING INSTITUTIONS,



                                     and



                            BANKERS TRUST COMPANY,

                           As Administrative Agent

                     ------------------------------------


                        Dated as of February 25, 1998


                     ------------------------------------


                                 $30,000,000









            CREDIT AGREEMENT, dated as of February 25, 1998, among UNIVERSAL HOSPITAL SERVICES, INC., a Minnesota corporation (the "Borrower"), the lending institutions from time to time party hereto (each a "Bank", and collectively, the "Banks") and BANKERS TRUST COMPANY, as administrative agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                            W I T N E S S E T H :


            WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facility provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. Amount and Terms of Credit.

            1.01 Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make, at any time and from time to time on and after the Effective Date and prior to the Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan", and collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) except as otherwise specifically provided in Section 1.10(b), may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with the aggregate outstanding principal amount of all other Revolving Loans of such Bank and with such Bank's Adjusted RC Percentage, if any, of the sum of (I) the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the outstanding principal amount of Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals (1) if such Bank is a Non-Defaulting Bank, the Adjusted Revolving Commitment, if any, of such Bank at such time and (2) if such Bank is a Defaulting Bank, the Revolving Commitment, if any, of such Bank at such time and (iv) shall not exceed for all Banks at any time that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the outstanding principal amount of Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the lesser of (A) the Adjusted Total Revolving Loan Commitment (after giving effect to any reductions to the Adjusted Total Revolving Loan Commitment on such date) and (B) the Borrowing Base at such time.

            (b) Subject to and upon the terms and conditions set forth herein, the Swingline Bank, in its individual capacity, agrees to make at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans to the Borrower (each a "Swingline Loan," and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time, an amount equal to the Adjusted Total Revolving Commitment then in effect (after giving effect to any reductions to the Adjusted Total Revolving Commitment on such date),
(iv) shall not exceed at any time that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time and (II) the aggregate principal amount of Revolving Loans made by Non-Defaulting Banks then outstanding, equals the Borrowing Base at such time and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. The Swingline Bank will not make a Swingline Loan after it has received written notice from the Required Banks that one or more of the applicable conditions to Credit Events specified in Section 5B are not then satisfied.

            (c) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day from all Banks pro rata based on each Bank's Adjusted RC Percentage, and the proceeds thereof shall be applied directly to repay the Swingline Bank for such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5B are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Commitment or the Adjusted Total Revolving Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Bank (other than the Swingline Bank) hereby agrees that it shall forthwith purchase from the Swingline Bank (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective Adjusted RC Percentages, provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

            1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Revolving Loans shall not be less than the Minimum Borrowing Amount and, if greater, shall be in integral multiples of $100,000. The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $100,000, and, if greater, shall be in integral multiples of $50,000. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans.

            1.03 Notice of Borrowing. (a) Borrowings of Revolving Loans (excluding Borrowings of Revolving Loans incurred pursuant to a Mandatory Borrowing) shall be made upon prior written notice (or telephonic notice promptly confirmed in writing) from the Borrower to the Administrative Agent which notice shall be given to the Administrative Agent at its Notice Office no later than 1:00 P.M. (New York time), (x) in the case of any proposed Borrowing of Base Rate Loans, on the date such proposed Borrowing is requested to be incurred and (y) in the case of any proposed Borrowing of Eurodollar Loans, on the third Business Day prior to the date such proposed Borrowing is requested to be incurred. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit A and shall be irrevocable and shall specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice on that day promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

            (b)(i) Whenever the Borrower desires to incur a Borrowing of Swingline Loans hereunder, the Borrower shall give the Swingline Bank, prior to 1:00 P.M. (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(c).

            1.04 Disbursement of Funds. (a) No later than 1:00 P.M.
(New York time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata share of each Borrowing requested to be made on such date in the manner provided below, provided that the full amount of all Swingline Loans shall be made available by the Swingline Bank no later than 3:00 P.M. (New York time) on the date so requested. All such amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or, in the event that such Bank does not pay such corresponding amount forthwith upon the Administration Agent's demand therefor, from the Borrower, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

            (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

            1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Bank shall be evidenced
(i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Revolving Note", and collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The Revolving Note issued to each Bank with a Revolving Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Revolving Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby,
(iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation (or any error in such notation) shall not affect the Borrower's obligations in respect of such Loans.

            1.06 Conversions. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that (i) except as otherwise specifically provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a single Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount, (ii) Base Rate Loans may not be converted into Eurodollar Loans if a Default pursuant to Section 9.01 or 9.05 or an Event of Default is in existence on the date of such conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or two Business Days', in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Type of Revolving Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans. Swingline Loans may not be converted pursuant to this
Section 1.06.

            1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Revolving Commitments provided that Revolving Loans made pursuant to a Mandatory Borrowing shall be made by the Banks pro rata on the basis of their Adjusted Revolving Commitments. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

            1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin for Base Rate Loans plus the Base Rate in effect from time to time.

            (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin for Eurodollar Loans plus the Eurodollar Rate for such Interest Period.

            (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the greater of (x) the Base Rate in effect from time to time plus the sum of
(i) 2% and (ii) the Applicable Margin for Base Rate Loans and (y) the rate which is 2% in excess of the rate borne by such Loans. Interest which accrues under this Section 1.08(c) shall be payable on demand.

            (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (other than the prepayment and conversion of Revolving Loans that are maintained as Base Rate Loans) (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

            (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

            1.09 Interest Periods. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect by giving the Administrative Agent written notice thereof (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period, or, to the extent available to each Bank with a Revolving Commitment, a nine or twelve month period. Notwithstanding anything to the contrary contained above:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

             (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period shall extend beyond the Maturity Date; and

            (vi) no Interest Period may be elected at any time when a Default pursuant to Section 9.01 or 9.05 or an Event of Default is then in existence.

            (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

             (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Bank shall
      incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of
      (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, request or order (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, request or order (such as, for example, but not limited to, (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or
      (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances occurring after the Effective Date affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

            (iii) at any time after the Effective
      Date, that the making or continuance of any Eurodollar Loan has become (x) unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline, request or order (whether or not having the force of law) or (y) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause
(i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Bank is so affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If any Bank shall have determined that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change after the Effective Date therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or any corporation controlling such Bank) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's (or such controlling corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank (or such controlling corporation) could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's (or such controlling corporation's) policies with respect to capital adequacy), then from time to time, within 15 days after written demand by such Bank (with a copy to the Administrative Agent and accompanied by the notice described in the last sentence of this Section 1.10(c)), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or such controlling corporation) for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this
Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

            1.11 Compensation; Breakage. (a) The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a));
(ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election by the Borrower made pursuant to Section 1.10(b).

            (b) The Borrower shall compensate BTCo, upon its written request (which request shall set forth the basis for requesting such compensation), for all losses, expenses and liabilities incurred prior to the Syndication Date (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by BTCo to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which BTCo may sustain by way of any prepayment, repayment or conversion of any of its Eurodollar Loans occurring on a date which is not the last day of an Interest Period applicable thereto in connection with the primary syndication of the credit facility provided for in this Agreement.

            1.12 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.06 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Revolving Loans or Letters of Credit, as the case may be, affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section
1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10, 2.06 or 4.04.

            1.13 Replacement of Banks. (x) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or becoming incapable of making Eurodollar Loans, (y) if any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Revolving Loans or to fund Unpaid Drawings and/or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in
Section 12.12(b), the Borrower shall have the right, if no Default pursuant to Section 9.01 or 9.05 or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees reasonably acceptable to the Administrative Agent, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement
Bank) pursuant to which the Replacement Bank shall acquire the entire Revolving Commitment and all outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) the Letter of Credit Issuer an amount equal to such Replaced Bank's Adjusted RC Percentage (for this purpose, determined as if the adjustment described in clause (ii) of the succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) the Swingline Bank an amount equal to such Replaced Bank's Adjusted RC Percentage (for this purpose, determined as if the adjustment described in clause (ii) of the succeeding sentence had been made with respect to such Replaced Bank) of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment Agreement(s), the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (A) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 11.06 and 12.01), which shall survive as to such Replaced Bank and except that no such replacement shall prejudice any rights which the Borrower may have against such Replaced Bank as a result of any default by such Replaced Bank under this Agreement and (B) in the case of a replacement of a Defaulting Bank, the Adjusted RC Percentage of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

            SECTION 2. Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Effective Date and prior to the 30th day prior to the Maturity Date to issue a letter of credit for the account of the Borrower and in support of (x) trade obligations of the Borrower and/or its Subsidiaries, which shall be payable at sight (each such letter of credit, a "Trade Letter of Credit" and, collectively, the "Trade Letters of Credit") and/or (y), on a standby basis, L/C Supportable Obligations (each such letter of credit, a "Standby Letter of Credit" and, collectively, the "Standby Letters of Credit," and together with the Trade Letters of Credit, the "Letters of Credit"), and subject to and upon the terms and conditions set forth herein such Letter of Credit Issuer agrees to issue from time to time, irrevocable Letters of Credit in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent. Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

           (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

            (ii) such Letter of Credit Issuer shall have received notice from the Borrower or the Required Banks prior to the issuance of such Letter of Credit of the type described in clause
      (v) of Section 2.01(b).

            (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $5,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and Swingline Loans then outstanding, the lesser of
(I) the Adjusted Total Revolving Commitment at such time and (II) the Borrowing Base at such time; (ii) (x) each Standby Letter of Credit shall have an expiry date occurring not later than one year after the date of issuance of such Letter of Credit (although any Standby Letter of Credit may be extendible (whether automatically or otherwise) for successive periods of up to 12 months, but not beyond the Business Day occurring five Business Days prior to the Maturity Date), on terms acceptable to the respective Letter of Credit Issuer and in no event shall any Standby Letter of Credit have an expiry date occurring later than the Business Day occurring five Business Days prior to the Maturity Date and (y) each Trade Letter of Credit shall have an expiry date occurring no later than the earlier of (a) 180 days after the issuance thereof or (b) 30 days prior to the Maturity Date; (iii) each Letter of Credit shall be denominated in U.S. dollars; (iv) each Letter of Credit shall be payable only on a sight basis; and (v) no Letter of Credit Issuer shall issue any Letter of Credit after it has received written notice from the Borrower that a Default or an Event of Default exists until such time as the Letter of Credit Issuer shall have received written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) waiver of such Default or Event of Default by the Required Banks.

            2.02 Minimum Stated Amount. The initial Stated Amount of each Letter of Credit shall be not less than $10,000 or such lesser amount acceptable to the respective Letter of Credit Issuer.

            2.03 Letter of Credit Requests; Notices of Issuance; Reports.
(a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer a written request (including by way of telecopier) in the form of Exhibit C prior to 1:00 P.M. (New York time) at least one Business Day (or such shorter period as may be acceptable to such Letter of Credit Issuer) prior to the proposed date (which shall be a Business Day) of issuance (each a "Letter of Credit Request"), which Letter of Credit Request shall include any other documents that such Letter of Credit Issuer customarily requires in connection therewith.

            (b) The respective Letter of Credit Issuer shall, promptly after each issuance of a Standby Letter of Credit by it, give the Administrative Agent, each Bank and the Borrower written notice of the issuance of such Standby Letter of Credit, accompanied by a copy of the Standby Letter of Credit or Standby Letters of Credit issued by it.

            (c) In the event that the Letter of Credit Issuer is other than the Administrative Agent, such Letter of Credit Issuer will send by facsimile transmission to the Administrative Agent, promptly on the first Business Day of each week, its daily maximum amount available to be drawn under the Letters of Credit issued by such Letter of Credit Issuer for the previous week. The Administrative Agent shall deliver to each Bank upon each calendar month end, and upon each Letter of Credit Fee payment, a report setting forth the daily maximum amount available to be drawn for all Letter of Credit Issuers during such period.

            2.04 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Letter of Credit Issuer, by making payment to the Administrative Agent at the Payment Office (which funds the Administrative Agent shall promptly forward to such Letter of Credit Issuer), for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which, the Borrower is notified by such Letter of Credit Issuer of such payment or disbursement with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Margin for Base Rate Loans then in effect plus the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed (whether through the proceeds of Revolving Loans or otherwise) by the third Business Day after the date of such notice of payment or disbursement), such interest to be payable on demand. Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.04 (a) or under any other Section of this Agreement.

            (b) The Borrower's obligation under this Section 2.04 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent or any Bank, including, without limitation, any defense based upon the failure of any payment under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such payment; provided, however, that the Borrower shall not be obligated to reimburse any Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence (as determined by a court of competent jurisdiction) on the part of such Letter of Credit Issuer.

            2.05 Letter of Credit Participations. (a) Immediately upon the issuance by any Letter of Credit Issuer of a Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other Bank, and each such Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Adjusted RC Percentage, in such Letter of Credit, each substitute letter of credit, each payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments or Adjusted RC Percentages of the Banks pursuant to Section 12.04(b) or upon a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.05 to reflect the new Adjusted RC Percentages of the assigning and assignee Bank or of all Banks, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, the respective Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction) shall not create for such Letter of Credit Issuer any resulting liability.

            (c) In the event that the respective Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Adjusted RC Percentage of such payment in U.S. dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Administrative Agent its Adjusted RC Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence (as determined by a court of competent jurisdiction) on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund an Unpaid Drawing under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the respective Letter of Credit Issuer (which funds the Administrative Agent shall promptly forward to the Letter of Credit Issuer) such Participant's Adjusted RC Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted RC Percentage of the amount of such Unpaid Drawing available to the Administrative Agent for the account of such Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Adjusted RC Percentage of any Unpaid Drawing under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Adjusted RC Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Adjusted RC Percentage of any such payment.

            (d) Whenever the respective Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Adjusted RC Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's Adjusted RC Percentage of the principal amount thereof and interest thereon accruing at the overnight Federal Funds Effective Rate after the purchase of the respective participations.

            (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Participant shall be required to make payments resulting from the gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of such Letter of Credit Issuer and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of it Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the respective Letter of Credit Issuer, any Bank or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or other
      document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            (f) To the extent the respective Letter of Credit Issuer is not indemnified for same by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Adjusted RC Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that no Participant shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of such Letter of Credit Issuer.

            2.06 Increased Costs. If at any time after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the respective Letter of Credit Issuer or any Bank with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Bank's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Bank any other conditions affecting this Agreement, any Letter of Credit or such Bank's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Bank of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Bank hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Bank (a copy of which notice shall be sent by such Letter of Credit Issuer or such Bank to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Bank such additional amount or amounts as will compensate such Letter of Credit Issuer or such Bank for such increased cost or reduction. A certificate submitted to the Borrower by the respective Letter of Credit Issuer or such Bank, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Bank to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Bank as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section
2.06 upon the subsequent receipt thereof.

            SECTION 3. Fees; Commitments.

            3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent a commitment commission ("Commitment Commission") for the account of each Non-Defaulting Bank with a Revolving Commitment for the period from and including the Effective Date to, but not including, the date the Total Revolving Commitment has been terminated, computed at a rate for each day equal to 1/2 of 1% per annum on the daily average of such Bank's Unutilized Revolving Commitment. Such Commitment Commission shall be due and payable in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Commitment is terminated.

            (b) The Borrower agrees to pay to the Administrative Agent for the account of each Non-Defaulting Bank pro rata on the basis of its Adjusted RC Percentage, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") in an amount equal to the Applicable Margin for Eurodollar Loans then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Commitment is terminated.

            (c) The Borrower agrees to pay to the Administrative Agent for the account of each Letter of Credit Issuer a fee in respect of each Letter of Credit (the "Facing Fee") issued by such Letter of Credit Issuer computed at the rate equal to (A) in the case of Trade Letters of Credit, 1/4 of 1% per annum on the daily Stated Amount of such Trade Letter of Credit, provided, that in any event, the minimum amount of the Facing Fee payable for each Trade Letter of Credit shall be $100 and (B) in the case of Standby Letters of Credit, 1/4 of 1% per annum on the daily Stated Amount of such Standby Letter of Credit, provided, that in any event, the minimum amount of the Facing Fee payable in any 12-month period for each Standby Letter of Credit shall be $500. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Commitment upon which no Letters of Credit remain outstanding.

            (d) The Borrower agrees to pay directly to the respective Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge and reasonable expenses which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

            (e) The Borrower agrees to pay to the Administrative Agent such other fees as agreed to between the Borrower and the Administrative Agent, when and as due.

            (f) All computations of Fees shall be made in accordance with
Section 12.07(b).

            3.02 Voluntary Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Commitment, provided that
(x) any such termination shall apply to proportionately and permanently reduce the Revolving Commitment of each Bank, (y) no such reduction shall reduce any Non-Defaulting Bank's Revolving Commitment to an amount that is less than the sum of (I) the outstanding Revolving Loans of such Bank plus
(II) such Bank's Adjusted RC Percentage of outstanding Swingline Loans and of Letter of Credit Outstandings and (z) any partial reduction pursuant to this Section 3.02 shall be in integral multiples of $500,000.

            3.03 Mandatory Reduction of Commitments. (a) The Total Revolving Commitment (and the Revolving Commitment of each Bank) shall terminate on April 30, 1998 unless the Effective Date has occurred on or before such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Commitment (and the Revolving Commitment of each Bank) shall terminate on the earlier of (x) the Maturity Date and (y) unless the Required Banks otherwise agree in writing, the date on which any Change of Control occurs.

            (c) Each reduction to the Total Revolving Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank.

            SECTION 4. Payments.

            4.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower (x) prior to 11:00 A.M. on the date of such prepayment (in the case of Base Rate Loans) and (y) at least three Business Days prior to the date of such prepayment (in the case of Eurodollar Loans), which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) (x) each partial prepayment of any Borrowing of Revolving Loans shall be in integral multiples of $250,000 and
(y) each partial prepayment of any Borrowing of Swingline Loans shall be in integral multiples of $100,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of Revolving Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11 and (iv) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank.

            4.02 Mandatory Prepayments. (a) (i) If on any date the sum of the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans of Non-Defaulting Banks, in an aggregate amount equal to such excess. If, after giving effect to the repayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Total Revolving Commitment, the Borrower shall pay to the Administrative Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of the Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent, until the proceeds are applied to the obligations so secured).

            (ii) If on any date the aggregate outstanding principal amount of the Revolving Loans made by a Defaulting Bank exceeds the Revolving Commitment of such Defaulting Bank, the Borrower shall repay on such date principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

            (iii) If any Borrowing Base Certificate shall disclose the existence of a Borrowing Base Deficiency, the Borrower shall on the date of delivery thereof in accordance with Section 7.01(h) repay the principal of the Swingline Loans outstanding in an aggregate amount equal to the Borrowing Base Deficiency and, to the extent such Swingline Loans have been repaid in full and, to the extent such Borrowing Base Deficiency continues to exist after such repayment, the Borrower shall repay the principal of the Revolving Loans of Non-Defaulting Banks outstanding in an aggregate amount equal to such Borrowing Base Deficiency. To the extent the Borrowing Base Deficiency exceeds the outstanding principal amount of Swingline Loans and Revolving Loans of Non-Defaulting Banks, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to such excess to be held as security for all Obligations of the Borrower hereunder in a cash collateral account established and maintained by the Administrative Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent until the proceeds are applied to the Obligations so secured).

            (iv) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, (ii) all then outstanding Revolving Loans shall be repaid in full on the Maturity Date and (iii) unless the Required Banks otherwise agree in writing, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

            (b) With respect to each prepayment of Revolving Loans required by Section 4.02(a), the Borrower may designate the Types of Revolving Loans which are to be prepaid and the specific Borrowing or Borrowings pursuant to which made, provided that (i) Eurodollar Loans may so be designated for prepayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; (iii) each prepayment of any Revolving Loans made by Non-Defaulting Banks pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; and (iv) each prepayment of any Revolving Loans made by Defaulting Banks pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section
1.11. Notwithstanding the foregoing provisions of this Section 4.02(b), if at any time a mandatory or voluntary prepayment of Revolving Loans pursuant to Sections 4.01 or 4.02(a) above would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs under
Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held in an interest bearing account as security for the obligations of the Borrower hereunder pursuant to a cash collateral arrangement satisfactory to the Administrative Agent and shall provide for investments satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Revolving Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Revolving Loans equal to the Affected Eurodollar Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Revolving Loans would otherwise have been immediately prepaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this Section 4.02(b) shall, subject to the requirements of applicable law, be immediately applied to repay Revolving Loans.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on their respective pro rata shares) account of the Banks entitled thereto (which funds the Administrative Agent shall promptly forward to such Banks), not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts, if any, as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above,
(x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to
Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank is not a U.S. Person (defined as provided above) and has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in
Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes, provided such Bank shall provide to the Borrower and the Administrative Agent, upon the request of the Borrower, any reasonably available applicable IRS tax form (reasonably similar in its level of detail to IRS Form 1001 or Form 4224 or a Section 4.04(b)(ii) Certificate) necessary or appropriate for the exemption or reduction in the rate of such U.S. federal withholding tax.

            SECTION 5A. Conditions Precedent to the Effective Date. The occurrence of the Effective Date pursuant to Section 12.10 is subject to the satisfaction of the following conditions:

            5A.01 Execution of Agreement. On or prior to the Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 12.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Revolving Note and to the Swingline Bank, the Swingline Note, in each case, executed by the Borrower, and in the amount, maturity and as otherwise provided herein.

            5A.02 Officer's Certificate. On the Effective Date, the Administrative Agent shall have received a certificate dated such date signed by the President or any Vice President of the Borrower stating that all of the applicable conditions set forth in Sections 5A.06, 5A.07, 5A.08, 5A.09, 5A.10, 5A.11, 5A.19 and 5A.20 and 5B.02 exist or have been satisfied as of such date.

            5A.03 Opinions of Counsel. On the Effective Date, the Administrative Agent shall have received (i) an opinion, addressed to the Administrative Agent and each of the Banks and dated the Effective Date, from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Borrower, which opinion shall cover the matters contained in Exhibit E and
(ii) opinions of local counsel in form, scope and substance satisfactory to the Administrative Agent.

            5A.04 Corporate Proceedings. (a) On the Effective Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Effective Date, signed by the President or any Vice President of such Credit Party, in each case in the form of Exhibit F with appropriate insertions and deletions, together with copies of the articles or certificate of incorporation, the by-laws and/or other organizational documents (as appropriate) of each such Credit Party and the resolutions of each such Credit Party referred to in such certificate and all of the foregoing shall be in form and substance satisfactory to the Administrative Agent.

            (b) On the Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Administrative Agent (except as otherwise specifically provided herein), and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            5A.05 Plans; Shareholders' Agreements; Management Agreement; Employment Agreements; Existing Indebtedness Agreements; Affiliate Contracts. On or prior to the Effective Date, there shall have been delivered to the Banks copies, certified as true and correct by an appropriate officer of the Borrower of:

            (a) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in
      Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

            (b) each agreement entered into by the Borrower and/or any Subsidiary of the Borrower (after giving effect to the Transaction) governing the terms and relative rights of such entity's capital stock, and each agreement entered into by equityholders of any such entity with respect to their equity interests therein (collectively, the "Shareholders' Agreements");

            (c)   the Management Agreement;

            (d) each material employment agreement entered into by the Borrower and/or any Subsidiary of the Borrower (collectively the "Employment Agreements");

            (e) each agreement evidencing or relating to material
      Indebtedness of the Borrower and/or any Subsidiary of the Borrower that is to remain outstanding after the Effective Date (collectively, the "Existing Indebtedness Agreements"); and

            (f) each contract, agreement or understanding entered into between the Borrower and/or any of its Subsidiaries on the one hand, and any of its Affiliates on the other hand (collectively, the "Affiliate Contracts");

all of which Plans, Shareholders' Agreements, Management Agreement, Employment Agreements, Existing Indebtedness Agreements and Affiliate Contracts shall be in form and substance satisfactory to the Administrative Agent.

            5A.06 Material Adverse Change, etc. (a) On the Effective Date, there shall not have occurred since September 30, 1997 any change, event, loss or development in the business of the Borrower and/or any of its Subsidiaries (including the incurrence of any liability of any nature, whether accrued, contingent or otherwise) that, taken together with other changes, events, losses or developments with respect to such business, has had or would be reasonably expected to have a "materially adverse effect" on the Borrower and its Subsidiaries taken as a whole. Solely for purposes of this Section 5A.06, "materially adverse effect" shall mean any effect, change or event which is not disclosed on Schedule 5.8 to the Recapitalization Agreement that individually or in the aggregate, when taken together with all similar effects, (i) is or is reasonably likely to be material and adverse to the assets, liabilities, condition (financial or otherwise), results of operations, cash flows or business of the Borrower and its Subsidiaries taken as a whole, or (ii) does or is reasonably likely to impair materially the ability of the Borrower or any Subsidiary Guarantor to perform its obligations under the Credit Documents or otherwise to threaten materially or to impede materially the consummation of the Recapitalization, the Refinancing and/or any other transaction contemplated by the Documents.

            (b) During the period from November 25, 1997 through the Effective Date, the Borrower and its Subsidiaries shall have operated their respective businesses in the ordinary course and shall not have sold any substantial part thereof.

            5A.07 Litigation. (a) On the Effective Date, there shall be no actions, suits or proceedings by any entity (private or governmental) which is pending or threatened (a) with respect to this Agreement or any other Document or the transactions contemplated hereby or thereby (including, without limitation, the Transaction) or (b) which the Administrative Agent or the Required Banks shall reasonably determine is reasonably likely to
(i) have a materially adverse effect on the Transaction or on the business, operations, property, assets, liabilities, condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (ii) have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to them hereunder or under any other Credit Document.

            (b) On the Effective Date there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon, or materially delaying the consummation of the Recapitalization or the other transactions contemplated by the Documents.

            5A.08 Approvals. Other than as set forth on Schedule XII, on or prior to the Effective Date, all necessary governmental (domestic and foreign), regulatory and third party approvals and/or consents in connection with the Transaction and the other transactions contemplated by this Agreement and the other Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes, in the reasonable judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of such transactions. Any state anti-takeover law regulating the Recapitalization shall have been complied with or shall have been reasonably determined by the Administrative Agent and the Required Banks to be invalid or inapplicable to the Recapitalization.

            5A.09 Consummation of the Recapitalization. (a) Except for changes which are reasonably acceptable to the Administrative Agent and the Required Banks, the Recapitalization Agreement shall be in the form delivered to the Administrative Agent and the Banks prior to the Effective Date. The Recapitalization Documents (and the transactions contemplated thereby) shall have been duly approved by the boards of directors and, if required by applicable law, the stockholders of the parties thereto, and all Recapitalization Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. Each of the conditions precedent to the obligation of the parties to consummate the Recapitalization as set forth in the Recapitalization Agreement shall have been satisfied to the satisfaction of the Administrative Agent and the Required Banks, or waived with the consent of the Administrative Agent and the Required Banks and the Recapitalization shall have been consummated in accordance with the Recapitalization Documents (without giving effect to any amendment or modification of the Recapitalization Agreement or waiver with respect thereto unless consented to by the Administrative Agent and the Required Banks) and all applicable laws, rules and regulations.

            (b) On or prior to the Effective Date the aggregate amount of cash necessary to effectuate the Recapitalization shall have been reduced by approximately $2,600,000 in connection with the exercise price of outstanding options.

            5A.10 Consummation of the Equity Financing. On or prior to the Effective Date, (i) the Borrower shall have received at least $25,000,000 in common equity financing (the "Equity Financing"), (ii) as part of the Equity Financing, the Borrower shall have received net cash proceeds (the "Equity Financing Cash Proceeds") of at least $20,000,000 from the issuance of Common Stock to J.W. Childs, its affiliates and other investors reasonably satisfactory to the Administrative Agent (with (x) retained shares of Common Stock, (y) the value of retained options held by members of senior management of the Borrower and (z) shares of Common Stock purchased by members of management of the Borrower with the proceeds of up to $100,000 of loans made by the Borrower to such members of senior management representing the remainder of the Equity Financing), (ii) the Administrative Agent and the Banks shall have received copies of all agreements governing, or relating to, the Equity Financing (the "Equity Financing Documents") certified as true and correct by an Authorized Officer of the Borrower and such Equity Financing Documents shall be in full force and effect and (iii) all terms and conditions of the Equity Financing and the Equity Financing Documents shall be reasonably satisfactory to the Administrative Agent and the Required Banks. The Equity Financing shall have occurred in accordance with the terms and conditions of the Equity Financing Documents (without giving effect to any amendment, modification or waiver with respect thereto unless consented to by the Administrative Agent and the Required Bank) and all applicable law. The Borrower shall have utilized the Equity Financing Cash Proceeds to finance, in part, the Recapitalization as well as to pay fees and expenses in connection with the Transaction and the Administrative Agent and the Banks shall have received a certificate of an Authorized Officer of the Borrower to such effect setting forth in reasonable detail the uses of such proceeds.

            5A.11 Senior Notes. On or prior to the Effective Date, (i) the Borrower shall have issued the Senior Notes and shall have received gross cash proceeds therefrom in an aggregate amount of at least $100,000,000,
(ii) the Administrative Agent and the Banks shall have received copies of the Senior Notes Documents certified as true and correct by an Authorized Officer of the Borrower and (iii) the Senior Notes Documents shall be in full force and effect and the terms and conditions thereof (including, without limitation, subordination provisions, amortization, maturities, interest rates, covenants, defaults, securities, remedies, mandatory repayments and offers to purchase, sinking fund provisions) shall be reasonably satisfactory to the Administrative Agent and the Required Banks. The Borrower shall have utilized the net cash proceeds received from the issuance of the Senior Notes to make the payments described under the "Use of Proceeds" section of the offering memorandum relating to the Senior Notes. The issuance of the Senior Notes shall have occurred in accordance with the terms and conditions of the Senior Notes Documents (without giving effect to any amendment, modification or waiver with respect thereto unless consented to by the Administrative Agent and the Required Banks) and all applicable law.

            5A.12 Corporate, Capital, Ownership Structure. On the Effective Date (after giving effect to the Transaction) the corporate, capital and ownership structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued or to be issued by the Borrower on the Effective Date and all agreements and organizational documents related thereto) and management of the Borrower and its Subsidiaries shall be reasonably satisfactory to the Administrative Agent and the Required Banks.

            5A.13 Fees. On or prior to the Effective Date, the Borrower shall have paid to the Administrative Agent and the Banks all Fees and expenses (including, without limitation, reasonable fees and expenses of counsel and all expenses related to the equipment appraisals required pursuant to this Agreement) agreed upon by such parties to be paid on or prior to such date.

            5A.14 Subsidiary Guaranty. On the Effective Date, each Subsidiary Guarantor, if any, shall have duly authorized, executed and delivered a guaranty in the form of Exhibit G (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

            5A.15 Security Documents. (a) On the Effective Date, the Borrower and each Subsidiary Guarantor shall have (i) duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Pledge Agreement"), (ii) executed and delivered to the Collateral Agent all Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the pledge of all Pledged Securities and (iii) delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein and owned by such Credit Party on the Effective Date, endorsed in blank (in the case of promissory notes) or accompanied by executed and undated stock powers or other appropriate instruments of transfer (in the case of capital stock or other equity interests), and the Pledge Agreement shall be in full force and effect.

            (b) On the Effective Date, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit I (as modified, supplemented or amended from time to time in accordance with the terms hereof and thereof, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

            (i) executed Financing Statements (Form
      UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

            (ii) certified copies of Requests for
      Information or Copies (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name each Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i) above or in Section 5A.15(a)(ii) above, together with copies of such other financing statements that name any Credit Party as debtor (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

            (iii) evidence of the completion of (or
      evidence of the making of arrangements satisfactory to the Administrative Agent for the completion of) all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement (including, without limitation, filings and registrations with respect to copyrights, patents and trademarks); and

            (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken; and the Security Agreement shall be in full force and effect.

            5A.16 Mortgages. On the Effective Date, the Borrower will, and will cause each of its Subsidiaries to, deliver to the Collateral Agent (i) fully executed counterparts of deeds of trust, mortgages and similar documents in each case in form and substance satisfactory to the Collateral Agent (each a "Mortgage" and, collectively, the "Mortgages") covering all of the Mortgaged Properties, and counterparts of such Mortgages shall have been duly recorded in all places to the extent necessary or, in the judgment of the Collateral Agent, desirable, effectively to create a valid and enforceable first priority mortgage Lien, subject only to Permitted Encumbrances, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desirable under local law) for the benefit of the Banks, (ii) mortgage title insurance policies issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages in respect of the Mortgaged Properties are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties free and clear of all defects and encumbrances except Permitted Encumbrances, and such Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and shall include an endorsement for mechanic liens and for any other matter that the Collateral Agent in its discretion may reasonably request and (iii) such opinions of counsel as the Collateral Agent may reasonably request in connection with such Mortgages, which opinions of counsel shall be in form and substance satisfactory to the Collateral Agent.

            5A.17 Solvency. On the Effective Date, the Borrower shall have delivered to the Administrative Agent a solvency certificate in the form of Exhibit J, addressed to the Administrative Agent and each of the Banks and dated the Effective Date, from the chief executive officer or chief financial officer of the Borrower.

            5A.18 Insurance Coverage. On the Effective Date, the Administrative Agent shall have received (i) evidence of insurance in amount and scope reasonably satisfactory to the Administrative Agent and otherwise complying with the requirements of Section 7.03 for the business and properties of the Borrower and its Subsidiaries, (ii) and endorsements in form and substance satisfactory to the Administrative Agent and (iii) a summary of insurance coverage complying with the requirements of Section 7.03.

            5A.19 Refinancing. (a) On the Effective Date, and after giving effect to the Loans incurred on the Effective Date, the Refinancing, the Recapitalization and the other transactions contemplated by the Documents, neither the Borrower nor any of its Subsidiaries shall have any Indebtedness or preferred stock outstanding except for such Loans and the Existing Indebtedness. All of the Existing Indebtedness shall remain outstanding after the transactions contemplated by this Agreement and the other Documents without any defaults or events of default existing thereunder or arising as a result of the transactions contemplated by this Agreement and the other Documents. The amount, terms and conditions, and the documentation for all Existing Indebtedness, shall be reasonably satisfactory to the Administrative Agent and the Required Banks.

            (b) (i) On the Effective Date, the commitments under each Refinanced Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon (including, without limitation, any prepayment premium), all letters of credit issued thereunder shall have been terminated, and all other amounts owing pursuant to each Refinanced Agreement shall have been repaid in full, and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to the Administrative Agent that the matters set forth in this Section 5A.19 have been satisfied at such time.

            (ii) On the Effective Date, the creditors under each Refinanced Agreement shall have terminated and released all applicable Liens on the capital stock of, and assets owned by, the Borrower and its Subsidiaries.

            (c) The Administrative Agent shall have received copies of all documents executed in connection with the Refinancing and the release of the Liens pursuant thereto (the "Debt Termination Documents"), all of which shall be in form and substance satisfactory to the Administrative Agent.

            5A.20 No Default Under Material Agreements. On the Effective Date and after giving effect to the transactions contemplated by the Documents, there shall be no conflict with, or default under, any material agreement of the Borrower and its Subsidiaries (including, without limitation, the Senior Notes Indenture and the other Senior Notes Documents). For purposes of this Section 5A.20, "material agreement" shall refer to each material contract involving annual revenues in excess of $1,000,000 and each material license of the Borrower.

            5A.21 Projections. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent detailed projected financial statements of the Borrower certified by the chief financial officer of the Borrower for the period from January 1, 1998 to December 31, 2003 (the "Projections"), which Projections (x) shall reflect the forecasted income statements, balance sheets and cash flow (including all relevant assumptions in connection therewith) of the Borrower after giving affect to the Transaction and the related financing thereof and the other transactions contemplated hereby and (y) shall be reasonably satisfactory in form and substance to the Administrative Agent.

            5A.22 Equipment Appraisal. On or prior to Effective Date, the Administrative Agent and the each Bank shall have received, and the Administrative Agent and the Required Banks shall be satisfied with the form, substance and results of, a current complete appraisal analysis of the rental equipment of the Borrower and its Subsidiaries conducted by Daley-Hodkin Appraisal Corporation on a valuation basis acceptable to the Administrative Agent (the "Appraisal Analysis"). The Appraisal Analysis shall support unutilized availability on the Effective Date which is satisfactory to the Administrative Agent.

            5A.23 Initial Borrowing Base Certificate. On or prior to the Effective Date, the Borrower shall have delivered to the Administrative Agent and to each Bank its initial Borrowing Base Certificate meeting the requirements of Section 7.01(h).

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Banks that all of the applicable conditions specified above exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 5A, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent.

            SECTION 5B. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Effective Date) and the obligation of each Issuing Bank to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

            5B.01  Effective Date. The Effective Date shall have occurred.

            5B.02 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such dates, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties will be true and correct in all material respects as of such earlier date.

            5B.03 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Bank shall have received the notice required by Section 1.03(b)(i).

            (b) Prior to the issuance of each Letter of Credit, the respective Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

            SECTION 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks, in each case after giving effect to the Transaction and any other transactions contemplated by the Documents, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance and/or participation in Letters of Credit (with the making of each Credit Event thereafter being deemed to constitute a representation and warranty that the matters specified in this
Section 6 are true and correct in all material respects on and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representation and warranty shall be true and correct in all material respects as of such specific date):

            6.01 Corporate Status. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

            6.02 Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality,
(ii) other than as set forth on Schedule XII, will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

            6.04 Litigation. There are no actions, suits or proceedings pending or threatened with respect to the Borrower or any of its Subsidiaries (i) that are likely to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (ii) that could reasonably be expected to have a material adverse effect on (a) the rights or remedies of the Banks or on the ability of any Credit Party to perform its obligations to them hereunder and/or under the other Credit Documents to which it is a party or (b) the ability to consummate the Transaction.

            6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Revolving Loans and the proceeds of all Swingline Loans shall be utilized (i) on the Effective Date to effect the Refinancing, provided that no more than $3,000,000 of such proceeds shall be utilized on such date to repay indebtedness incurred after September 30, 1997 and prior to the Effective Date, (ii) on the Effective Date to pay fees and expenses relating to the Transaction, (iii) to make up to $3,300,000 of severance and pension related payments in connection with the Recapitalization and
(iv) for the ongoing general corporate, working capital and equipment purchase requirements of the Borrower and its Subsidiaries. Notwithstanding anything to the contrary, no more than $9,000,000 of proceeds of Revolving Loans and/or Swingline Loans shall be utilized for any purpose on the Effective Date.

            (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, nor the occurrence of any other Credit Event, nor the incurrence of any other Indebtedness will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. At no time shall the value (as determined in accordance with Regulation U) of Margin Stock owned by the Borrower and its Subsidiaries exceed 25% of the value (as determined in accordance with Section 221.2(g)(2) of Regulation
U) of the assets of the Borrower and its Subsidiaries taken as a whole.

            6.06 Requisite Approvals. Except for filings and recordings in connection with the Security Documents that have been or will be made, and other than as set forth on Schedule XII, no material order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by (other than those that have otherwise been obtained or made on or prior to the Effective Date and which remain in full force and effect on the Effective Date), any foreign or domestic governmental or public body or authority, or any subdivision thereof, or any third Person, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

            6.07 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            6.08 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            6.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Bank will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower which would be reasonably likely to have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished in writing to the Banks for use in connection with the transactions contemplated hereby.

            6.10 Financial Condition; Financial Statements. (a) On and as of the Effective Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith,
(x) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries taken as a whole will exceed its debts, (y) the Borrower and its Subsidiaries taken as a whole will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower and its Subsidiaries taken as a whole will not have unreasonably small capital with which to conduct its business. For purposes of this Section 6.10 (a), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (b) (i) The consolidated balance sheet of the Borrower as of December 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower for the fiscal year ended as of said date, which has been audited by Coopers & Lybrand L.L.P., independent certified public accountants, who delivered an unqualified audit opinion in respect therewith, (ii) the unaudited draft consolidated balance sheet of the Borrower as of September 30, 1997 and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower for the fiscal year ended as of said date and (iii) the pro forma balance sheet of the Borrower as of September 30, 1997, copies of which have heretofore been furnished to each Bank, present fairly the financial position of the Borrower as of the dates of said statements and the results for the periods covered thereby (or, in the case of the aforesaid pro forma balance sheet, presents a good faith estimate of the pro forma financial condition of the Borrower (after giving effect to the Transaction and the related financing thereof) at the date thereof) in accordance with GAAP (except, in the case of the aforesaid pro forma balance sheet, to the extent provided therein), except to the extent provided in the notes to said financial statements and, in the case of the aforesaid pro forma balance sheet, subject to normal year end adjustments. All such financial statements (other than the aforesaid pro forma balance sheet) have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

            (c) Since September 30, 1997, and after giving effect to the Transaction and any other transactions contemplated by the Documents, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

            (d) The Projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made. On the Effective Date, the Borrower believed that the Projections were reasonable.

            (e) Except as reflected in the financial statements and the notes thereto described in Section 6.10(b), there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Effective Date neither the Borrower or any of its Subsidiaries knows of any basis for the assertion against the Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed (x) in the financial statements described in Section 6.10(b) or (y) in the schedules to the Recapitalization Agreement and/or this Agreement which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

            6.11 Security Interests. On and after the Effective Date, each of the Security Documents create, as security for the Obligations purported to be secured thereby, a valid and enforceable (and, upon the filing of the Form UCC-1 Financing Statements delivered pursuant to Section 5A.15(b)(i), perfected) security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except (x) to the extent expressly set forth in the Security Documents, (y) that the Collateral may be subject to the security interests evidenced by Permitted Liens relating thereto and (z) that the Mortgaged Properties also may be subject to Permitted Encumbrances relating thereto), in favor of the Collateral Agent for the benefit of the Secured Creditors. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the execution and delivery thereof (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date of the execution and delivery thereof).

            6.12 Representations and Warranties in the Documents. All representations and warranties of the Credit Parties and, to the best knowledge of the Borrower, of all other Persons party thereto, set forth in the Credit Documents, the Recapitalization Agreement and the Senior Notes Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Effective Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            6.13 Consummation of Transaction. As of the Effective Date, the Transaction shall have been consummated in accordance with the terms and conditions of the Transaction Documents and all applicable laws. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Transaction. As of the Effective Date, there does not exist any judgment, order, or injunction prohibiting the consummation of the Transaction, or the making of the Loans or the issuance of Letters of Credit or the performance by any Credit Party of its respective obligations under the Documents.

            6.14 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid, or properly accrued in accordance with GAAP, all material taxes and assessments payable by it which have become due, other than those not yet delinquent and those contested in good faith and for which adequate reserves have been established in accordance with GAAP. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that could cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

            6.15 Compliance with ERISA. (a) Schedule III sets forth a list of each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code, has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; to the best knowledge of the Borrower, no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to
Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower, nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or, to the best knowledge of the Borrower, expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the best knowledge of the Borrower, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code except to the extent that any failure to so comply would not result in a material liability to the Borrower or any subsidiary of the Borrower or any ERISA Affiliate; no material lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or, to the best knowledge of the Borrower, is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

            (b)  No Plan is a Foreign Pension Plan.

            6.16 Subsidiaries; Subsidiary Restrictions. (a) Schedule IV lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Effective Date.

            (b) There are no restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Borrower to the Borrower, other than prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law, (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (iv) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement and
(v) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Permitted Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Permitted Liens.

            6.17 Patents, etc. The Borrower and each of its Subsidiaries have obtained all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from material restrictions, that are necessary for the operation of their businesses taken as a whole as presently conducted.

            6.18 Pollution and Other Regulations. (A) (a) Each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply is likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above,
(b) all licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, as conducted as of the Effective Date, under any Environmental Law have been secured or applied for and each of the Borrower and each of its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply with is not likely to have a Material Adverse Effect, (c) neither the Borrower nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree relating to Environmental Law to which the Borrower or such Subsidiary is a party and which would affect the ability of the Borrower or such Subsidiary to conduct its business, and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not likely, in the aggregate, to have a Material Adverse Effect, (d) there are as of the Effective Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, which (a) question the validity, term or entitlement of the Borrower or any of its Subsidiaries for any permit, license, order or registration required for the operation of any facility which the Borrower or any of its Subsidiaries currently operates or (b) wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect, (e) there are no facts, circumstances, conditions or occurrences regarding the business or operations of the Borrower or any of its Subsidiaries, or any Real Property at any time owned or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any property adjacent to any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower, any of its Subsidiaries or any currently owned or operated Real Property of the Borrower or any of its Subsidiaries, or (ii) (a) to cause any such Real Property currently owned or operated to be subject to any restrictions on the occupancy or use of such Real Property under any Environmental Law or (b) to cause any such owned Real Property to be subject to any restrictions on the ownership or transferability of such owned Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

            (B) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property at any time owned or operated by the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

            6.19 Properties. The Borrower and each of its Subsidiaries have good title to all material properties owned by them, free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet referred to in Section 6.10(b) or in the notes thereto or (ii) Permitted Liens. Schedule V contains a true and complete list of each Real Property owned or leased by the Borrower or any of its Subsidiaries on the Effective Date and the type of interest therein held by the Borrower or the respective Subsidiary.

            6.20 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any Subsidiary of the Borrower or to the Borrower's knowledge, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any Subsidiary of the Borrower or, to the Borrower's knowledge, threatened against any of them, (ii) no strike, labor dispute, work slowdown or stoppage pending against the Borrower or any Subsidiary of the Borrower or, to the Borrower's knowledge, threatened against any of them and (iii) no union representation petition existing with respect to the employees of the Borrower or any Subsidiary of the Borrower and no union organizing activities are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

            6.21 Existing Indebtedness. Schedule VI sets forth a true and complete list of all Indebtedness of the Borrower and each of its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower (or issuer) and any other entity which directly or indirectly guaranteed such debt.

            6.22 Capitalization. On the Effective Date and after giving effect to the Transaction and the other transactions contemplated by the Documents, the authorized capital stock of the Borrower shall consist of
(i) 25,000,000 shares of Common Stock, of which 15,624,464.406 shares shall be issued and outstanding, (ii) 100,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of which no shares shall be issued and outstanding and (iii) 4,900,000 shares of undesignated preferred stock, par value $.01 per share, of which no shares shall be issued and outstanding.. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. Except for such shares of Common Stock and any employee stock options issued pursuant to the Borrower's employee stock option plan which are exercisable solely for the future issuance of Common Stock to the holders thereof, there are no shares of capital stock or other equity securities of the Borrower outstanding, including, without limitation, securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            6.23 Senior Notes. As of the Effective Date, the Senior Notes have been duly authorized, issued and delivered in accordance with applicable law and the offering memorandum relating thereto, and such offering memorandum, as of the date of its issue, does not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

            SECTION 7. Affirmative Covenants. The Borrower covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Revolving Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

            7.01 Information Covenants. The Borrower will furnish to each
Bank:

            (a) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year and in each case examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default pursuant to Section 8.05, 8.10, 8.11 or 8.12 which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

            (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case setting forth comparative consolidated figures for the related periods in the prior fiscal year, and comparative budgeted figures for such quarterly accounting period, all of which shall be certified by the chief financial officer or controller of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

            (c) Monthly Reports. As soon as practicable, and in any event within 30 days after the end of each monthly accounting period of each fiscal year of the Borrower (other than the last monthly accounting period in each fiscal quarter and fiscal year of the Borrower), monthly reports in a form reasonably satisfactory to the Administrative Agent, which shall include the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such monthly accounting period, and the related consolidated statements of income and cash flows for such monthly accounting period, setting forth comparative figures for the corresponding monthly accounting period of the previous year and comparative budgeted figures for such monthly accounting period.

            (d) Budgets; etc. Not more than 30 days after the commencement of each fiscal year of the Borrower, a budget of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months of such fiscal year. In addition, the Borrower will furnish to each Bank, together with each delivery of consolidated financial statements pursuant to Sections 7.01(a), (b) and (c), a comparison of the current year to date financial results against the budgets required to be submitted pursuant to this clause (d).

            (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(a), (b) and (c), a certificate of the chief financial officer, controller or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate, in the case of a certificate delivered together with financial statements delivered pursuant to (x) Sections 7.01(a) and (b), shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 8.04, 8.05, 8.10, 8.11 and 8.12 as at the end of such fiscal quarter or year, as the case may be and (y) Section 7.01(b), shall set forth the calculation of the Leverage Ratio, together with the calculations required to establish such ratio.

            (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto or (y) the commencement of or any significant development in any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or is likely to have a material adverse effect on the ability of the Borrower or any other Credit Party to perform its obligations hereunder or under any other Credit Document.

            (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each final report or "management letter" submitted to the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Borrower.

            (h) Borrowing Base Certificates. (i) On or prior to the Effective Date and (ii) thereafter, not later than 12:00 Noon (New York time) on the fifteenth Business Day after each fiscal month-end, a borrowing base certificate of the Borrower in the form of Exhibit K (each a "Borrowing Base Certificate") with respect to the Eligible Receivables and Eligible Equipment of the Borrower which shall be executed and certified by the chief financial officer of the Borrower and shall set forth the Borrowing Base as of (x) in the case of clause (i), the Effective Date (after giving effect to the Transaction) and (y) in the case of clause (ii), the last day of the immediately preceding fiscal month.

            (i) Environmental Matters. Promptly after obtaining knowledge of any of the following, written notice of:

                  (i) any pending or threatened Environmental Claim against
            he Borrower or any of its Subsidiaries or any Real Property owned, operated or leased by the Borrower or any of its Subsidiaries which, if successful, could reasonably be expected to have a Material Adverse Effect;

                  (ii) any condition or occurrence that (x) results in
            material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law, or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, operated or leased by the Borrower or any of its Subsidiaries with respect to, in the case of both clauses (x) and (y) above, (A) any Mortgaged Property or (B) to the extent such noncompliance or Environmental Claim is material to the Borrower or to any other Credit Party, any other Real Property;

                  (iii) any condition or occurrence on any Real Property
            owned, operated or leased by the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law in the event such restrictions apply with respect to a Mortgaged Property or, to the extent such restrictions are material to the Borrower or any other Credit Party, with respect to any other Real Property; and

                  (iv) the taking of any material removal or remedial
            action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, operated or leased by the Borrower or any of its Subsidiaries.

      All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto. In addition, the Borrower agrees to provide the Banks with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Administrative Agent or the Required Banks.

            (j) Senior Notes. Promptly after the same are sent, copies of all financial statements and reports which the Borrower or any of its Subsidiaries sends to holders of the Senior Notes (to the extent not otherwise delivered to the Banks pursuant to this Section 7.01) and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Borrower of any of its Subsidiaries may make to, or file with, the SEC.

            (k) Appraisal Updates Promptly, upon the request of the Administrative Agent, which request shall be made in the commercially reasonable judgment of the Administrative Agent (but unless provided herein, no more frequently than annually), an update (an "Appraisal Update") on a desk top basis of the Appraisal Analysis, which update shall be conducted by a third party acceptable to the Borrower and the Administrative Agent and on a valuation basis reasonably acceptable to the Administrative Agent, provided that, if (i) a Default or Event of Default has occurred and is continuing or (ii) the Administrative Agent has determined in its reasonable discretion that there may have been a materially negative change, since the later of (x) the date of the Appraisal Analysis and (y) the date of the most recent Appraisal Update conducted on a physical inspection basis, in the orderly liquidation value or quality of the Rental Equipment of the Borrower and the Subsidiary Guarantors, the Administrative Agent shall be permitted, at any time, to request an update on a desktop basis and/or an update on a physical inspection basis of the Appraisal Analysis, which update(s), in each case, shall be conducted by a third party acceptable to the Borrower and the Administrative Agent and on a valuation basis which is (A) reasonably acceptable to the Administrative Agent and (B) not less favorable to the Borrower than the valuation basis upon which the Appraisal Analysis delivered pursuant to Section 5A.22 was conducted.

            (l) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

            7.02 Books, Records and Inspections; Bank Meetings. (a) The Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of the Borrower, (x) officers and designated representatives of the Administrative Agent or the Required Banks to visit and inspect during regular business hours any of the properties or assets of the Borrower or any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower or any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower or of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Banks may desire and (y) not more than once per year (and at any time during the occurrence of a Default or an Event of Default) the Administrative Agent, or a third party designated by the Administrative Agent, to conduct, at the Borrower's expense, an audit of the accounts receivable of the Borrower and its Subsidiaries at such times as the Administrative Agent shall reasonably require.

            (b) At the request of the Administrative Agent, the Borrower shall within 120 days after the close of each fiscal year of the Borrower hold a meeting at a time and place selected by the Borrower and acceptable to the Administrative Agent with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

            7.03 Maintenance of Insurance. Schedule VII sets forth a true and complete listing of all insurance maintained by the Borrower and each of its Subsidiaries as of the Effective Date. At any time that insurance at such levels and covering such risks and liabilities described in Schedule VII is not being maintained by the Borrower and its Subsidiaries, the Borrower will notify the Administrative Agent and each of the Banks in writing thereof and, if thereafter notified by the Administrative Agent to do so, the Borrower will, and will cause each of its Subsidiaries to, obtain insurance at levels and covering such risks and liabilities at least equal to those set forth on Schedule VII to the extent then generally available, or otherwise as are acceptable to the Administrative Agent. The Borrower will, and will cause each of its Subsidiaries to, furnish on the Effective Date and annually thereafter to the Administrative Agent, upon its request, a summary of the insurance carried together with certificates of insurance and other evidence of such insurance naming (x) the Collateral Agent, for the benefit of each Bank, as loss payee with respect to all casualty coverages and containing other customary loss payable provisions and (y) the Collateral Agent for the benefit of each Bank, as additional insured for all general liability coverages.

            7.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien not otherwise permitted pursuant to Section 8.03(a) or charge upon any properties of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

            7.05 Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority, provided that any transaction permitted by Section
8.02 will not constitute a breach of this Section 7.05.

            7.06 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes (including, without limitation, all applicable Environmental Laws), regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except for such non-compliances which, individually or in the aggregate, would not have a Material Adverse Effect or would not have a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is party.

            7.07 ERISA. As soon as possible and, in any event, within 10 Business Days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62,
 .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is, to the best knowledge of the Borrower, reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA, with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made except to the extent that any failure to make timely contributions would not be reasonably expected to result in a material liability to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may reasonably be expected to or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or, to the best knowledge of the Borrower, may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l)
of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may reasonably be expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. The Borrower will deliver to each of the Banks, upon request, a complete copy of the most recent annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to a Plan shall be delivered to the Banks no later than 10 Business Days after the date such report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

            7.08 Maintenance of Properties; Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

            7.09 Compliance with Environmental Laws. (a) The Borrower and each of its Subsidiaries: (i) will comply in all material respects, and will cause each of its Subsidiaries to comply in all material respects, with all Environmental Laws applicable to the operation of their business and the ownership of use of any Real Property; (ii) will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred in such compliance; (iii) will keep or cause to be kept all Real Properties owned, operated or leased by the Borrower or any of its Subsidiaries free and clear of any material Liens imposed pursuant to such Environmental Laws; and (iv) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except in compliance with applicable law. If the Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property, causes or permits any intentional or unintentional act or omission resulting in the material presence or release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Borrower agrees to undertake, and/or to cause any of its Subsidiaries to undertake, and/or to use its best efforts to cause any such tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property provided that neither the Borrower nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

            (b) At the written request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default relating to
(x) the failure of any representation, warranty or statement contained in
Section 6.18 to be true and correct or (y) any violation of this Section
7.09 or any event for which the Borrower is required to give the Administrative Agent notice under Section 7.01(i), the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property the subject of such notice, prepared by an environmental consulting firm approved by the Administrative Agent indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same 45 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent and its agents access to such Real Property and specifically grants the Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

            7.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting and tax purposes, cause (i) each of its, and each of its Subsidiaries' fiscal years to end on December 31 of each year and
(ii) each of its, and each of its Subsidiaries' fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

            7.11 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 6.05.

            7.12 Additional Security; Further Assurances. (a) The Borrower will, and will cause each of its Subsidiaries to, grant to the Collateral Agent security interests and mortgages (each an "Additional Mortgage") in such owned Real Property of the Borrower and its Subsidiaries acquired after the Effective Date as may be requested from time to time by the Administrative Agent. Such Additional Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 8.03. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full by the Borrower.

            (b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, continuations, amendments, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure themselves that this Section 7.12 has been complied with.

            (c) The Borrower agrees that each action required by clauses
(a) and (b) above in this Section 7.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent, provided that in no event shall the Borrower be required to take any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents from third parties with respect to its compliance with such clauses (a) and (b).

            (d) In the event that the Administrative Agent or the Required Banks at any time after the Effective Date determine in its or their good faith discretion that real estate appraisals satisfying the requirements of FIRREA (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with the Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Administrative Agent or the Required Banks, as the case may be, such Required Appraisal shall be delivered, at the expense of the Borrower, to the Administrative Agent which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

            7.13 Foreign Subsidiary Guaranty, etc. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrower, with respect to any Foreign Subsidiary of the Borrower which has not already had 100% of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, in any such case could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for federal income tax purposes or (II) other material adverse federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock owned by any Credit Party and not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver (x) the Subsidiary Guaranty (or another guaranty in substantially similar form if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Agreement,
(y) the Pledge Agreement (or another pledge agreement in substantially similar form if needed) securing such Foreign Subsidiary's obligations under the Subsidiary Guaranty and (z) the Security Agreement (or another security agreement in substantially similar form if needed) securing such Foreign Subsidiary's obligations under the Subsidiary Guaranty, in each case to the extent that the entering into the Subsidiary Guaranty and Pledge Agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.13 to be in form and substance reasonably satisfactory to the Administrative Agent.

            7.14 Post-Closing Mortgage Obligation. In the event that the Borrower shall not have sold or otherwise disposed of its Real Property located at 2438 27th Avenue South, Minneapolis, Minnesota on or prior to the 180th day following the Effective Date, the Borrower shall, upon the request of the Administrative Agent, grant to the Collateral Agent a mortgage in such Real Property in accordance with the requirements of
Section 7.12 (as such requirements would apply to an Additional Mortgage of Real Property acquired after the Effective Date).


            SECTION 8. Negative Covenants. The Borrower covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

            8.01 Changes in Business. The Borrower will not, and will not permit any of its Subsidiaries to, materially alter the character of the business of the Borrower and its Subsidiaries from that conducted on the Effective Date (after giving effect to the consummation of the Transaction) or conduct such business in a manner which is not consistent with past practice.

            8.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets (including, without limitation, capital stock or other securities of, or equity interests in, another Person), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than leases, purchases or other acquisitions of materials and equipment in the ordinary course of business), or agree to do any of the foregoing at any future time, except that the following shall be permitted:

            (a) any Wholly-Owned Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or a Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Borrower (so long as the Borrower or such Subsidiary Guarantor, as the case may be, is the surviving corporation), or all or any part of the business, properties or assets of any Wholly-Owned Subsidiary of the Borrower may be conveyed, leased, sold or transferred to the Borrower or any Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Borrower;

            (b) Capital Expenditures to the extent within the limitations set forth in Section 8.05;

            (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 8.06;

            (d) the Borrower and its Subsidiaries may lease (as lessee) and license real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 8.04(c));

            (e) so long as there exists no Default under Section 9.01 or
      9.05 or Event of Default (both before and after giving effect to such disposition), the Borrower and its Subsidiaries may effect sales, transfers or other dispositions of equipment of the Borrower and its Subsidiaries in the ordinary course of business;

            (f) other sales or dispositions of assets, provided that (x) the aggregate Net Sale Proceeds received from all such sales and dispositions shall not exceed $1,000,000 in any fiscal year of the Borrower and (y) each such sale shall be in an amount at least equal to the fair market value thereof (as determined in good faith by the Borrower) and for proceeds consisting solely of not less than (A) 75% cash and (B) seller indebtedness evidenced by promissory notes, which promissory notes shall be pledged and delivered to the Collateral Agent pursuant to the Pledge Agreement; provided further, that the sale or disposition of the capital stock of (i) any Subsidiary Guarantor shall be prohibited and (ii) any other Subsidiary of the Borrower shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary owned by the Borrower and its Subsidiaries;

            (g) any Subsidiary of the Borrower (including any Subsidiary Guarantor so long as the assets of such Subsidiary Guarantor are transferred pursuant to Section 8.02(i)) may be liquidated into the Borrower or a Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Borrower;

            (h)  the  Borrower  and  each  of  its   Subsidiaries   may  lease
      equipment in the ordinary course of business;

            (i) any Subsidiary of the Borrower may transfer assets to the Borrower or to a Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Borrower so long as the security interests granted to the Collateral Agent pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

            (j) the Borrower and its Subsidiaries may consummate sale-leaseback transactions so long as (i) no Default pursuant to
      Section 9.01 or 9.05 or Event of Default then exists or would result therefrom, (ii) each such sale-leaseback transaction is an arms-length transaction, (iii) the aggregate consideration received by the Borrower and its Subsidiaries in connection with all such sale-leaseback transactions does not exceed $2,500,000 in any fiscal year of the Borrower and (iv) such sale-leaseback transaction is permitted under the terms of the Senior Notes Indenture; and

            (k) the Borrower and its Subsidiaries may enter into joint marketing arrangements with suppliers (including joint ventures resulting therefrom).

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral (unless sold to the Borrower or a Subsidiary of the Borrower) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            8.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of (other than with respect to Permitted Liens) any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.03 shall not prevent the creation, incurrence, assumption or existence of the following (with such Liens described below being herein referred to as "Permitted Liens"):

            (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

            (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

            (c) Liens created by or pursuant to this Agreement and the other Credit Documents;

            (d) Liens existing on the Effective Date to the extent listed, and the property subject thereto described, on Schedule VIII without giving effect to any subsequent extensions or renewals thereof;

            (e) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 9.09, so long as no cash or property (other than proceeds of insurance payable by reason of such judgments, decrees or attachments) is deposited or delivered to secure any respective judgment or award, or any appeal bond in respect thereof, the fair market value of which exceeds $1,000,000;

            (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

            (g) licenses, leases or subleases granted to other Persons not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

            (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (i) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

            (j) purchase money Liens securing payables arising from the purchase by the Borrower or any of its Subsidiaries of any equipment or goods in the normal course of business, provided that such payables shall not constitute Indebtedness;

            (k) any interest or title of a lessor under any lease permitted by this Agreement;

            (l) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capital Leases to the extent such Capitalized Lease Obligations are permitted by Section 8.04(c), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligations and (y) the Liens encumbering the assets giving rise to such Capital Leases do not encumber any other assets of the Borrower or any Subsidiary of the Borrower;

            (m) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) such Indebtedness is permitted by Section 8.04(c) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

            (n)  Permitted Encumbrances;

            (o) so long as the Indebtedness secured by such Liens is permitted under Section 8.04, Liens on the assets of a Subsidiary of the Borrower if such Liens existed at the time such Subsidiary was first acquired by the Borrower; and

            (p) Liens securing Indebtedness not in excess of $500,000 at any time outstanding.

            8.04 Indebtedness. The Borrower
will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

             (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (b) Indebtedness owing by (i) any Subsidiary Guarantor to another Subsidiary Guarantor or to the Borrower, (ii) any Subsidiary of the Borrower that is not a Subsidiary Guarantor to another Subsidiary of the Borrower that is not a Subsidiary Guarantor and
      (iii) the Borrower to any Subsidiary Guarantor;

            (c) Capitalized Lease Obligations of the Borrower and its Subsidiaries incurred by the Borrower or any of its Subsidiaries (including any Capitalized Lease Obligations incurred in connection with any joint marketing arrangements with suppliers which are permitted pursuant to Section 8.02(k)) after the Effective Date and Indebtedness incurred pursuant to purchase money mortgages permitted by Sections 8.03(l) and (m), provided that the aggregate amount of Indebtedness incurred pursuant to this clause (c) shall not exceed $10,000,000 at any time outstanding;

            (d) Existing Indebtedness without giving effect to any subsequent extension, renewal or refinancing thereof;

            (e) Indebtedness under Interest Rate Agreements relating to Indebtedness otherwise permitted under this Section 8.04;

            (f) Contingent Obligations of the Borrower or any Subsidiary Guarantor with respect to Indebtedness and lease obligations of the Borrower or any Subsidiary Guarantor otherwise permitted under this Agreement;

            (g) Indebtedness of the Borrower under the Senior Notes in an aggregate principal amount of $100,000,000 without giving effect to any subsequent extensions, renewals, or refinancings thereof;

            (h) up to $5,000,000 of Indebtedness of the Borrower outstanding at any time under subordinated notes issued to Management Holders pursuant to Section 2.3(f) of the Stockholders Agreement as in effect on the date of this Agreement; and

            (i) Additional Indebtedness of the Borrower and its Subsidiaries not to exceed an aggregate outstanding principal amount of $2,500,000 at any time.

 No provisions of the foregoing shall permit any Subsidiary of the Borrower to guaranty amounts owing in connection with the Senior Notes.

            8.05 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make Capital Expenditures, provided that the Borrower and its Subsidiaries may make Capital Expenditures during each fiscal period set forth below (taken as one accounting period) so long as the aggregate amount of Capital Expenditures made under this section 8.05(a) does not exceed for any period set forth below the amount set forth opposite such period:

            Period                                   Amount

            Effective Date through December 31, 1998     $23,000,000
            Fiscal Year ending December 31, 1999         $25,500,000
            Fiscal Year ending December 31, 2000         $24,500,000
            Fiscal Year ending December 31, 2001         $28,500,000
            Fiscal Year ending December 31, 2002         $33,000,000
            January 1, 2003 through the Maturity Date   $  6,500,000

            (b) In the event that the maximum amount which is permitted to be expended in respect of Capital Expenditures during any fiscal period set forth in Section 8.05(a) (without giving effect to this clause (b)) is not fully expended during such fiscal period, the maximum amount which may be expended during the immediately succeeding fiscal period set forth in
Section 8.05(a) shall be increased by such unutilized amount (the "Carryover Amount"), provided that such increase shall not exceed $4,000,000 in any such fiscal period, provided further that any such Carryover Amount, if not utilized in such immediately succeeding fiscal period shall not be carried forward to subsequent fiscal periods (it being understood that during each fiscal period set forth in Section 8.05(a) the Capital Expenditures made or incurred shall be applied first to the Capital Expenditure limit set forth for such fiscal period in Section 8.05(a) and thereafter to the Carryover Amount from the prior fiscal period.

            8.06 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold cash or Cash Equivalents (each of the foregoing, an "Investment" and, collectively, the "Investments") except:

            (a) the Borrower and its Subsidiaries may hold the Investments held by them on the Effective Date and described on Schedule IX, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 8.06;

            (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (c) the intercompany Indebtedness described in Section 8.04(b) shall be permitted;

            (d) loans and advances in the ordinary course of business to employees (including, without limitation, loans to officers of the Borrower in connection with the purchase or retention of shares of Common Stock by such officers in connection with the Recapitalization) in an aggregate principal amount not to exceed $500,000 (determined without regard to any write-downs or write-offs of such loans and advances) at any time outstanding shall be permitted;

            (e) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (f) Interest Rate Agreements permitted by Section 8.04(e) shall be permitted;

            (g) the Borrower may hold any promissory notes acquired in accordance with Section 8.02(f);

            (h) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

            (i) the Borrower may make investments in its Wholly-Owned Subsidiaries that are Subsidiary Guarantors and such Subsidiary Guarantors may make investments in their respective Wholly-Owned Subsidiaries which are Subsidiary Guarantors; and

            (j) the Borrower and its Subsidiaries may make additional Investments in an aggregate amount not to exceed $2,000,000.

            8.07 Prepayments of Indebtedness, etc. The Borrower will not, and will not permit any of its Subsidiaries to, (x) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange or refinancing of the Senior Notes or any Existing Indebtedness, (y) amend, modify or change the Senior Notes Documents or any Existing Indebtedness Agreement (other than in a manner which is neither material nor reasonably likely to be in any way adverse to the interests of the Banks) or (z) amend, modify or change in any manner materially adverse to the interests of the Banks, the Certificate or Articles of Incorporation (including, without limitation, by the filing of any additional certificate of designation) or By-Laws of the Borrower or any of its Subsidiaries, the terms of any of its capital stock or any agreement entered into by the Borrower with respect to its capital stock, or enter into any new agreement in any manner materially adverse to the interests of the Banks with respect to the capital stock of the Borrower.

            8.08 Dividends, etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation or similar rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation or similar rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

            (i) any Subsidiary of the Borrower may pay cash dividends to the Borrower or to a Wholly-Owned Subsidiary of the Borrower which is a Subsidiary Guarantor;

            (ii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (x) the Borrower may repurchase shares of Common Stock from Management Holders so long as the sole consideration paid by the Borrower and its Subsidiaries in connection with such repurchases is the issuance of the subordinated notes described in Section 8.04(h) and (y) the Borrower may pay interest on such subordinated notes, provided that the sum of all such interest payments under this clause (ii) together with the amount of all repurchases permitted under clause (iii) below, shall not exceed $500,000 in any given year; and

            (iii) so long as no Default pursuant to Section 9.01 or 9.05 or Event of Default has occurred and is continuing or would result therefrom, the Borrower may redeem or repurchase for cash, at fair value, the capital stock of the Borrower (or options to purchase capital stock) from any employee of the Borrower upon the death, disability, retirement or other termination of such employee, provided, that all such repurchases under this clause (iii) together with all interest payments under clause (ii) above, shall not exceed $500,000 in any given year.

            (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary of the Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower, (c) transfer any of its properties or assets to the Borrower or any other Subsidiary of the Borrower or (B) the ability of the Borrower or any other Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of:

            (i)   this Agreement and the other Credit Documents;

            (ii)  the Senior Notes Documents;

            (iii) applicable law;

            (iv) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices;

            (v) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; and

            (vi) Liens permitted under Section 8.03 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

            8.09 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions after the Effective Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided, that the foregoing restrictions shall not apply to (i) advances to officers or employees of the Borrower and its Subsidiaries to the extent permitted by Section 8.06(d), (ii) Dividends permitted under Section 8.08,
(iii) transactions between the Borrower and its Subsidiaries to the extent otherwise expressly permitted under this Agreement, (iv) employment arrangements (including arrangements made with respect to bonuses) entered into in the ordinary course of business with members of the Board of Directors and officers of the Borrower and of its Subsidiaries, (v) the Stockholders Agreement as in effect on the Effective Date and (vi) so long as no Default or Event of Default has occurred or is continuing or would result therefrom, the payment of management fees to Childs and/or its Affiliates in an aggregate amount not to exceed $240,000 in any fiscal year of the Borrower plus the reimbursement of reasonable out-of-pocket fees and expenses.

            8.10 Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth opposite such date:

            Date                          Ratio

            June 30, 1998                  2.00:1.00
            September 30, 1998             2.00:1.00
            December  31, 1998             2.00:1.00
            March 31, 1999                 2.05:1.00
            June 30, 1999                  2.05:1.00
            September 30, 1999             2.05:1.00
            December 31, 1999              2.10:1.00
            March 31, 2000                 2.10:1.00
            June 30, 2000                  2.15:1.00
            September 30, 2000             2.15:1.00
            December 31, 2000              2.15:1.00
            March 31, 2001                 2.20:1.00
            June 30, 2001                  2.25:1.00
            September 30, 2001             2.25:1.00
            December 31, 2001              2.30:1.00
            March 31, 2002                 2.35:1.00
            June  30, 2002                 2.35:1.00
            September 30, 2002             2.40:1.00
            December 31, 2002              2.40:1.00

            8.11 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth opposite date:

            Date                          Ratio

            June 30, 1998                  1.15:1.00
            September 30, 1998             1.15:1.00
            December  31, 1998             1.15:1.00
            March 31, 1999                 1.15:1.00
            June 30, 1999                  1.15:1.00
            September 30, 1999             1.15:1.00
            December 31, 1999              1.15:1.00
            March 31, 2000                 1.20:1.00
            June 30, 2000                  1.20:1.00
            September 30, 2000             1.30:1.00
            December 31, 2000              1.30:1.00
            March 31, 2001                 1.35:1.00
            June 30, 2001                  1.35:1.00
            September 30, 2001             1.35:1.00
            December 31, 2001              1.35:1.00
            March 31, 2002                 1.40:1.00
            June  30, 2002                 1.40:1.00
            September 30, 2002             1.40:1.00
            December 31, 2002              1.40:1.00

            8.12 Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

            Period                         Ratio

            Fiscal quarter ending
            June 30, 1998                  5.35:1.00
            Fiscal quarterending
            September 30, 1998             5.35:1.00
            Fiscal quarter ending
            December 31, 1998              5.35:1.00
            Fiscal quarter ending
            March 31, 1999                 5.25:1.00
            Fiscal quarter ending
            June, 30, 1999                 5.25:1.00
            Fiscal quarter ending
            September 30, 1999             5.25:1.00
            Fiscal quarter ending
            December 31, 1999              5.25:1.00
            Fiscal quarter ending
            March 31, 2000                 5.10:1.00
            Fiscal quarter ending
            June 30, 2000                  5.10:1.00
            Fiscal quarter ending
            September 30, 2000             5.10:1.00
            Fiscal quarter ending
            December 31, 2000              5.10:1.00
            Fiscal quarter ending
            March 31, 2001                 4.90:1.00
            Fiscal quarter ending
            June 30, 2001                  4.90:1.00
            Fiscal quarter ending
            September 30, 2001             4.90:1.00
            Fiscal quarter ending
            December 31, 2001              4.90:1.00
            Fiscal quarter ending
            March 31, 2002                 4.75:1.00
            Fiscal quarter ending
            June 30, 2002                  4.75:1.00
            Fiscal quarter ending
            September 30, 2002             4.75:1.00
            Fiscal quarter ending
            December 31, 2002              4.60:1.00
            January 1, 2003 through
            the Maturity Date              4.60:1.00

            8.13 Limitation on Issuance of Capital Stock. The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except to the Borrower and except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

            8.14 Limitation on Creation of Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Banks, provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as (i) at least 10 Business Days' prior written notice thereof (or such lesser notice as is acceptable to the Administrative Agent) is given to the Administrative Agent, (ii) such new Subsidiaries shall execute and deliver such guarantees and security documents as the Administrative Agent and/or the Required Banks shall request (including documents substantially similar to or amendments to each of the Pledge Agreement and the Security Agreement), and in such forms as shall be satisfactory to them, (iii) the holders of the capital stock of such new Subsidiaries shall execute and deliver additional pledge agreements, in form and substance satisfactory to the Administrative Agent and (iv) such new Subsidiaries shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in
Section 5A as such new Subsidiaries would have had to deliver if such new Subsidiaries were Credit Parties on the Effective Date.

            SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            9.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            9.03 Covenants. The Borrower or any of its Subsidiaries shall
(a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.01(f), 7.12 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Banks; or

            9.04 Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 9.04 unless the aggregate amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $1,000,000 at any one time; or

            9.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection
 .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; and (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

            9.07 Security Documents. Any Security Document shall cease to be in full force and effect or, except as expressly set forth in the Security Agreement, shall cease to give the Collateral Agent any perfected Lien encumbering Collateral, or shall cease to give the Collateral Agent any rights, powers and privileges purported to be created thereby in favor of the Collateral Agent or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue unremedied for a period of 30 days after notice to the Borrower by the Administrative Agent, the Collateral Agent of the Required Banks; or

            9.08 Subsidiary Guaranty. The Subsidiary Guaranty or any provision thereof shall cease to be in full force or effect, or any Subsidiary Guarantor or any Person acting by or on behalf of any Subsidiary Guarantor shall deny or disaffirm in writing such guarantor's obligations under such Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty and such default shall continue unremedied for a period of 30 days after notice to the Borrower by the Administrative Agent or the Required Banks; or

            9.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $1,000,000 in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries (in each case, not paid or to the extent not covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 90 days from the entry thereof; or

            9.10 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Commitment terminated, whereupon the Revolving Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section
9.05 in respect of the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral held pursuant to this Agreement to repay the Obligations.

            SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "Acquired Entity or Business" shall have the meaning provided in the definition of Consolidated Net Income.

            "Additional Mortgage" shall have the meaning provided in Section 7.12(a).

            "Adjusted RC Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank such Bank's Revolving Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Commitment at such time by the Adjusted Total Revolving Commitment at such time, it being understood that all references herein to Revolving Commitments and the Adjusted Total Revolving Commitment at a time when the Total Revolving Commitment or Adjusted Total Revolving Commitment, as the case may be, has been terminated shall be references to the Revolving Commitments or Adjusted Total Revolving Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted RC Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if, after giving effect to such Bank Default and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceeds the Adjusted Total Revolving Commitment, (B) the changes to the Adjusted RC Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus
(ii) the aggregate outstanding principal amount of the Swingline Loans plus
(iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Commitment and (C) if (i) a Non-Defaulting Bank's Adjusted RC Percentage is changed pursuant to the preceding clause (B) and
(ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted RC Percentage must be returned to any Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of such Borrower, then the change to such Non-Defaulting Bank's Adjusted RC Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RC Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RC Percentage would have resulted, in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted RC Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Bank's Revolving Commitment at such time.

            "Adjusted Revolving Commitment" for each Non-Defaulting Bank shall mean at any time the product of such Bank's Adjusted RC Percentage and the Adjusted Total Revolving Commitment.

            "Adjusted Total Revolving Commitment" shall mean at any time the Total Revolving Commitment less the aggregate Revolving Commitments of all Defaulting Banks.

            "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

            "Affected  Eurodollar  Loans"  shall have the meaning  provided in
Section 4.02(b).

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Affiliate Contracts" shall have the meaning provided in Section 5A.05(f).

            "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

            "Applicable Margin" shall mean (A) for the period from the Effective Date through but not including the first Start Date described below, (x) 1.00% for Base Rate Loans and (y) 2.25% for Eurodollar Loans and
(B) from and after each day of delivery of any certificate delivered in accordance with the following sentence (each a "Start Date") to and including the applicable End Date described below, a percentage per annum based on the then-existing Leverage Ratio as set forth below:

                                    Base Rate               Eurodollar
Leverage Ratio                         Loans                   Loans

Greater than 4.50:1.00                1.25%                    2.50%

Less than or equal to
  4.50:1.00 and  greater
  than 4.00:1.00                      1.00%                    2.25%

Less than or equal to
  4.00:1.00 and greater
  than 3.50:1.00                      0.75%                    2.00%

Less than or equal to
3.50:1.00 and greater
  than 3:00:1.00                      0.50%                    1.75%

Less than or equal to
3.00:1.00                             0.25%                    1.50%

            The Leverage Ratio, for purposes of calculating the Applicable Margin, shall be determined based on the delivery of a certificate of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Bank), certified by an Authorized Officer of the Borrower within 45 days after the last day of any fiscal quarter of the Borrower (commencing with its fiscal quarter ending September 30, 1998), which certificate shall set forth the calculation of the Leverage Ratio for the Test Period ended immediately prior to the relevant Start Date and the Applicable Margin which shall be thereafter applicable (until same is changed or ceases to apply in accordance with the following sentences). The Applicable Margin so determined shall apply, except as set forth in the succeeding sentence, from the Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent and (y) the date which is 45 days following the last day of the fiscal quarter in which the previous Start Date occurred (the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to an Applicable Margin other than in the case of Base Rate Loans, 1.00%, and in the case of Eurodollar Loans, 2.25% (and thus commencing a new Start Date), the Applicable Margin shall be, in the case of Base Rate Loans, 1.00%, and, in the case of Eurodollar Loans, 2.25%. Notwithstanding anything to the contrary contained above in this definition, the Applicable Margin shall be, in the case of Base Rate Loans, 1.00% and, in the case of Eurodollar Loans, 2.25% at all times during which there shall exist a Default under Section 9.01 or 9.05 or an Event of Default.

            "Appraisal  Analysis"  shall have the meaning  provided in Section
5A.22.

            "Appraisal  Update"  shall have the  meaning  provided  in Section
7.01(k).

            "Assignment Agreement" shall have the meaning provided in Section 12.04(b).

            "Authorized Officer" shall mean any senior officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower in each case to the extent acceptable to the Administrative Agent.

            "Bank" shall have the meaning provided in the first paragraph of this Agreement.

            "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any incurrence of Loans (including pursuant to a Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.05(c) or (ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 1.01 or under Section 2.05(c).

            "Bankruptcy Code" shall have the meaning provided in Section 9.05.

            "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (ii) the Prime Lending Rate.

            "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the incurrence of (i) Swingline Loans by the Borrower from the Swingline Bank on a given date or (ii) one Type of Revolving Loan by the Borrower from all of the Banks having Revolving Commitments on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to
Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

            "Borrowing Base" shall mean as at any date on which the amount thereof is being determined, an amount equal to the sum of (x) up to 85% of Eligible Receivables and (y) up to 50% of Eligible Rental Equipment, each as determined from the Borrowing Base Certificate most recently delivered pursuant to Section 7.01(h), provided, that the Administrative Agent shall be entitled, in each case in the exercise of its reasonable discretion, at any time after the Effective Date, to (i) establish, eliminate, increase or decrease reserves against Eligible Rental Equipment and/or (ii) impose additional restrictions (or eliminate the same) with respect to the standard set forth in the definition of Eligible Rental Equipment if, in the reasonable discretion of the Administrative Agent, the results of any Appraisal Update reveal a materially adverse change in the orderly liquidation value of the Rental Equipment of the Borrower and the Subsidiary Guarantors.

            "Borrowing Base  Certificate"  shall have the meaning  provided in
Section 7.01(h).

            "Borrowing Base Deficiency" shall mean, at any time, the amount, if any, by which the sum of (x) the aggregate principal amounts of then outstanding Revolving Loans and Swingline Loans and (y) the aggregate amount of Letter of Credit Outstandings at such time exceeds the Borrowing Base then in effect.

            "BTCo" shall mean Bankers Trust Company.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

            "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases by the Borrower and its Subsidiaries during that period) that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

            "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Carryover  Amount"  shall have the  meaning  provided  in Section
8.05(b).

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-2 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iv) above.

            "Cash Taxes" for any period shall mean all Taxes paid in cash during such period by the Borrower and its Subsidiaries, provided, that for the Test Period (i) ended June 30, 1998, Cash Taxes shall be deemed to be the product of (x) the Cash Taxes for the fiscal quarter of the Borrower ended June 30, 1998 and (y) 4, (ii) ended September 30, 1998, Cash Taxes shall be deemed to be the product of (x) the Cash Taxes for the two consecutive fiscal quarters of the Borrower ended September 30, 1998 and
(y) 2 and (iii) ended December 31, 1998, Cash Taxes shall be deemed to be the product of (x) the Cash Taxes for the three consecutive fiscal quarters of the Borrower ended December 31, 1998 and (y) 4/3.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.

            "Change of Control" shall mean (i) prior to a Public Offering
(w) J.W. Childs and its Affiliates shall cease to own, beneficially and of record (not taking into account any securities exercisable, convertible or exchangeable for or into such Voting Stock which are owned by J.W. Childs and its Affiliates), Voting Stock representing more than 50% of the Borrower's Voting Stock on a fully-diluted basis assuming the exercise of all securities exercisable, convertible or exchangeable for or into such Voting Stock, (x) J.W. Childs and its Affiliates shall cease to have the right to elect a majority of the members of the Board of Directors of the Borrower or (y) for any reason whatsoever, any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding Voting Securities of the Borrower, (ii) after a Public Offering, (x) J.W. Childs and its Affiliates shall cease to own, beneficially and of record (not taking into account any securities exercisable, convertible or exchangeable for or into such Voting Stock which are owned by J.W. Childs and its Affiliates), Voting Stock representing more than 35% of the Borrower's Voting Stock on a fully-diluted basis assuming the exercise of all securities exercisable, convertible or exchangeable for or into such Voting Stock or (y) for any reason whatsoever, any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding Voting Securities of the Borrower and (iii) the occurrence of a Senior Note Change of Control.

            "Childs" shall mean J.W. Childs Associates, L.P., a Delaware limited partnership.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Banks pursuant to the Security Documents.

            "Commitment   Commission"  shall  have  the  meaning  provided  in
Section 3.01(a).

            "Common Stock" shall mean the common stock of the Borrower, par value $.01 per share.

            "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before Consolidated Interest Expense and provision for taxes for such period taking into account the tax effect associated with any adjustments made to Consolidated Net Income pursuant to clauses (i) through (vii) inclusive of the provisio to the definition of Consolidated Net Income.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period and the amount of any management or similar fee paid to Childs during such period pursuant to the Management Agreement or otherwise. For purposes of determining compliance with Sections 8.10, 8.11 and 8.12, Consolidated EBITDA for each monthly accounting period from July 1997 through February 1998 shall be deemed to be as set forth on Schedule XI.

            "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

            "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all capitalized interest, but excluding (x) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements and (y) Transaction Expenses, and net of cash interest income, provided, that for the Test Period (i) ended June 30, 1998, Consolidated Interest Expense shall be deemed to be the product of (x) the Consolidated Interest Expense for the fiscal quarter of the Borrower ended June 30, 1998 and (y) 4, (ii) ended September 30, 1998, Consolidated Interest Expense shall be deemed to be the product of (x) the Consolidated Interest Expense for the two consecutive fiscal quarters of the Borrower ended September 30, 1998 and
(y) 2 and (iii) ended December 31, 1998, Consolidated Interest Expense shall be deemed to be the product of (x) the Consolidated Interest Expense for the three consecutive fiscal quarters of the Borrower ended December 31, 1998 and (y) 4/3.

            "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person (other than Subsidiaries of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (ii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iii) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to employees, including officers, of the Borrower or any Subsidiary of the Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by the Borrower or any Affiliate of the Borrower, (iv) any extraordinary gains or losses (as determined in conformity with GAAP), (v) any non-recurring gains or losses (as determined in conformity with GAAP), (vi) any gains or losses from sales of assets other than from sales of inventory or Rental Equipment sold in the ordinary course of business, and (vii) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iii) of this definition of Consolidated Net Income, provided that for purposes of Section 8.12, there shall be included (to the extent not already included) in determining Consolidated Net Income for any period the net income (or loss) of any Person, business, property or asset acquired during such period and not subsequently sold or otherwise disposed of by the Borrower or one of its Subsidiaries during such period (each such Person, business, property or asset acquired and not subsequently disposed of during such period, an "Acquired Entity or Business"), in each case based on the actual net income (or loss) of such Acquired Entity or Business for the entire period (including the portion thereof occurring prior to such acquisition) but adjusted for the identifiable pro forma cost savings for such period that are directly attributable to the acquisition of such Acquired Entity or Business (which pro forma adjustments shall be made on a basis consistent with Regulation S-X under the Securities Act).

            "Consolidated Net Indebtedness" shall mean, at any date of determination, an amount equal to the amount of Consolidated Indebtedness at such time less the amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries at such time.

            "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Credit Documents" shall mean this Agreement, each of the Notes, each of the Security Documents, the Subsidiary Guaranty and any other documents executed in connection herewith or therewith.

            "Credit Event" shall mean and include the making of a Loan or the issuance of a Letter of Credit.

            "Credit Party" shall mean the Borrower and each of the Subsidiary Guarantors.

            "Debt  Termination  Documents"  shall have the meaning provided in
Section 5A.19(c).

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Dividends" shall have the meaning provided in Section 8.08.

            "Documents" shall mean, collectively, (a) the Credit Documents and (b) the Transaction Documents.

            "Domestic Subsidiary" shall have the meaning provided in the definition of Subsidiary Guarantor.

            "Effective Date" shall have the meaning provided in Section
12.10.

            "Eligible Receivables" shall mean the total face amount of the receivables of the Borrower and the Subsidiary Guarantors arising from the rental of Rental Equipment by the Borrower or any Subsidiary Guarantor in the ordinary course of business or the sale of Inventory by the Borrower or any Subsidiary Guarantor in the ordinary course of business so long as such receivables conform to the representations and warranties contained in the Security Agreement (including, without limitation, that the Collateral Agent shall have and maintain a first priority perfected security interest in all such receivables) and at all times continue to be acceptable to the Collateral Agent in its reasonable judgment less any returns, discounts, claims, credit and allowances of any nature (whether issued, owing, granted or outstanding) and less reserves for chargebacks, deferred revenue, contras and any other matter which affects the creditworthiness of account debtors owing the receivables and excluding (i) receivables from the rental of Rental Equipment or the sale of Inventory to any Affiliate, (ii) all receivables which are not due by their terms or have not been paid in full within 180 days of the invoice date thereof (and all other receivables due from any account debtor whose receivables are past due if 50% or more of such account debtor's receivables are so past due) or which have been disputed or made subject to set-off (to the extent thereof), (iii) all receivables from any party subject to any bankruptcy, receivership, insolvency or like proceedings by the account debtor, (iv) receivables owing by account debtors outside the United States and Canada, (v) receivables arising out of a sale, lease or rental for which no invoice has been provided to the account debtor and (vi) receivables due from an account debtor whose receivables constitute 15% or more of all receivables of the Borrower and the Subsidiary Guarantors unless supported or secured by insurance acceptable to the Administrative Agent or an irrevocable letter of credit in form and substance acceptable to the Administrative Agent, issued by financial institution satisfactory to the Administrative Agent and duly pledged to the Collateral Agent (together with sufficient documentation to permit direct draws by the Collateral Agent).

            "Eligible Rental Equipment" shall mean all Rental Equipment of the Borrower and the Subsidiary Guarantors which (i) is held by the Borrower or any Subsidiary Guarantor (other than for sale) or is rented to third Persons in the ordinary course of business by the Borrower or any Subsidiary Guarantor or which is the subject of an equipment rental program or similar equipment outsourcing program, (ii) conforms to the representations and warranties contained in the Security Agreement and
(iii) at all times, continues to be acceptable to the Collateral Agent in its reasonable discretion. In any event, Eligible Rental Equipment shall
(i) exclude the net book value of the Borrower's "Bazooka Bed" inventory and (ii) account for reserves for Rental Equipment that is unrentable, obsolete, slow moving or under repair. In determining the amount to be so included, such Rental Equipment shall be valued on a net book value basis consistent with the Borrower's consolidated month-end balance sheet, less any reserves required by the Administrative Agent pursuant to the proviso contained in the definition of Borrowing Base.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined by Regulation D of the Securities Act of 1933, as amended).

            "Employment Agreements" shall have the meaning provided in
Section 5A.05(d).

            "End Date" shall have the meaning provided in the definition of Applicable Margin.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, administrative investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, rule of common law or written and binding policy or guide, now or hereafter in effect and in each case as amended, and any final and applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Sa Drinking Water Act, 42 U.S.C. ss. 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and any applicable state and local or foreign counterparts or equivalents.

            "Equity Financing" shall have the meaning provided in Section
5A.10.

            "Equity Financing Documents" shall have the meaning provided in
Section 5A.10.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

            "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

            "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/32 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of Default" shall have the meaning provided in Section 9.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Indebtedness" shall have the meaning provided in
Section 6.21.

            "Existing Indebtedness Agreements" shall have the meaning provided in Section 5A.05(e).

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

            "FIRREA" shall mean Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended.

            "Fixed Charge Coverage Ratio" for any period shall mean the ratio of (x) Consolidated EBITDA minus Cash Taxes for such period minus the greater of (i) Maintenance Capital Expenditures for such period or (ii) the product of (A) 0.50 and Capital Expenditures for such period to (y) Fixed Charges for such period.

            "Fixed Charges" for any period shall mean the sum of (i) Consolidated Interest Expense for such period and (ii) the aggregate principal amount of all scheduled payments of Indebtedness (excluding repayment of Revolving Loans not accompanied by a permanent reduction to the Total Revolving Commitment) required to be made during such period.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Foreign Subsidiary" shall have the meaning provided in the definition of Subsidiary Guarantor.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

            "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

            "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed,
(v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Borrower and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness), provided that Indebtedness shall not include trade payables, deferred revenue, taxes and accrued expenses, in each case arising in the ordinary course of business.

            "Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (i) Consolidated EBITDA for such Test Period to (ii) Consolidated Interest Expense for such Test Period.

            "Interest Period" with respect to any Eurodollar Loan shall mean the interest period applicable thereto, as determined pursuant to
Section 1.09.

            "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to hedge the position of the Borrower or any Subsidiary with respect to interest rates.

            "Inventory" shall mean all of the Borrower's and the Subsidiary Guarantors' now owned and existing and hereafter arising or acquired inventory, wherever located and whether in the possession of Borrower or any Subsidiary Guarantor or any other Person, including, without limitation, (a) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrower's and the Subsidiary Guarantors' business and (b) all goods, wares and merchandise, finished or unfinished, held for sale or lease or furnished or to be furnished under contracts of services, in all cases, excluding the Rental Equipment.

            "Investment" shall have the meaning provided in Section 8.06.

            "J.W. Childs" shall mean J.W. Childs Equity Partners, L.P., a Delaware limited partnership.

            "L/C Supportable Obligations" shall mean and include obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business (including, without limitation, pursuant to lease obligations in respect of real property leased by the Borrower or any of its Subsidiaries) and such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

            "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Letter of  Credit"  shall have the  meaning  provided  in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Issuer" shall mean BTCo and any Bank which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Bank's sole discretion, to become a Letter of Credit Issuer for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Letter of Credit Issuer on the Effective Date is BTCo.

            "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

            "Letter of Credit  Request"  shall have the  meaning  provided  in
Section 2.03(a).

            "Leverage Ratio" shall mean, at any time, the ratio of (i) Consolidated Net Indebtedness at such time to (ii) Consolidated EBITDA for the Test Period most recently ended (taken as one accounting period).

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

            "Loan" shall mean each Revolving Loan and each Swingline Loan.

            "Maintenance Capital Expenditures", with respect to any Test Period ending on a date set forth below, shall mean the amount set forth opposite such date:

            Date                          Maintenance Capital Expenditures

            June 30, 1998                          $10,800,000
            September 30, 1998                    $  9,700,000
            December  31, 1998                    $  8,600,000
            March 31, 1999                        $  8,800,000
            June 30, 1999                         $  9,000,000
            September 30, 1999                    $  9,200,000
            December 31, 1999                     $  9,400,000
            March 31, 2000                        $  9,000,000
            June 30, 2000                         $  8,600,000
            September 30, 2000                    $  8,200,000
            December 31, 2000                     $  7,800,000
            March 31, 2001                        $  8,100,000
            June 30, 2001                         $  8,500,000
            September 30, 2001                    $  8,800,000
            December 31, 2001                     $  9,200,000
            March 31, 2002                         $10,200,000
            June  30, 2002                         $11,300,000
            September 30, 2002                     $12,400,000
            December 31, 2002                      $13,400,000


            "Management Agreement" shall mean the management agreement dated the date hereof between the Borrower and Childs.

            "Management Holder" shall have the meaning provided in the Stockholders Agreement as in effect on the date hereof.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, after giving effect to the Transaction and any other transactions contemplated by the Documents.

            "Maturity Date" shall mean February 25, 2003.

            "Maximum Swingline Amount" shall mean $500,000.

            "Minimum Borrowing Amount" shall mean $250,000.

            "Mortgage" shall have the meaning provided in Section 5A.16(i), provided that after the execution and delivery thereof, the mortgage delivered pursuant to Section 7.13 and each Additional Mortgage shall also constitute Mortgages.

            "Mortgage Policies" shall have the meaning provided in Section 5A.16(ii).

            "Mortgaged Properties" shall mean each of the Real Properties listed on Schedule V hereto and designated as a "Mortgaged Property" thereon.

            "Net Sale Proceeds" shall mean, for any asset sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such asset sale, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such asset sale.

            "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

            "Note" shall mean and include each Revolving Note and the Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in
Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to the Borrower from time to time.

            "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Participant" shall have the meaning provided in Section 2.05(a).

            "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to the Borrower from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permitted Encumbrances" shall mean, with respect to any Real Property subject to a Mortgage or an Additional Mortgage, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Administrative Agent.

            "Permitted Liens" shall have the meaning provided in Section 8.03.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower, or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement" shall have the meaning provided in Section 5A.15(a).

            "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

            "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Projections" shall have the meaning set forth in Section 5A.21.

            "Public Offering" shall mean a widely distributed sale of Common Stock pursuant to an underwritten (on a firm commitment basis) public offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act of 1933, as amended, which yields at least $20,000,000 of net cash proceeds to the Borrower.

            "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Effective Date.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.

            "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recapitalization" shall mean the recapitalization of the Borrower pursuant to and in accordance with the terms and conditions of the Recapitalization Documents.

            "Recapitalization Agreement" shall mean the Agreement and Plan of Merger dated November 25, 1997, by and among the Borrower, J.W. Childs, and UHS Acquisition Corp., a Minnesota corporation.

            "Recapitalization Documents" shall mean the Recapitalization Agreement and all other documents required to be entered into or delivered pursuant to the terms and conditions of the Recapitalization Agreement.

            "Refinanced Agreements" shall mean those agreements listed on
Schedule X and all instruments, documents and agreements relating thereto, in all cases as in effect on the Effective Date.

            "Refinancing" shall mean the termination of the commitments under each Refinanced Agreement and the repayment of all loans outstanding thereunder.

            "Register" shall have the meaning provided in Section 12.16.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation G, T, U and X" shall mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Rental Equipment" shall mean all moveable medical equipment of the Borrower and the Subsidiary Guarantors generally consisting of, but not limited to, critical care equipment, monitoring equipment, newborn care equipment and respiratory therapy equipment (but excluding Inventory).

            "Replaced Bank" shall have the meaning provided in Section 1.13.

            "Replacement  Bank"  shall have the  meaning  provided  in Section
1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation
Section 4043.

            "Required Appraisal" shall have the meaning set forth in Section 7.12(d).

            "Required Banks" shall mean Non-Defaulting Banks whose outstanding Revolving Commitments (or, if after the Total Revolving Commitment has been terminated, outstanding Revolving Loans and Adjusted RC Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) constitute greater than 50% of the Adjusted Total Revolving Commitment (or, if after the Total Revolving Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted RC Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

            "Revolving Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Commitment", (x) as the same may be reduced from time to time pursuant to Sections 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

            "Revolving Loan" shall have the meaning provided in Section
1.01(a).

            "Revolving Note" shall have the meaning provided in Section 1.05(a)(i).

            "Revolving Percentage" shall mean at any time for each Bank with a Revolving Commitment, the percentage obtained by dividing such Bank's Revolving Commitment by the Total Revolving Commitment, provided that if the Total Revolving Commitment has been terminated, the Revolving Percentage of each Bank shall be determined by dividing such Bank's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

            "SEC" shall mean the Securities and Exchange Commission and/or any successor thereto.

            "Secured Creditors" shall have the meaning assigned to that term in each of the Security Documents.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Security Agreement" shall have the meaning provided in Section 5A.15(b).

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

            "Security Documents" shall mean the Pledge Agreement, the Security Agreement, each Mortgage and each Additional Mortgage, if any.

            "Senior Notes" mean the unsecured senior notes, issued by the Borrower, as in effect on the Effective Date and after giving effect to any changes, amendments or supplements thereto (and shall include any unsecured senior notes into which the Senior Notes are exchanged pursuant to the Senior Notes Documents).

            "Senior Notes Change of Control" shall mean a "Change of Control" under, and as defined in, the Senior Notes Indenture.

            "Senior Notes Documents" shall mean and include each of the Senior Notes, the Senior Notes Indenture and all securities purchase agreements and other documents and agreements related thereto, as in effect on the Effective Date and after giving effect to any changes, amendments or supplements thereto.

            "Senior Notes Indenture" shall mean the indenture dated on or about the Effective Date, between the Borrower and a trustee satisfactory to the Administrative Agent, as in effect on the Effective Date and after giving effect to any changes, amendments or supplements thereto.

            "Shareholders' Agreements" shall have the meaning provided in
Section 5A.05(b).

            "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

            "Start Date" shall have the meaning provided in the definition of Applicable Margin.

            "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

            "Stockholders Agreement" shall mean the Stockholders' Agreement dated as of February 25, 1998 by and among the Borrower and the stockholders of the Borrower party thereto.

            "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

            "Subsidiary Guarantors" shall mean each Subsidiary of the Borrower organized under the laws of the United States or any State or territory thereof (each a "Domestic Subsidiary") and, to the extent provided in Section 7.13, each Wholly-Owned Subsidiary of the Borrower which is not a Domestic Subsidiary (each a "Foreign Subsidiary").

            "Subsidiary Guaranty" shall have the meaning provided in Section 5A.14.

            "Swingline Bank" shall mean BTCo.

            "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Maturity Date.

            "Swingline Loan" shall have the meaning provided in Section
1.01(b).

            "Swingline Note" shall have the meaning provided in Section 1.05(a)(ii).

            "Syndication Date" shall mean the earlier of (i) the 90th day after the Effective Date and (ii) that date upon which the Administrative Agent determines (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Banks pursuant to Section 12.04(b)) has been completed.

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period), provided, any calculation of Consolidated Interest Expense and/or Cash Taxes required in determining compliance with Section 8.10 or 8.11 will be made in accordance with the last sentence contained in the definition of Consolidated Interest Expense or Cash Taxes, as the case may be.

            "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of each of the Banks.

            "Total Unutilized Revolving Commitment" shall mean, at any time, (i) the Total Revolving Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus the Letter of Credit Outstandings at such time.

            "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

            "Transaction" shall mean, collectively, (i) the Refinancing,
(ii) the Recapitalization, (iii) the Equity Financing, (iv) the issuance of the Senior Notes on the Effective Date and (v) the incurrence of Loans on the Effective Date.

            "Transaction Documents" shall mean, collectively, (i) the Recapitalization Documents, (ii) the Debt Termination Documents, (iii) the Equity Financing Documents, (iv) the Senior Notes Documents and (v) all other documents and agreements (other than the Credit Documents) entered into in connection with the Transaction.

            "Transaction Expenses" shall mean all fees and expenses incurred in connection with and arising out of the Transaction and the transactions contemplated thereby and hereby, including, without limitation, attorney's fees, accountants' fees, placement agents' fees, discounts and commissions and brokerage, and consultant fees. Transaction Expenses shall include the amortization of any such fees and expenses that are capitalized and not classified as an expense on the date incurred.

            "Type" shall mean any type of Revolving Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

            "Unpaid  Drawing"  shall  have the  meaning  provided  in  Section
2.04(a).

            "Unutilized Revolving Commitment" for any Bank with a Revolving Commitment at any time shall mean the excess of (i) the Revolving
Commitment of such Bank over (ii) the sum of (x) the aggregate outstanding principal amount of Revolving Loans made by such Bank plus (y) an amount equal to such Bank's Adjusted RC Percentage of the Letter of Credit Outstandings at such time.

            "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

            SECTION 11. The Administrative Agent.

            11.01 Appointment. The Banks hereby designate Bankers Trust Company as Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Credit Documents by or through its respective officers, directors, agents, employees or affiliates.

            11.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Bank nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

            11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for the Borrower).

            11.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower or the Subsidiary Guarantors, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction).

            11.07 The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

            11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

            (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

            SECTION 12. Miscellaneous.

            12.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case) and of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and one counsel (or in-house counsel) for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank (including in its capacity as the Administrative Agent or a Letter of Credit Issuer), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them (whether asserted by the Borrower or otherwise) as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Recapitalization or the consummation of any other transactions contemplated in any Credit Document or other Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of the Person to be indemnified) or (b) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation or disposal of Hazardous Materials at any location whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries, or any such Real Property, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            12.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be, if to the Administrative Agent, at its Notice Office; if to any Bank, at its address specified for such Bank on Schedule II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

            (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the Swingline Bank (in the case of a Borrowing of Swingline Loans) or any Letter of Credit Issuer, as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or the Swingline Bank or such Letter of Credit Issuer in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or the Swingline Bank's or such Letter of Credit Issuer's record of the terms of such telephonic notice.

            12.04 Assignments; Participations; etc. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10, 2.06 and 4.04 to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause
(i)), or increase such participant's participating interest in any Revolving Commitment over the amount thereof then in effect (it being understood that (x) a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Commitment, or a mandatory prepayment, shall not constitute a change in the terms of such participation and (y) an increase in any Revolving Commitment or Revolving Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) release all or substantially all of the Collateral which support the Revolving Loans in which such participant is participating (except as expressly permitted in any Credit Document) or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

            (b) Notwithstanding the foregoing, (x) any Bank may assign all or a portion of its Revolving Commitment and its rights and obligations hereunder to (i) an Affiliate of such Bank or to one or more other Banks or
(ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) with the consent of the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld), any Bank may assign all or a portion of its Revolving Commitment and its rights and obligations hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee). No assignment pursuant to the immediately preceding sentence shall, to the extent such assignment represents an assignment to an institution other than one or more Banks hereunder or an Affiliate of any Bank, be in an aggregate amount less than $5,000,000 unless the entire Commitment and outstanding Revolving Loans of the assigning Bank is so assigned. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would if it were such assigning Bank. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment Agreement (the "Assignment Agreement") substantially in the form of Exhibit L (appropriately completed). In the event of (and at the time of) any such assignment (other than an assignment to one or more Banks or an Affiliate of a Bank), either the assigning or the assignee Bank shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500, and at the time of any assignment pursuant to this Section 12.04(b), (i) Schedule I shall be deemed to be amended to reflect the Revolving Commitment of the respective assignee (which shall result in a direct reduction to the Revolving Commitment of the assigning Bank) and of the other Banks, and
(ii) if any such assignment occurs after the Effective Date, the Borrower will issue new Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.05. No transfer or assignment under this Section 12.04(b) will be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.16. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Commitments. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 which exceed those being charged, if any, by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes giving rise to such increased costs after the date of the respective assignment). Each Bank and the Borrower agree to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing.

            (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee.

            (d) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

            (e) Each Bank initially party to this Agreement hereby represents, and each Person that became a Bank pursuant to an assignment permitted by this Section 12 will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee which makes or invests in loans in the ordinary course of its business and that it will make, invest in or acquire Revolving Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

            12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

            12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Banks (other than any Bank that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Revolving Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

            12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks), provided that (x) except as otherwise specifically provided herein, all computations determining compliance with Section 8, including definitions used therein shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the September 30, 1997 historical financial statements of the Borrower delivered to the Banks as described in Section 6.10(b) but shall not give effect to purchase accounting adjustments arising in connection with the Recapitalization, to the extent required or permitted by APB 16 and APB 17 and their interpretations and (y) if at any time the computations determining compliance with Section 8, including definitions used therein utilize accounting principles different from those utilized in the financial statements furnished to the Banks, such financial statements shall be accompanied by reconciliation work-sheets.

            (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the actual number of days elapsed over a year of 365 days (except, in the case of interest payable on Eurodollar Loans which shall be made on the actual number of days elapsed over a year of 360 days), in each case including the first day, but excluding the last day, occurring in the period for which such interest, Commitment Commission or Fees are payable.

            12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY TO THIS AGREEMENT HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH CREDIT PARTY TO THIS AGREEMENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH CREDIT PARTY LOCATED OUTSIDE NEW YORK CITY AND BY HAND DELIVERY TO EACH CREDIT PARTY LOCATED WITHIN NEW YORK CITY, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 12.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH CREDIT PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

            (B) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            12.10 Effectiveness. The Agreement shall become effective on the date (the "Effective Date") on which (i) the Borrower, the Administrative Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing, written or telex notice (actually received) at such office that the same has been signed and mailed to it and
(ii) the conditions set forth in Section 5A are met to the satisfaction of the Administrative Agent and the Required Banks. Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Section 5A have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5A). The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

            12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            12.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby in the case of the following clause(i)), (i) extend the Maturity Date, as the case may be, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 12.12(a), (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as Revolving Commitments are included on the Effective Date) or
(v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (v) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Commitment shall not constitute an increase of the Revolving Commitment of any Bank, and that an increase in the available portion of any Revolving Commitment of any Bank shall not constitute an increase in the Revolving Commitment of such Bank), (w) without the consent of each Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 as the same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (z) without the consent of the Swingline Bank, alter its rights or obligations with respect to Swingline Loans.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (a)(i) through (v), inclusive, of this Section 12.12, the consent of the Required Banks is obtained but the consent of one or more of the other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso of Section 12.12(a).

            12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.06, 4.04, 11.06 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

            12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrower shall not be responsible for costs arising under Section 1.10, 2.06 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Bank prior to such transfer.

            12.15 Confidentiality. Subject to Section 12.04, the Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide actual or potential transferee or participant in connection with the contemplated transfer of any Loans or participation therein or an Affiliate of such Bank (including attorneys, legal advisors and consultants of such Bank) (so long as such transferee, participant or Affiliate agrees to be bound by the provisions of this Section 12.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Bank be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

            12.16 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "Register") on which it will record the Revolving Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Bank, the transfer of the Revolving Commitments of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Commitments and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Commitments and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, assorted against or incurred by the Administrative Agent in performing its duties under this Section 12.16.

            12.17 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 1.10, 1.11 or 2.06 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under the respective Section within 180 days after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said
Section 1.10, 1.11 or 2.06, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11 or 2.06, as the case may be. This Section 12.17 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11 and 2.06.


            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


Address:                                  UNIVERSAL HOSPITAL SERVICES, INC.

1250 Northland Plaza
3800 West 80th Street
Bloomington, MN 55431-4442
Telephone:  (612) 893-3255                      By    /s/ David E. Dovenberg
Facsimile:  (612) 893-3237                          --------------------------
Attention: Jerry Brandt,                            Name: David E. Dovenberg
           Chief Financial Officer                  Title:  President and CEO

with a copy to:

J.W. Childs Equity Partners, L.P.               BANKERS TRUST COMPANY,
One Federal Street, 21st Floor                    Individually and as
Administrative Agent
Boston, MA  02110
Telephone: (617) 753-1100
Facsimile: (617) 753-1101
Attention: Steven G. Segal,                     By    /s/ David J. Bell
           Managing Director                        --------------------------
                                                    Name:  David J. Bell
                                                    Title:  Vice President




                                 SCHEDULE I




                                 COMMITMENTS


                                          Revolving
         Bank                             Commitment


 Bankers Trust Company                     $30,000,000



             Total:                        $30,000,000






                                SCHEDULE II




                                BANK ADDRESSES



Bankers Trust Company
130 Liberty Street
New York, New York  10006
Attention:  David Bell
Telephone:  (212) 250-9048
Facsimile:    (212) 250-7218





                               Schedule III

                                   Plans


Name                           Type

Universal Hospital             Defined Benefit Pension Plan
Services, Inc. Employees'
Pension Plan

Universal Hospital             401(k) Profit Sharing Plan
Services, Inc. Employees'
Lomg-Term Savings Plan

Universal Hospital             Supplemental Pension Plan
Services, Inc. Supplemental
Pension Plan*

UHS Executive Benefit          Benefit Restoration Plan
Restoration Plan*


* Executive Programs





                                                                Schedule IV

                                 Subsidiaries

                                      None






                                                                 Schedule V

                                  Real Property

 I. Mortgaged Properties
      None

 II. Properties Leased
 Location                 Address
 Phoenix, AZ              4620 E. Elmwood Street
 Los Angeles, CA          1440 S. State College Boulevard
 Pasadena, CA             236 West Mountain Street
 Sacramento, CA           4620 Northgate Boulevard
 San Diego, CA            9853 Pacific Heights Boulevard
 San Francisco, CA        1151 Triton Drive
 Denver, CO               109 Inverness Drive East
 Ft. Lauderdale, FL       5410 NW 33rd Avenue
 Jacksonville, FL         8940 Western Way
 Tampa, FL                3925 Coconut Palm Drive
 Atlanta, GA              20 Mansell Court
 Iowa City, IA            2415 Heinz Road
 Chicago, IL              650 West Grand Avenue
 Rockford, IL             5271 Zenith Parkway
 Indianapolis, IN         7301 Georgetown Road
 Kansas City, KS          8295 Melrose Drive
 Wichita, KS              3450 North Rock Road
 New Orleans, LA          115 James Drive West
 Boston, MA               267 Boston Road
 Baltimore, MD            7180 Columbia Gateway Drive
 Detroit, MI              28003 Center Oaks Court
 Marquette, MI            2680 U.S. 41 West, #1
 Bloomington, MN          3800 West 80th Street
 Bloomington, MN          9555 James Avenue South
 Duluth, MN               4625 Airpark Boulevard
 Minneapolis, MN          2727 26th Avenue South
 St. Louis, MO            13519 Lakefront Drive
 Charlotte, NC            5104 North I85 Service Road
 Raleigh, NC              5820 Triangle Drive
 Bismarck, ND             535 Airport Road
 Fargo, ND                3002 Fiechtner Drive
 Omaha, NE                2417 & 2443 South 156 Circle
 New York, NY             140H Commerce Way
 Rochester, NY            535 Summit Point Drive
 Cincinnati, OH           4480 Lake Forest Drive
 Cleveland, OH            24331 Miles Road
 Portland, OR             7877 S.W. Cirrus Drive
 Philadelphia, PA         520 Fellowship Road
 Pittsburgh, PA           500 Bursca Drive
 Sioux Falls, SD          1914 South Sycamore Avenue
 Knoxville, TN            6701 Baum Drive
 Memphis, TN              3975 Vantech Drive
 Arlington, TX            2201 Brookhollow Plaza Drive
 Houston, TX              6721 Portwest Drive
 San Antonio, TX          1701 Grandstand Drive
 Richmond, VA             8137 Staples Mill Road
 Seattle, WA              12648 Interurban Avenue South
 Madison, WI              2601 Crossroads Drive
 Milwaukee, WI            W226 N767 Eastmound Drive




                          INSURANCE DIGEST
                         POLICY YEAR 1997-98

This report has been prepared so that key personnel might be better informed regarding the types of insurance being carried by UHS. The obligation of the insurance companies' to pay claims arise from the terms and conditions of the insurance policy, not from the summary information presented herein.

Information contained in this report is to be considered confidential.








                          TABLE OF CONTENTS


Property............................................................1

Fiduciary...........................................................2

Fidelity............................................................3

Automobile..........................................................4

Workers' Compensation/Employer Liability............................5

General Liability...................................................6

Excess Liability....................................................7

Premium Summary.....................................................8




-------------------------------------------------------------------------------
Type of Policy:                  Property
-------------------------------------------------------------------------------
Form:                            Blanket by type of Property
                                 Includes:   real property, personal property,
                                             improvements/betterments, and
                                             rental equipment at UHS site

Limits:                          $5,000,000  Any owned or occupied location
                                  6,000,000  Rental equipment on premises of
                                             renter
                                  2,000,000  Ordinance Coverage
                                  1,000,000  Unscheduled Locations
                                  1,000,000  Newly Acquired Locations
                                    250,000  Property in Transit
                                    409,000  Additional Expense per location
                                  4,000,000  Flood
                                  4,000,000  Earthquake (except CA)
                                  2,000,000  Earthquake (CA)
                                  1,000,000  Errors and Omissions
                                  1,100,000  EDP and hardware

Deductible:                      $   30,000  Equipment on rental
                                     25,000  Flood
                                     25,000  Earthquake - All States except
                                             California
                                     25,000  Water Backup
                                     10,000  All over occurrences
                                     10,000  EDP Coverages
                                      1,000  Equipment in transit

Named Insured:                   Universal Hospital Services, Inc.

Insurance Company:               Liberty Mutual Insurance Company

Policy Term:                     March 1, 1997 - March 1, 1998

Policy Number                    MC2-K4P-408021-067

Rates:                           .051

Annual Premium:                  $51,236

Insurance Broker                 Liberty Mutual Insurance Company
                                 1660 South Highway 100
                                 Minneapolis, MN 55416
                                 (612) 546-7550



-------------------------------------------------------------------------------
Type of Policy:                  Fiduciary
-------------------------------------------------------------------------------
Form:                            Comprehensive

Limits:                          $3,000,000  Annual Aggregate

Defense:                         $3,000,000  Annual Aggregate; defense costs
                                             included

Deductible:                      $ 0         non-indemnifiable loss
                                 $250        indemnifiable loss

Named Insured:                   Universal Hospital Services, Inc. (UHS)
                                 UHS Employees' Pension Plan
                                 UHS Employees' Thrift and Savings Plan
                                 UHS Employees' Medical Benefit Plan
                                 UHS Flexible Benefit Plan
                                 UHS Health Care Spending Account
                                 UHS Dependant Care Spending Account
                                 UHS Employee Stock Purchase Plan and any
                                 Employee Benefit Plan, Benefit Program or
                                 Insured Plan sponsored or maintained by
                                 the Insured

Exclusions:

Insurance Company:               Federal Insurance Company

Policy Term:                     March 1, 1997 - March 1, 1998

Policy Number:                   8137 75 19 C

Annual Premium:                  $2,048

Insurance Broker:                Helmsman Insurance Agency
                                 55 W. Pierce
                                 Itasca, IL 60143
                                 (630) 250-7100




-------------------------------------------------------------------------------
Type of Policy:                  Fidelity
-------------------------------------------------------------------------------
Form:                            Comprehensive Dishonesty, Disappearance and
                                 Destruction

Limits:                          $1,000,000  Forgery or Alteration
                                  1,000,000  Employee Dishonesty
                                  1,000,000  Computer Fraud

Special Extensions:              Welfare and Pension Plan Rider
                                 Computer Fraud Endorsement

Deductible:                      $1,000      Dishonesty
                                  1,000      Computer Fraud
                                      0      Forgery or Alteration

Named Insured:                   Universal Hospital Services, Inc.
                                 UHS Employee's Pension Plan
                                 UHS Employee's Dental Plan
                                 UHS Employee's Long Term Savings Plan
                                 UHS Employee's Life Insurance Plan
                                 UHS Employee's Flexible Benefits Plan
                                 UHS Employee's Short Term Disability Plan
                                 UHS Employee's Long Term Disability Plan
                                 UHS Employee's Medical Benefit Plan

Insurance Company:               National Union Fire Insurance Company

Policy Term:                     March 1, 1996 - March 1, 1999

Policy Number:                   482-73-78

Annual Premium:                  $6,726-three year prepaid premium

Insurance Broker                 Helmsman Insurance Agency
                                 55 W. Pierce
                                 Itasca, IL 60143
                                 (630) 250-7100




-------------------------------------------------------------------------------
Type of Policy:                  Automobile
-------------------------------------------------------------------------------
Form:                            Comprehensive

Special Extensions:              Fleet Automatic for liability and physical
                                 damage
                                 Hired (short term rentals) - physical damage and liability
                                 Non-owned autos - liability only
                                 Broad form Drive Other Car coverage

Limits: $1,000,000 Bodily injury and property damage Broad form Drive Other Car coverage
                                 Statutory Limits - Personal Injury Protection
                                 $    5,000  Medical Payments
                                  1,000,000  Uninsured/Underinsured Motorist
                                             coverage
                                 Comprehensive - Actual Value
                                 Collision - Actual Value

Deductible:                      $     1,000   Collision
                                         500   Comprehensive

Named Insured:                   Universal Hospital Services, Inc.

Insurance Company:               Liberty Mutual Fire Insurance Company

Policy Term:                     March 1, 1997 - March 1, 1998

Policy Number:                   AS7-141-408021-137

Annual Premium:                  $108,675 (575/vehicle) (flat charge)

                                    2,000 hired physical damage (flat)

Broker:                          Liberty Mutual Insurance Company
                                 1660 South Highway 100
                                 Minneapolis, MN 55416
                                 (612) 546-7550





-------------------------------------------------------------------------------
Type of Policy:                  Worker's Compensation
-------------------------------------------------------------------------------
Form:                            Worker's Compensation/Employer Liability

Special Extensions:              Other States Endorsement
                                 Foreign Coverage
                                 Repatriation and Endemic Diseases Coverage
                                 Stop Gap - Monopolistic States
                                 Voluntary Compensation Endorsement
                                 U.S. Longshoremen & Harbor Workers Act

Limits:                          Worker's Compensation:  Statutory
                                 Employer's Liability:
                                       $500,000 each accident
                                        500,000 each employee
                                        500,000 policy limit

Experience Modification:         .83

Named Insured:                   Universal Hospital Services, Inc.

Insurance Company:               Liberty Mutual Insurance Company

Policy Term:                     March 1, 1997 - March 1, 1998

Policy Number:                   WC7-141-408021-017

Annual Premium:                  $ 95,675
                                 Auditable

Broker:                          Liberty Mutual Insurance Company
                                 1660 South Highway 100
                                 Minneapolis, MN 55416
                                 (612) 546-7550




-------------------------------------------------------------------------------
Type of Policy:                  General Liability
-------------------------------------------------------------------------------
Form:                            Commercial

Policy Territory:                Worldwide - except suit occurring in Cuba,
                                 Cambodia, Iran, Laos, Libya, North Korea,
                                 Vietnam, and Iraq must be brought outside such country(s)

Special Extensions:              1)    Contractual Liability
                                 2)    Additionally Insured - Vendors
                                 3)    Additionally Insured - Lessors of
                                       Premises
                                 4)    Cancellation Provisions
                                 5)    Clinical Testing

Special Exclusions:              1)    Patent Infringement
                                 2)    Punitive Damages
                                 3)    Unfair Employment Practices
                                 4)    Pollution/Hazardous Waste
                                 5)    Broad Form Nuclear Energy Liability

Limits:                          $5,000,000 General Aggregate
                                  5,000,000 Products - Completed Operations,
                                            Aggregate
                                  5,000,000 Personal & Advertising
                                  5,000,000 Each Occurrence
                                    200,000 Fire Damage
                                     10,000 Medical Expense

Retention:                       $100,000/occurrence
                                  500,000/aggregate

Retroactive Date:                June 1, 1986

Named Insured:                   Universal Hospital Services, Inc.

Insurance Company                Medmarc Casualty Insurance Company

Policy Term:                     March 1, 1997 - March 1, 1998

Policy Number:                   97MN020002

Annual Premium:                  $154,301
                                 $116,786 minimum

Rate:                            Rental  - 2.63/1000 rentals
                                 Sales    - 1.54/1000 sales

Broker:                          Hamilton Resources, Inc.
                                 400 Legato Road
                                 Suite 800
                                 Fairfax, VA 22033





-------------------------------------------------------------------------------
Type of Policy:                  Excess Liability
-------------------------------------------------------------------------------
Form:                            Comprehensive

Special Extensions:              None

Special Exclusions:              Asbestos Exclusion
                                 Pollution Exclusion
                                 Wrongful Termination, Harassment,
                                 Discrimination
                                 Exclusion

Limits:                          $5,000,000  General Aggregate
                                  5,000,000  Each Occurrence
                                  5,000,000  Products-Completed Operations
                                             Aggregate

Self-Insured Retention:          $10,000

Retroactive Date:                January 1, 1986

Named Insured:                   Universal Hospital Services, Inc.

Insurance Company:               National Union Fire Insurance Company of
                                 Pittsburgh, Pennsylvania

Policy Term:                     March 1, 1997 - March 1, 1998

Policy Number:                   BE-932-32-50

Annual Premium:                  $65,000

Rate:                            flat

Broker:                          Marsh & McLennan, Inc.
                                 1620 L Street N.W.
                                 Suite 600
                                 Washington, D.C.  20036
                                 (202) 828-7900




                              PREMIUM SUMMARY


Property                                                         51,236

Fiduciary                                                         2,048

Fidelity                                                        prepaid

Automobile                                                      108,675

Workers' Compensation/Employer Liability                         95,675

General Liability                                               154,301

Excess Liability                                                 65,000
                                                                -------
Total                                                           476,935







                                                                Schedule VI

                              Existing Indebtedness

 Amount Owed                   Creditor
 $495, 342.30                  Baxter
                               P.O. Box 70564
                               Albuquerque, NM

 $134,392.38                   Abbot Laboratories
                               Stone Mountain, GA



                                                               Schedule VII


 Insurance

 Type of Policy      Form                      Insurance Company            Policy Term

 Property       Blanket by type of Property    Liberty Mutual Insurance     3/1/97-3/1/98
                                                 Company

 Fiduciary      Comprehensive                  Federal Insurance Company    3/1/97-3/1/98

 Fidelity       Comprehensive Dishonesty,      National Union Fire
                Disappearance and Destru-      Insurance Company            3/1/96-3/1/99
                ction

 Automobile     Comprehensive                  Liberty Mutual Fire          3/1/97-3/1/98
                                               Insurance Company

 Worker's       Worker's Compensation/         Liberty Mutual Insurance     3/1/97-3/1/98
 Compensation   Employer Liability             Company

 General        Commercial                     Medmarc Casualty Insurance   3/1/97-3/1/98
 Liability                                     Company

 Excess         Comprehensive                  National Union Fire          3/1/97-3/1/98
 Liability                                     Insurance Company of
                                               Pittsburgh,
                                               Pennsylvania

 Directors      Directors and Officers         National Union Fire          10/28/97-10/28/98
 and Officers   Liability                      Insurance Company of
 Liability                                     Pittsburgh, Pennsylvania



 Please see also attached Insurance Digest for a comprehensive summary.



                                                             Schedule VIII

                                 Existing Liens

                                      None



                                                              Schedule IX

                              Existing Investments

 Lender                      Borrower         Amount         Maturity

 Universal Hospital       Gerald Brandt       $20,000        2/25/08
 Services, Inc.

 Universal Hospital       David Dovenberg     $98,000        2/25/08
 Services, Inc.

 Universal Hospital       Gary Preston        $65,100        4/25/98
 Services, Inc.



                                                              Schedule X

                              Refinanced Agreements

 1. Amended and Restated Credit Agreement, dated as of June 30, 1996, between the Borrower and First Bank National Association, as amended on February 28, 1997.

 2. Note Purchase and Private Shelf Agreement, dated as of July 24, 1996, between the Borrower and the Prudential Insurance Company of America, as amended on September 19, 1996 and February 20, 1997.

 3. Note Purchase Agreement, dated as of November 24, 1992, among the Borrower, Reliastar Life Insurance Company, formerly known as Northwestern National Life Insurance Company, Northern Life Insurance Company and Reliastar Life Insurance Company of New York, formerly known as North Atlantic Life Insurance Company of America, as amended on December 15, 1993, February 15, 1995, June 30, 1996 and February 21, 1997.

 4. Note Purchase Agreement, dated as of March 1, 1995, between the Borrower and Northern Life Insurance Company, as amended on June 30, 1996 and February 21, 1997.





                                                                SCHEDULE XI



                            CONSOLIDATED EBITDA


      Monthly Accounting Period     Consolidated EBITDA

      July 1997                     $ 2,201,356
      August 1997                   $ 2,122,930
      September 1997                $ 2,074,537
      October 1997                  $ 2,133,061
      November 1997                 $ 2,048,690
      December 1997                 $ 2,328,566
      January 1998                  $ 2,295,205  (estimated)
      February 1998                 $ 2,143,131  (estimated)





                                                              Schedule XII


            The consummation of the Recapitalization may result in a violation of certain change of control and/or non-assignability provisions contained in the Management Partnership Program Agreement between the Borrower and Alline Health Systems.



                             TABLE OF CONTENTS


                                                                         Page


SECTION 1.  Amount and Terms of Credit......................................1

      1.01  Commitments.....................................................1
      1.02  Minimum Borrowing Amounts, etc..................................3
      1.03  Notice of Borrowing.............................................3
      1.04  Disbursement of Funds...........................................4
      1.05  Notes...........................................................4
      1.06  Conversions.....................................................5
      1.07  Pro Rata Borrowings.............................................5
      1.08  Interest........................................................6
      1.09  Interest Periods................................................6
      1.10  Increased Costs, Illegality, etc................................7
      1.11  Compensation; Breakage..........................................9
      1.12  Change of Lending Office.......................................10
      1.13  Replacement of Banks...........................................10

SECTION 2.  Letters of Credit..............................................11

      2.01  Letters of Credit..............................................11
      2.02  Minimum Stated Amount..........................................12
      2.03  Letter of Credit Requests; Notices of Issuance; Reports........12
      2.04  Agreement to Repay Letter of Credit Drawings...................13
      2.05  Letter of Credit Participations................................13
      2.06  Increased Costs................................................16

SECTION 3.  Fees; Commitments..............................................16

      3.01  Fees...........................................................16
      3.02  Voluntary Reduction of Commitments.............................17
      3.03  Mandatory Reduction of Commitments.............................17

SECTION 4.  Payments.......................................................18

      4.01  Voluntary Prepayments..........................................18
      4.02  Mandatory Prepayments..........................................18
      4.03  Method and Place of Payment....................................20
      4.04  Net Payments...................................................20

SECTION 5A.    Conditions Precedent to the Effective Date..................22

     5A.01  Execution of Agreement.........................................22
     5A.02  Officer's Certificate..........................................22
     5A.03  Opinions of Counsel............ ...............................22
     5A.04  Corporate Proceedings........... ..............................23
     5A.05  Plans; Shareholders Agreements; Management Agreement;
            Employment Agreements; Existing Indebtedness Agreements;
            Affiliate Contracts............................................23
     5A.06  Material Adverse Change, etc...................................24
     5A.07  Litigation.....................................................24
     5A.08  Approvals......................................................25
     5A.09  Consummation of the Recapitalization...........................25
     5A.10  Consummation of the Equity Financing...........................25
     5A.11  Senior Notes...................................................26
     5A.12  Corporate, Capital, Ownership Structure........................26
     5A.13  Fees...........................................................26
     5A.14  Subsidiary Guaranty............................................26
     5A.15  Security Documents.............................................26
     5A.16  Mortgages......................................................27
     5A.17  Solvency.......................................................28
     5A.18  Insurance Coverage.............................................28
     5A.19  Refinancing....................................................28
     5A.20  No Default Under Material Agreements...........................29
     5A.21  Projections....................................................29
     5A.22  Equipment Appraisal............................................29
     5A.23  Initial Borrowing Base Certificate.............................29

SECTION 5B. Conditions Precedent to All Credit Events......................30

     5B.01  Effective Date.................................................30
     5B.02  No Default; Representations and Warranties.....................30
     5B.03  Notice of Borrowing; Letter of Credit Request..................30

SECTION 6.Representations, Warranties and Agreements.......................30

     6.01  Corporate  Status...............................................30
     6.02  Power and Authority.............................................31
     6.03  No Violation....................................................31
     6.04  Litigation......................................................31
     6.05  Use of Proceeds; Margin Regulations.............................31
     6.06  Requisite Approvals.............................................32
     6.07  Investment Company Act..........................................32
     6.08   Public Utility Holding Company Act.............................32
     6.09  True and Complete Disclosure....................................32
     6.10  Financial Condition; Financial Statements.......................32
     6.11  Security Interests..............................................34
     6.12  Representations and Warranties in the Documents.................34
     6.13  Consummation of Transaction.....................................34
     6.14  Tax Returns and Payments........................................34
     6.15  Compliance with ERISA...........................................35
     6.16  Subsidiaries; Subsidiary Restrictions...........................36
     6.17  Patents, etc....................................................36
     6.18  Pollution and Other Regulations.................................36
     6.19  Properties......................................................37
     6.20  Labor Relations.................................................37
     6.21  Existing Indebtedness...........................................38
     6.22  Capitalization..................................................38
     6.23  Senior Notes....................................................38

SECTION 7.  Affirmative Covenants..........................................38

     7.01  Information Covenants...........................................38
     7.02  Books, Records and Inspections; Bank Meetings...................42
     7.03  Maintenance of Insurance........................................42
     7.04  Payment of Taxes................................................42
     7.05  Corporate Franchises............................................43
     7.06  Compliance with Statutes, etc...................................43
     7.07  ERISA...........................................................43
     7.08  Maintenance of Properties; Good Repair..........................44
     7.09  Compliance with Environmental Laws..............................44
     7.10  End of Fiscal Years; Fiscal Quarters............................45
     7.11  Use of Proceeds.................................................45
     7.12  Additional Security; Further Assurances.........................45
     7.13    Foreign Subsidiary Guaranty, etc..............................46
     7.14    Post-Closing Mortgage Obligation..............................47

SECTION 8.  Negative Covenants.............................................47

     8.01  Changes in Business.............................................47
     8.02  Consolidation, Merger, Sale or Purchase of Assets, etc..........47
     8.03  Liens...........................................................49
     8.04  Indebtedness....................................................51
     8.05  Capital Expenditures............................................52
     8.06  Advances, Investments and Loans.................................52
     8.07  Prepayments of Indebtedness, etc................................53
     8.08  Dividends, etc..................................................53
     8.09  Transactions with Affiliates....................................55
     8.10  Interest Coverage Ratio.........................................55
     8.11  Fixed Charge Coverage Ratio.....................................56
     8.12   Leverage Ratio.................................................56
     8.13  Limitation on Issuance of Capital Stock.........................57
     8.14  Limitation on Creation of Subsidiaries..........................57

SECTION 9.  Events of Default..............................................57

     9.01  Payments........................................................57
     9.02  Representations, etc............................................58
     9.03  Covenants.......................................................58
     9.04  Default Under Other Agreements..................................58
     9.05  Bankruptcy, etc.................................................58
     9.06  ERISA...........................................................59
     9.07  Security Documents..............................................59
     9.08  Subsidiary Guaranty.............................................59
     9.09  Judgments.......................................................60
     9.10  Change of Control...............................................60

SECTION 10.  Definitions...................................................60


SECTION 11.  The Administrative Agent......................................81

    11.01  Appointment.....................................................81
    11.02  Nature of Duties................................................81
    11.03  Lack of Reliance on the Administrative Agent....................82
    11.04  Certain Rights of the Administrative Agent......................82
    11.05  Reliance........................................................82
    11.06  Indemnification.................................................83
    11.07  The Administrative Agent in Its Individual Capacity.............83
    11.08  Holders.........................................................83
    11.09  Resignation by the Administrative Agent.........................83

SECTION 12.  Miscellaneous.................................................84

    12.01  Payment of Expenses, etc........................................84
    12.02  Right of Setoff.................................................85
    12.03  Notices.........................................................85
    12.04  Assignments; Participations; etc................................86
    12.05  No Waiver; Remedies Cumulative..................................88
    12.06  Payments Pro Rata...............................................88
    12.07  Calculations; Computations......................................89

SECTION 12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
               WAIVER OF JURY TRIAL .......................................89
    12.09  Counterparts....................................................90
    12.10  Effectiveness...................................................90
    12.11  Headings Descriptive............................................91
    12.12  Amendment or Waiver.............................................91
    12.13  Survival........................................................92
    12.14  Domicile of Loans...............................................92
    12.15  Confidentiality.................................................92
    12.16    Register......................................................92
    12.17  Limitation on Additional Amounts, etc...........................93



    SCHEDULE I        --    Commitments
    SCHEDULE II       --    Bank Addresses
    SCHEDULE III      --    Plans
    SCHEDULE IV       --    Subsidiaries
    SCHEDULE V        --    Real Property
    SCHEDULE VI       --    Existing Indebtedness
    SCHEDULE VII      --    Insurance
    SCHEDULE VIII     --    Existing Liens
    SCHEDULE IX       --    Existing Investments
    SCHEDULE X        --    Refinanced Agreements
    SCHEDULE XI       --    Consolidated EBITDA



    EXHIBIT A      --    Form of Notice of Borrowing
    EXHIBIT B-1    --    Form of Revolving Note
    EXHIBIT B-2    --    Form of Swingline Note
    EXHIBIT C      --    Form of Letter of Credit Request
    EXHIBIT D      --    Form of Section 4.04(b)(ii) Certificate
    EXHIBIT E      --    Form of Opinion of Skadden,
                         Arps, Slate, Meagher & Flom LLP
    EXHIBIT F      --    Form of Officer's Certificate
    EXHIBIT G      --    Form of Subsidiary Guaranty
    EXHIBIT H      --    Form of Pledge Agreement
    EXHIBIT I      --    Form of Security Agreement
    EXHIBIT J      --    Form of Solvency Certificate
    EXHIBIT K      --    Form of Borrowing Base Certificate
    EXHIBIT L      --    Form of Assignment Agreement




                                                             Exhibit A



                         FORM OF NOTICE OF BORROWING


                                                                        [Date]


Bankers Trust Company, as Administrative
  Agent for the Banks party to the
  Credit Agreement referred to below
One Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Attention:  David Bell

Ladies and Gentlemen:

            The undersigned, Universal Hospital Services, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of February 25, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement", the capitalized terms defined therein being used herein as therein defined), among the Borrower, the lending institutions from time to time party thereto (the "Banks") and you, as Administrative Agent and, pursuant to Section 1.03(a) of the Credit Agreement, hereby gives you irrevocable notice that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

            (i) The aggregate principal amount of the Proposed Borrowing is $______.

            (ii) The Business Day of the Proposed Borrowing is [insert date].1

            (iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

            [(iv) The initial Interest Period for the Proposed Borrowing is _____ month(s).]2

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

            (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.



                                       Very truly yours,

                                       UNIVERSAL HOSPITAL SERVICES, INC.



                                       By:______________________________
                                            Name:
                                            Title:

________________________




1 Shall be a Business Day, which is, in the case of Eurodollar Loans, at least three Business Days after the date hereof.

2  To be included for a Proposed Borrowing of Eurodollar Loans.




                                                              EXHIBIT B-1


                          FORM OF REVOLVING NOTE


$_________                                            New York, New York
                                                      February __, 1998


                  FOR VALUE RECEIVED, UNIVERSAL HOSPITAL SERVICES, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay to the order of _______________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, on the Maturity Date (as defined in the Agreement referred to below), the principal sum of _________________ DOLLARS ($_________) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement referred to below) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                  This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of February 25, 1998, among the Borrower, the lending institutions from time to time party thereto (including the Bank) and Bankers Trust Company, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This
Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiary Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                 UNIVERSAL HOSPITAL SERVICES, INC.


                                  By__________________________________
                                  Name:
                                  Title:





                                                              EXHIBIT B-2


                          FORM OF SWINGLINE NOTE


$________                                                New York, New York
                                                         February __, 1998


                  FOR VALUE RECEIVED, UNIVERSAL HOSPITAL SERVICES, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay to the order of BANKERS TRUST COMPANY (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at One Bankers Trust Plaza, New York, New York 10006, on the Swingline Expiry Date (as defined in the Agreement referred to below), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Agreement referred to below) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                  This Note is the Swingline Note referred to in the Credit Agreement, dated as of February 25, 1998, among the Borrower, the lending institutions from time to time party thereto (including the Bank) and Bankers Trust Company, as Administrative Agent (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiary Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                  UNIVERSAL HOSPITAL SERVICES, INC.


                                  By____________________________________
                                  Name:
                                  Title:





                                                                EXHIBIT C


                     FORM OF LETTER OF CREDIT REQUEST


No.___1                              Dated ___________2


Bankers Trust Company, as
  Administrative Agent under the
  Credit Agreement referred to below
One Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Attention:  David Bell

[Name and Address of the respective
Letter of Credit Issuer]

Attention: ___________3


Ladies and Gentlemen:

                  The undersigned, Universal Hospital Services, Inc., (the "Borrower"), refers to the Credit Agreement, dated as of February 25, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement", the capitalized terms defined therein being used herein as therein defined), among the Borrower, the lending institutions from time to time party thereto (the "Banks") and Bankers Trust Company, as Administrative Agent.

                  The undersigned hereby requests that [insert name of Letter of Credit Issuer], as Letter of Credit Issuer, issue a [Standby] [Trade] Letter of Credit on _______________ (the "Date of Issuance") in the aggregate amount of $_______.

                  The beneficiary of the requested [Standby] [Trade] Letter of Credit will be __________,4 and such [Standby] [Trade] Letter of Credit will be in support of ______________5 and will have a stated expiry date of ____________.6

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of
Issuance:

                  (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the [Standby] [Trade] Letter of Credit requested hereby, as though made on the Date of Issuance, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

                  (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the [Standby] [Trade] Letter of Credit requested hereby.

                  Copies  of  all  documentation   with  respect  to  the
supported transaction are attached hereto.


                                 UNIVERSAL HOSPITAL SERVICES, INC.



                                  By: _____________________________
                                  Name:
                                  Title:


------------------------

1  Letter of Credit Request number.

2 Prior to 1:00 P.M. (New York time) at least one Business Day prior to the proposed Date of Issuance (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) and at least 30 days prior to the Maturity Date.

3 In the case of BTCo as Letter of Credit Issuer, attention for Standby Letters of Credit should be directed to the "Commercial Loan Standby LC Unit" and attention for Trade Letters of Credit should be directed to "GIS LC Operations".

4 Insert name and address of beneficiary.

5 Insert description of the supported obligations including the name of agreement and/or the commercial transaction to which this Letter of Credit Request relates.

6 Insert last date upon which drafts may be presented (which may not be later than (i) in the case of Standby Letters of Credit, twelve months after the Date of Issuance or beyond the Business Day occurring five Business Days prior to the Maturity Date or (ii) in the case of Trade Letters of Credit, 180 days after the Date of Issuance or beyond the 30th day preceding the Maturity Date).





                                                                EXHIBIT D



                 FORM OF SECTION 4.04(b)(ii) CERTIFICATE


                  Reference is hereby made to the Credit Agreement, dated as of February 25, 1998, among Universal Hospital Services, Inc., various lenders from time to time party thereto and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.



                                  [NAME OF BANK]


                                  By___________________________
                                  Title:



Date: _________ ___, ____





                                                              EXHIBIT E


                               February 25, 1998


 Bankers Trust Company,
      as Administrative Agent
 One Bankers Trust Plaza
 130 Liberty Street
 New York, New York 10006

 Each Lending Institution named
 on Schedule I hereto (the "Lenders")

                Re:  Universal Hospital Services, Inc.

 Ladies and Gentlemen:

           We have acted as special counsel to Universal Hospital Services, Inc., a Minnesota corporation (the "Borrower"), in connection with the preparation, execution and delivery of the Credit Agreement, dated as of February 25, 1998 (the "Credit Agreement"), among the Borrower, the lending institutions from time to time party thereto (the "Banks"), and Bankers Trust Company, as administrative agent (in such capacity, the "Administrative Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This opinion is being delivered to you pursuant to Section 5A.03 of the Credit Agreement.

           For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following records, documents or instruments:

           (a)  the Credit Agreement;

           (b)  the Notes;

           (c)  the Security Agreement;

           (d)  the Pledge Agreement;

           (e) an unfiled, but signed copy of a financing statement naming Universal Hospital Services, Inc. as debtor and Bankers Trust Company, as Collateral Agent, as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest in the office of the Secretary of State of the State of New York (such filing office, the "Filing Office" and such financing statement, the "Financing Statement");

           (f) certified copies of resolutions adopted by unanimous written consent of the Board of Directors of the Borrower relating to the transactions contemplated by the Credit Agreement; and

           (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

           The documents listed in clauses (a) - (d) above are referred to herein collectively as the "Loan Documents." The documents listed in clauses (c) - (d) above are referred to herein collectively as the "Collateral Documents."

           In rendering our opinions, we have assumed (a) the genuineness of all signatures, the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties thereto, the conformity to authentic original documents of all documents submitted to us as copies and the authenticity of all documents submitted to us as originals, (b) as to all parties, the due authorization, execution and delivery of all documents, (c) the validity and enforceability of all documents against all parties other than the Borrower and (d) that each Person which is a party to the Loan Documents has full power, authority and legal right, under its charter and other governing documents and laws applicable to it, and is in good standing in all relevant jurisdictions, to perform its respective obligations under the Loan Documents. We have examined originals, or copies identified to our satisfaction, of such corporate records of the Borrower, and certificates of public officials and of officers of the Borrower and other documents as we have deemed relevant or proper as a basis for the opinions expressed below. We have also relied on a certificate of an officer of the Borrower as to certain factual matters, and a copy of such certificate has been delivered to you (the "Officer's Certificate"). As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower and their respective officers and other representatives and of public officials.

           Unless otherwise indicated, references to the "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York.

           In rendering our opinions expressed below, we express no opinion herein (i) as to the applicability or effect of any fraudulent transfer or similar law on the opinions expressed below, the Loan Documents or any transactions contemplated thereby, or (ii) whether obligations owing to a Bank under an Interest Rate Agreement will be entitled to the benefits of the security interests under the Collateral Documents to the extent such Bank becomes a Bank under the Credit Agreement subsequent to the date hereof.

           In rendering the opinions expressed below, we have assumed, without any independent investigation or verification of any kind, that:

                  (a) The Borrower has been duly incorporated and is validly existing and in good standing under the laws of Minnesota and has requisite power and authority to execute, deliver and perform its obligations under the Loan Documents. The execution, delivery and performance by the Borrower of the Loan Documents has been duly authorized by all necessary corporate action on the part of the Borrower and such documents have been duly executed and delivered by the Borrower.

                  (b) None of (i) the execution and delivery by the Borrower of the Loan Documents or (ii) the grant of the security interests by the Borrower provided for in the Collateral Documents or (iii) the performance of the terms of the Loan Documents by the Borrower (A)(x) will conflict with or result in a breach or violation of any of the provisions of the Certificate of Incorporation or By-laws of the Borrower or (y) other than with respect to Applicable Contracts as provided in numbered paragraph 2 below, will (or, with notice or lapse of time or both, will) violate, conflict with or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in there being declared void, voidable or without further binding effect any of the provisions of, any note, deed of trust, license, franchise, permit, agreement or other instrument or obligation to which the Borrower is a party, or by which the Borrower or any of its properties may be bound or affected, or (B) will result in the creation of any lien or security interest upon any of the properties or assets of the Borrower under any agreement referred to in clause (A)(y) of this paragraph other than as contemplated by the Collateral Documents and except with respect to the Applicable Contracts as provided in numbered paragraph 2 below.

           (c) Except as expressly set forth with respect to the Governmental Approvals referred to in paragraph 4 hereof, no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by the Borrower of any Loan Document or the transactions contemplated thereby.

           We understand that you have received and are relying upon the opinion of Dorsey & Whitney with respect to certain of the foregoing matters. We express no opinion with respect to the effect on the opinions set forth herein of any limitations, assumptions or qualifications contained in such opinion.

           We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of the Administrative Agent, the Banks or any other Bank Creditor (as such term is defined in the Collateral Documents; such term being used herein as therein defined) with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or nature of the business of the Administrative Agent, the Banks or any other Bank Creditor.

           In addition, for purposes of this opinion, (i) the term "Applicable Contracts" means those agreements, instruments or licenses set forth on Schedule II hereto, which have been identified to us as agreements, instruments or licenses which are material to the business or financial condition of the Borrower; (ii) the term "Applicable Laws" means those laws, rules and regulations of the State of New York and of the United States of America (including, without limitation, Regulations G, U and X of the Board of Governors of the Federal Reserve System) which, in our experience, are normally applicable to transactions of the type provided for in the Loan Documents but without our having made any special investigation concerning any other law, rule or regulation; (iii) the term "Applicable Orders" means those orders or decrees of Governmental Authorities set forth on Schedule III hereto which have been identified to us by the Borrower as being all of the orders, judgments or decrees against the Borrower or which are otherwise applicable to the Borrower and/or its properties or assets; (iv) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws; and (v) the term "Governmental Authority" means any New York or federal executive, legislative, judicial, administrative or regulatory body.

           We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) to the extent referred to herein, the federal laws of the United States of America.

           Based upon the foregoing and subject to the limitations, exceptions, assumptions and qualifications set forth herein, we are of the opinion that:

           1. Each of the Loan Documents constitutes the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law), (ii) certain of the remedial provisions, including waivers, with respect to the exercise of remedies against the collateral contained in the Collateral Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of each of the Collateral Documents, each taken as a whole, and each of the Collateral Documents, each taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security created thereby (subject to clause (i) of this sentence and the other qualifications set forth herein), and (iii) enforcement of the Security Agreement may be subject to the terms of instruments, leases, contracts or other agreements between the Borrower and the other parties to such agreements, the rights of such other parties and any claims or defenses of such other parties against the Borrower arising under or outside such agreements. We express no opinion, however, as to (a) the enforceability of any rights to indemnification or contribution provided for in the Loan Documents to the extent any such rights are violative of federal or state laws, rules or regulations (including, without limitation, any federal or state securities law, rule or regulation) or public policy,
 (b) the enforceability of those provisions of the Loan Documents which purport to grant to participants of the Banks rights to set-off with respect to participations purchased by such participants, or (c) any provision with respect to governing law to the extent that it purports to affect the choice of law governing perfection and the effect of perfection and non-perfection of the security interests.

           2. The execution and delivery by the Borrower of each of the Loan Documents and the performance by the Borrower of its obligations under each of the Loan Documents, each in accordance with its terms will not (i) violate, conflict with or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in there being declared void, voidable or without further binding effect, any Applicable Contracts or any provision of any Applicable Contract or (ii) cause or require the creation of any security interest or lien (other than the liens granted under or created by the Loan Documents) upon any of the properties or assets of the Borrower pursuant to any Applicable Contracts. We do not express any opinion, however, as to whether the execution, delivery or performance by the Borrower of the Loan Documents will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Borrower.

           3. Neither the execution and delivery by the Borrower of the Loan Documents nor performance by the Borrower of its obligations thereunder will contravene any provision of any Applicable Law or Applicable Order.

           4. No Governmental Approval (which has not been obtained or taken and is not in full force and effect) is required to authorize or is required in connection with the execution, delivery or performance of any of the Loan Documents by the Borrower, except the filing of financing statements in the appropriate filing offices.

           5. The Borrower is not required to register under the Investment Company Act of 1940, as amended.

           6. The Borrower is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           7. Assuming the proceeds of the Loans are used solely for the purposes set forth in and in accordance with the provisions of the Credit Agreement, neither the making of the Loans, the application of the proceeds thereof nor the pledge of the collateral under the Collateral Documents violates Regulation G, U, or X of the Board of Governors of the Federal Reserve System under the Securities Exchange Act of 1934, as amended.

           8. The provisions of the Security Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Bank Creditors (as such term is defined therein) to secure the Obligations (as defined in the Security Agreement), a valid security interest in the Borrower's rights in that portion of the Collateral described therein which is subject to Article 9 of the UCC (the "Article 9 Collateral").

           9. The Financing Statement is in appropriate form for filing in the Filing Office. With respect to that portion of the Article 9 Collateral as to which the filing of a financing statement is a permissible method of perfection (the "UCC Filing Collateral"), the security interest in favor of the Collateral Agent for the benefit of the Bank Creditors in that portion of the UCC Filing Collateral which is described in the Financing Statement will be perfected upon filing of the Financing Statement in the Filing Office.

           Our opinions in paragraphs 9 and 10 are subject to the following additional assumptions and qualifications:

           (a) we have assumed that the Borrower owns, or with respect to after-acquired property will own, the Collateral, and we express no opinion as to the nature or extent of the Borrower's rights in, or title to, any of the Collateral and we note that with respect to any after-acquired property, the security interest will not attach until the Borrower acquires ownership thereof;

           (b) our opinion with respect to the interest of the Collateral Agent for the benefit of the Bank Creditors is limited to Article 9 of the UCC, and such opinion does not address (i) laws of jurisdictions other than New York, and of New York except for Article 9 of the UCC; (ii) collateral of a type not subject to Article 9 of the UCC and (iii) under Section 9-103, what law governs perfection of the security interests granted in the collateral covered by this opinion;

           (c) we call to your attention that under the UCC, events occurring subsequent to the date hereof may affect any security interest subject to the UCC including, but not limited to, factors of the type identified in Section 9-306 with respect to proceeds; Section 9-402 with respect to changes in name, structure and corporate identity; Section 9-103 with respect to changes in the location of the collateral and the location of a debtor; Section 9-316 with respect to subordination agreements;
 Section 9-403 with respect to continuation statements; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of the collateral.
 In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to a debtor or another person and voluntarily subordinating a security interest) may affect any security interest subject to the UCC;

           (d) we express no opinion with respect to the priority of the security interest of the Collateral Agent for the benefit of the Bank Creditors in any of the Collateral;

           (e) in the case of any instrument, chattel paper, account or general intangible which is itself secured by other property, we express no opinion with respect to the rights of the Collateral Agent for the benefit of the Bank Creditors in and to such underlying property;

           (f) in the case of chattel paper, accounts or general intangibles, we call to your attention that the security interest of the Collateral Agent for the benefit of the Bank Creditors may be subject to the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors;

           (g) we express no opinion with respect to the security interest of the Collateral Agent for the benefit of the Bank Creditors in any of the following types of property (i) any option or similar obligation issued by a clearing corporation to its participants; (ii) any commodity contract;
 (iii) an ownership interest evidenced by certificates of stock or other instruments and a leasehold evidenced by a proprietary lease, or either of the foregoing, from a corporation or partnership formed for the purpose of cooperative ownership of real estate; (iv) any interest in a trust, partnership or limited liability company or (v) property of a type constituting financial assets not subject to Article 9 of the UCC;

           (h) in the case of goods, we express no opinion regarding the security interest of the Collateral Agent for the benefit of the Bank Creditors in any goods which are (i) an accession to, or commingled or processed with other goods to the extent that the security interest of the Collateral Agent is limited by Section 9-314 or 9-315 of the UCC or (ii) subject to a certificate of title or a document of title;

           (i) we express no opinion regarding the security interest of the Collateral Agent for the benefit of the Bank Creditors in any items which are subject to a statute, regulation or treaty of the United States of America which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from the place specified in the UCC for filing to perfect such security interest;

           (j) we express no opinion regarding the security interest of the Collateral Agent for the benefit of the Bank Creditors in any of the Collateral consisting of claims against any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America or any state thereof);

           (k) we have assumed that (i) the Borrower has a place of business in more than one county in the State of New York and (ii) the Collateral is and will be located in more than one county in the State of New York;

           (l) we express no opinion with respect to the security interest in any of the Collateral consisting of goods which are or are to become fixtures, equipment used in farming operations, or farm products, or accounts or general intangibles arising from or relating to the sale of farm products by a farmer, consumer goods, crops growing or to be grown, timber to be cut or minerals or the like (including oil and gas) or accounts subject to subsection 5 of Section 9-103 of the UCC; and

           (m) we express no opinion regarding the security interest of the Collateral Agent in any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof or any rights (including accounts or general intangibles) with respect to the lease, license or use thereof.

           This opinion is being furnished only to the addressees named above in connection with the Credit Agreement and is solely for their benefit and is not to be relied upon by any other Person or used for any other purpose without our prior written consent; provided that any Person that becomes a Bank pursuant to the transfer provisions of the Credit Agreement may rely on this opinion as if it were addressed to such person and delivered on the date hereof.


                                   Very truly yours,


                                   /s/ Skadden, Arps, Slate, Meagher
                                            & Flom LLP




                                                                 Schedule I

                              LENDERS


 Bankers Trust Company





                                Schedule II

                           Applicable Contracts

 1. The Equipment Lease Agreement between Universal Hospital Services, Inc., as Lessee, and Baxter Healthcare Corporation, as Lessor, dated as of December 31, 1996.

 2. The Lease Agreement between Universal Hospital Services, Inc., as successor to Biomedical Equipment Rental and Sales, Inc., as Lessee, and Abbot Laboratories as Lessor, dated as of November 1, 1990, as amended on June 25, 1991, April 5, 1993, July 7, 1994 and January 1, 1996.

 3. The Indenture, dated as of February 25, 1998, between Universal Hospital Services, Inc. and First Trust National Association, as Trustee.

 4. The Purchase Agreement, dated as of February 23, 1998, between Universal Hospital Services, Inc., as Issuer, and BT Alex. Brown Incorporated, as Initial Purchaser.





                                Schedule III

                              Applicable Orders

                                   None




                                                                Exhibit F


                          [NAME OF CREDIT PARTY]
                          Officer's Certificate


                  I, the undersigned, [President/Vice President] of [NAME OF CREDIT PARTY], a corporation organized and existing under the laws of the State of __________ (the "Company"), do hereby certify that:

                  1. This Certificate is furnished pursuant to Section 5A.03 of the Credit Agreement, dated as of February 25, 1998, among [Universal Hospital Services, Inc.] [the Company] (the "Borrower"), the various lending institutions party thereto from time to time and Bankers Trust Company, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                  2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since __________, 19__.1 The signature written opposite the name and title of each such officer is his correct signature.

              Name2             Office                  Signature

         ---------------        ---------------         ---------------

         ---------------        ---------------         ---------------

         ---------------        ---------------         ---------------


                  3. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Company as filed in the Office of the Secretary of State of the State of __________ on __________, 19__, together with all amendments thereto adopted through the date hereof.

                  4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since __________, 19__.

                  5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Credit Documents or any other Documents to which the Company is party.

                  [6. Attached hereto as Exhibit D are true and correct copies of all Plans and all other items described in Section 5A.06(a) of the Credit Agreement.

                  7. Attached hereto as Exhibit E are true and correct copies of all Shareholders' Agreements.

                  8. Attached hereto as Exhibit F is a true and correct copy of the Management Agreement.

                  9. Attached hereto as Exhibit G are true and correct copies of all Employment Agreements.

                  10. Attached hereto as Exhibit H are true and correct copies of all Existing Indebtedness Agreements.

                  11. Attached hereto as Exhibit I are true and correct copies of all Affiliate Contracts.

                  12. Attached hereto as Exhibit J are true and correct copies of the Equity Financing Documents.

                  13. Attached hereto as Exhibit K are true and correct copies of the Senior Notes Documents.

                  14. Attached hereto as Exhibit L are true and correct copies of the Recapitalization Documents.

                  15. On the date hereof, all of the conditions in Sections 5A.06, 5A.07, 5A.08, 5A.09, 5A.10, 5A.11, 5A.19, and 5A.20 and
5B.02 of the Credit Agreement have been satisfied.]3

                  6[16]. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  7[17]. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Credit Events to occur on the date hereof or from the application of the proceeds thereof.

                  8[18]. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of February, 1998.

                                             [NAME OF CREDIT PARTY]



                                              By:_________________________
                                              Name:
                                              Title:



                          [NAME OF CREDIT PARTY]


I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify that:

                  1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is [his] [her] genuine signature.

                  2. The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5 and 8[18] above are true and correct.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of February, 1998.

                                   By:____________________________
                                   Name:
                                   Title:



------------------------

1 Insert a date prior to the time of any corporate action relating to the Credit Agreement or any other Credit Document.

2 Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate.

3     Insert only in the Officer's Certificate of the Borrower






                                                                Exhibit G


                       FORM OF SUBSIDIARY GUARANTY


                  SUBSIDIARY GUARANTY, dated as of February 25, 1998 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned guarantors (each a "Guarantor" and, together with any other entity that becomes a party hereto pursuant to
Section 24 hereof, the "Guarantors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall have their respective meanings as set forth therein.


                          W I T N E S S E T H :

                  WHEREAS, Universal Hospital Services, Inc. (the "Borrower"), the lending institutions from time to time party thereto (the "Banks") and Bankers Trust Company, as Administrative Agent (together with any successor Administrative Agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of February 25, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (the Banks, the Collateral Agent and the Administrative Agent are herein called the "Bank Creditors");

                  WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements with any Bank or any affiliate of any Bank (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and subsequent assigns, if any, collectively, the "Interest Rate Creditors", and together with the Bank Creditors, the "Secured Creditors");

                  WHEREAS, each Guarantor is a Subsidiary of the Borrower;

                  WHEREAS, it is a condition to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

                  WHEREAS, each Guarantor will obtain benefits from the extensions of credit to the Borrower under the Credit Agreement and the entering into of Interest Rate Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph.

                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

                  1. Each Guarantor irrevocably, absolutely and unconditionally, and jointly and severally guarantees:

                  (i) to the Bank Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, (b) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (c) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Bank Creditors under the Credit Agreement and the other Credit Documents (including, without limitation, indemnities, Fees and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance by the Borrower with all of the terms of the Credit Agreement and the other Credit Documents (all such principal, interest, indemnities, Fees, liabilities and obligations, the "Credit Document Obligations"); and

                  (ii) to the Interest Rate Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Interest Rate Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities, the "Interest Rate Obligations", and together with the Credit Document Obligations, are herein called the "Guaranteed Obligations").

Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Guarantor without proceeding against the Borrower, any other Guarantor or any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower are made under Sections 4.03 and 4.04 of the Credit Agreement.

                  2. Additionally, each Guarantor, jointly and severally, and unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations upon the occurrence in respect of the Borrower of any of the events specified in Section 9.05 of the Credit Agreement, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand in such event.

                  3. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including each Guarantor or any other guarantor of the Borrower).

                  4. Any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, each Guarantor, without incurring responsibility to each Guarantor, without impairing or releasing the obligations of each Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (iii) exercise or refrain from exercising any rights against the Borrower, any other guarantor or others or otherwise act or refrain from acting;

                  (iv) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;

                  (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liabilities of the Borrower remain unpaid;

                  (vi) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents, the Interest Rate Agreements or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents, the Interest Rate Agreements or any of such other instruments or agreements; and/or

                  (vii) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

                  5. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

                  6. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on each Guarantor in any case shall entitle each Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  7. Any indebtedness of the Borrower now or hereafter held by each Guarantor is hereby subordinated to the indebtedness of the Borrower to the Secured Creditors; and such indebtedness of the Borrower to each Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by each Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of each Guarantor under the other provisions of this Guaranty. Prior to the transfer by each Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to each Guarantor, each Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

                  8. (a) Each Guarantor hereby waives any right (except as shall be required by applicable statute and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party;
(ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Each Guarantor waives any (to the fullest extent permitted by applicable law) defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Security Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of each Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Administrative Agent, the Collateral Agent and the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of each Guarantor against the Borrower or any other party or any security.

                  (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise each Guarantor of information known to them regarding such circumstances or risks.

                  9. If and to the extent that each Guarantor makes any payment to any Secured Creditor or to any other Person pursuant to or in respect of this Guaranty, any claim which each Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations to each Secured Creditor. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

                  10. Each Guarantor hereby jointly and severally agrees to pay all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursement of counsel) of each Secured Creditor in connection with the enforcement of this Guaranty and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto.

                  11. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns to the extent permitted under the Credit Agreement.

                  12. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Required Banks (or to the extent required by Section 12.12 of the Credit Agreement, with the written consent of each Bank) and each Guarantor directly affected thereby.

                  13. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

                  14. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement), each Secured Creditor is hereby authorized, to the extent not prohibited by applicable law, at any time or from time to time, without notice to each Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of each Guarantor, against and on account of the obligations and liabilities of each Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Secured Creditor agrees to promptly notify each Guarantor after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

                  15. All notices, requests, demands or other communications provided for hereunder made in writing (including telexed or telecopier communication) shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of each Guarantor, at its address set forth opposite its signature below and
(iii) in the case of any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to each Guarantor; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

                  16. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid Secured Creditors repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Creditor or any of its property or (ii) any settlement or compromise of any such claim effected by such Secured Creditor with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Secured Creditor.

                  17. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  18. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

                  19. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Revolving Commitment and all Interest Rate Agreements and when no Note or Letter of Credit remains outstanding (other than Letters of Credit which have been supported in a manner satisfactory to the respective Letter of Credit Issuer in its sole and absolute discretion) and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 7 or 8 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

                  20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

                  (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 8.02 of the Credit Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Banks (or all Banks if required by Section 12.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21).

                  22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  23. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

                  24. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

                  25. The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Interest Rate Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents.

                  26. Each Guarantor hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar law, the Uniform Fraudulent Conveyance Act or any similar Federal, state of foreign law. To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that, notwithstanding anything to the contrary contained herein, the Guaranteed Obligations shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

                  27. By accepting the benefits of this Guaranty, each Secured Creditor acknowledges and agrees that its rights under this Guaranty shall be as set forth in this Guaranty.


                                 * * * *


                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.



Addresses:

[Name of Subsidiary Guarantor]             [NAME OF SUBSIDIARY GUARANTOR]
[Address of Subsidiary Guarantor]
Attention:
Tel:                                        By ___________________________
Fax:                                           Title:





Accepted and Agreed to:


BANKERS TRUST COMPANY,
    as Administrative Agent


By____________________________
    Title:






                                                                Exhibit H



                         FORM OF PLEDGE AGREEMENT

                  PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of February 25, 1998, made by each of the undersigned pledgors (each a "Pledgor" and, together with any other entity that becomes a pledgor hereunder pursuant to Section 23 hereof, the "Pledgors") to BANKERS TRUST COMPANY, as Collateral Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                          W I T N E S S E T H :

                  WHEREAS, Universal Hospital Services, Inc. (the "Borrower"), the lenders from time to time party thereto (the "Banks") and Bankers Trust Company, as Administrative Agent (together with any successor Administrative Agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of February 25, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit as contemplated therein (the Banks, the Administrative Agent and the Pledgee are herein called the "Bank Creditors");

                  WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements with any Bank or any affiliate of any Bank (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and subsequent assigns, if any, collectively, the "Interest Rate Creditors", and together with the Bank Creditors, the "Secured Creditors");

                  WHEREAS, pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guarantied to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

                  WHEREAS, it is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

                  WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

                  1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

                  (i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, indemnities, Fees and interest) of such Pledgor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Subsidiary Guarantor, all such obligations and indebtedness of such Subsidiary Guarantor under the Subsidiary Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Agreements, being herein collectively called the "Credit Document Obligations");

                  (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness owing by such Pledgor to the Interest Rate Creditors now existing or hereafter incurred under, arising out of or in connection with (including by reason of such Pledgor's guaranty under the Subsidiary Guaranty), any Interest Rate Agreement, whether such Interest Rate Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Interest Rate Obligations");

                  (iii)any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

                  (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i), (ii) and (iii) above, after an Event of Default (which term shall mean and include any Event of Default under, and as defined in, the Credit Agreement or any payment default by the Borrower under any Interest Rate Agreement and shall, in any event, include, without limitation, any payment default on any of the Obligations (as hereinafter defined)) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

                  (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under
         Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses
(i) through (v) of this Section 1 being herein collectively called the "Obligations", it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

                  2. DEFINITION OF STOCK, NOTES, PARTNERSHIP INTERESTS, MEMBERSHIP INTERESTS, SECURITIES, ETC. (a) As used herein: (i) the term "Stock" shall mean all of the issued and outstanding shares of capital stock of any Subsidiary of any Pledgor at any time owned by any Pledgor and all certificates and instruments evidencing the same; (ii) the term "Notes" shall mean all promissory notes from time to time issued to the Pledgor by any of its Subsidiaries; (iii) the term "Partnership Interest" shall mean the entire partnership interest whether general and/or limited at any time owned by any Pledgor in any Subsidiary of such Pledgor (each such partnership, a "Pledged Partnership"); (iv) the term "Membership Interest" shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any Subsidiary of such Pledgor (each such limited liability company, a "Pledged LLC", and together with any Pledged Partnership, each, a "Pledged Entity"); (v) the term "Securities" shall mean all of the Stock, Notes, Partnership Interests and Membership Interests; and (vi) the term "Collateral" shall mean all Securities, together with all proceeds thereof, including any securities and moneys received and at any time held by the Pledgee hereunder. Except as provided in the last sentence of this Section 2, no Pledgor shall be required to pledge hereunder (and the terms Stock, Partnership Interests, Membership Interests, Securities and Collateral shall not include) more than 65% of the total combined voting power of all classes of capital stock or other equity interests of any Foreign Subsidiary of any Pledgor. Each Pledgor represents and warrants, that on the date hereof, (A) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto for such Pledgor, (B) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto, (C) the Notes held by such Pledgor consist of the promissory notes described in Annex B hereto for such Pledgor, (D) such Pledgor is the holder of record and sole beneficial owner of the Stock and the Notes held by such Pledgor and there exists no options or preemptive or similar rights in respect of the Stock, (E) the Membership Interests held by such Pledgor constitute that percentage of the entire limited liability company interests of the respective Pledged LLC as is set forth on Annex C hereto, (F) the Partnership Interests held by such Pledgor constitute that percentage of the entire partnership interest of the respective Pledged Partnership as is set forth on Annex D hereto for such Pledgor and (G) on the date hereof, such Pledgor owns or possesses no other Securities. In the circumstances and to the extent provided in Section 7.13 of the Credit Agreement, the 65% limitation set forth above in this Section 2 and in
Section 3.2 hereof shall no longer be applicable and such Pledgor shall duly pledge and deliver to the Pledgee such of the Securities not therefore required to be pledged hereunder.

                  (b) All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Partnership Interests at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Partnership Interests;" all Membership Interests at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Membership Interests;" all Pledged Stock, Pledged Notes, Pledged Partnership Interests and Pledged Membership Interests together are hereinafter called the "Pledged Securities".

                  3. PLEDGE OF SECURITIES, ETC.

                  3.1. Pledge. (a) To secure the Obligations of such Pledgor and for the purposes set forth in Section 1 hereof, each Pledgor hereby (i) grants to the Pledgee a first priority continuing security interest in all of the Collateral owned by such Pledgor, (ii) pledges and deposits as security with the Pledgee, the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor (in the case of certificated Securities), duly endorsed in blank by such Pledgor in the case of Notes and accompanied by undated stock or other powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of other certificated Securities or such other instruments of transfer as are reasonably acceptable to the Pledgee, (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to all certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement and (iv) transfers and assigns to the Pledgee all of such Pledgor's (x) Partnership Interests and all of such Pledgor's right, title and interest in each Pledged Partnership and
(y) Membership Interests and all of such Pledgor's right, title and interest in each Pledged LLC, in each case including, without limitation:

                  (i) all of the capital thereof and its interest in all profits, income, surplus, losses, Partnership Assets (as defined below), LLC Assets (as defined below) and other distributions to which such Pledgor shall at any time be entitled in respect of any such Collateral;

                  (ii) all other payments due or to become due to such Pledgor in respect of any such Collateral, whether under any partnership agreement, limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under any partnership agreement, limited liability company agreement or other agreement or at law or otherwise in respect of any such Collateral;

                  (iv) all present and future claims, if any, of such Pledgor against any Pledged Partnership or any Pledged LLC for moneys loaned or advanced, for services rendered or otherwise;

                  (v) all of such Pledgor's rights under any partnership agreement, limited liability company agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any Partnership Interest or Membership Interest, including any power, if any, to terminate, cancel or modify any general or limited partnership agreement or any limited liability company agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interest or Membership Interest and any Pledged Entity to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect, or receipt for any of the foregoing or for any Partnership Asset (as defined below) or LLC Asset (as defined below), to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

                  (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, distributions, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

                  (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

                  (b) As used herein, the term "Partnership Assets" and "LLC Assets" shall mean, respectively, all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership and limited liability company capital and interests in other partnerships and limited liability companies), at any time owned by any Pledged Partnership or Pledged LLC or represented by any Partnership Interest or Membership Interest.

                  3.2. Subsequently Acquired Securities. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank, in the case of Notes, and accompanied by undated stock or other powers duly executed in blank by such Pledgor or such other instruments of transfer as are reasonably acceptable to the Pledgee, in the case of other Securities, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder. No Pledgor shall be required at any time to pledge hereunder any Securities which represents more than 65% of the total combined voting power of all classes of capital stock or other equity interests of any Foreign Subsidiary entitled to vote except to the extent provided in the last sentence of Section 2(a) of this Agreement.

                  3.3. Uncertificated Securities and Partnership Interests. Notwithstanding anything to the contrary contained in Sections
3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the relevant Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, without limitation, under Sections 8-313 and 8-321 or Sections 8-106 (Revised), 8-301 (Revised) and 9-115 (Revised) of the Uniform Commercial Code, as applicable). Each Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon the request of the Pledgee.

                  4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

                  5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting, consent, administration, management and other rights and remedies pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof; provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

                  6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, (i) all cash dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the respective Pledgor and (ii) all cash distributions and other amounts payable in respect of the Pledged Partnership Interests and Pledged Membership Interests shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the
Collateral:

                  (i) all other or additional stock or other securities or property (other than cash) paid or distributed by way of dividend, distribution or otherwise in respect of the Collateral;

                  (ii) all other or additional stock or other securities or property paid or distributed in respect of the Collateral by way of merger, consolidation, conveyance of assets, liquidation, exchange of stock, stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

                  (iii) all other property (other than cash) paid or distributed by way of dividend or distribution in respect of the Collateral.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions, proceeds or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

                  7. REMEDIES IN CASE OF DEFAULT OR EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

                  (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

                  (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

                  (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

                  (d) to vote all or any part of the Pledged Securities (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

                  (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

                  8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Pledgee, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Pledgee or the holders of at least a majority of the outstanding Interest Rate Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

                  9. APPLICATION OF PROCEEDS. All moneys and other proceeds collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys and other proceeds received by the Pledgee hereunder, shall be applied to the payment of the Obligations.

                  10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                  11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, officers, affiliates, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall any Indemnitee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Agreements and Letters of Credit and the payment of all other Obligations and notwithstanding the discharge thereof.

                  12. PLEDGEE NOT BOUND. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a general partner or limited partner of any Pledged Partnership or as a member of any Pledged LLC and the Pledgee or any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of a member of any Pledged LLC. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of a Pledged Partnership Interest or a Pledged Membership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

                  (b) Except as provided in the last sentence of paragraph (a) of this Section, the Pledgee, by accepting this Agreement, did not intend to become a general partner or limited partner of any Pledged Partnership or of a member of any Pledged LLC or otherwise be deemed to be a co-venturer with respect to any Pledgor or any Pledged Partnership or any Pledged LLC either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of a member of any Pledged LLC or of any Pledgor.

                  (c) The Pledgee shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the collateral assignment hereby effected.

                  (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

                  13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

                  (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

                  14. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement.

                  15. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

                  16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of and has good and marketable title to all Pledged Securities pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement); (ii) it has full power, authority and legal right to pledge all the Pledged Securities pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) except as have been obtained by the Pledgors as of the date hereof and which remain in full force and effect on the date hereof, no consent of any other party (including, without limitation, any stockholder, member, partner or creditor of such Pledgor or any of its Subsidiaries or any Pledged Entity) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, the validity or enforceability of this Agreement, the perfection or enforceability of the Pledgee's security interest in the Collateral or, except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities; (ix) each Pledged Partnership Interest and Pledged Membership Interest has been validly acquired and is fully paid for (to the extent applicable) and is duly and validly pledged hereunder; (x) each general or limited partnership agreement and limited liability company agreement delivered to the Pledgee in respect of any Pledged Entity is an original signed counterpart (or a copy thereof) of the complete and entire such agreement in effect on the date hereof; (xi) each partnership agreement and limited liability company agreement in respect of any Pledged Entity is the legal, valid and binding obligation of each Pledgor, and to each Pledgor's knowledge, the other parties thereto, enforceable in accordance with its terms and, together with this Agreement, contains the entire agreement between the Pledgors relating to the subject matter thereof; (xii) no Pledgor is in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any general or limited partnership agreement or limited liability company agreement in respect of any Pledged Entity to which such Pledgor is a party, and no Pledgor is in violation of any other material provisions of any such partnership agreement or limited liability company agreement to which such Pledgor is a party, or otherwise in default or violation thereunder; (xiii) no Pledged Partnership Interest or Pledged Membership Interest is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto; (xiv) the pledge and assignment of the Pledged Partnership Interests and Pledged Membership Interests pursuant to this Agreement, together with the relevant filings or recordings under the Uniform Commercial Code (which filings and recordings have been or will be made), creates a valid, perfected and continuing first priority security interest in such Partnership Interests and Membership Interests and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of such Pledgor which would include the Collateral; (xv) there are no currently effective financing statements under the Uniform Commercial Code covering any property which is now or hereafter may be included in the Collateral and such Pledgor will not, without the prior written consent of the Pledgee, execute and, until the Termination Date (as hereinafter defined), there will not ever be on file in any public office any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party; (xvi) each Pledgor shall give the Pledgee prompt notice of any written claim it receives relating to the Collateral; (xvii) each Pledgor shall deliver to the Pledgee a copy of each other demand, notice or document received by it which may adversely affect the Pledgee's interest in the Collateral promptly upon, but in any event within 10 days after, such Pledgor's receipt thereof; (xviii) no Pledgor shall withdraw as a partner of any Pledged Partnership or member of any Pledged LLC, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of or with respect to any Pledged Entity or seek a partition of any property of any Pledged Entity, except as permitted by the Credit Agreement; (xix) a notice in the form set forth in Annex E attached hereto and by this reference made a part hereof (such notice the "Pledge Notice"), appropriately completed, notifying each Pledged Entity of the existence of this Agreement and a certified copy of this Agreement have been delivered by each Pledgor to the relevant Pledged Entity, and each such Pledgor has received and delivered to the Collateral Agent an acknowledgment in the form set forth in Annex F attached hereto (such acknowledgment, the "Pledge Acknowledgment"), duly executed by the relevant Pledged Entity; (xx) the chief executive office and principal place of business of such Pledgor and the sole location where the records of such Pledgor with respect to any Pledged Partnership Interests and Pledged Membership Interests are kept are located at the address set forth for such Pledgor on Annex G hereto, and such Pledgor shall not move its chief executive office, principal place of business, or location of records unless (x) it shall have given to the Pledgee no less than 30 days prior written notice of its intention to do so clearly describing such new location and providing such other information in connection therewith as the Pledgee may reasonably request and (y) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; (xxi) such Pledgor shall not change its legal name as set forth on the signature pages hereto or assume or operate in any jurisdiction under any trade, fictitious or other name unless (x) it shall have given to the Pledgee no less than 30 days prior written notice of its intention to do so clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Pledgee may reasonably request and (y) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; and (xxii) all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Pledgor to the Pledgee hereby in respect of the Collateral have been, or promptly will be, accomplished and the security interest granted to the Pledgee pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfect security interests. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

                  17. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

                  18. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Revolving Commitment and all Interest Rate Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

                  (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 8.02 of the Credit Agreement (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released at the direction of the Required Banks (or all Banks if required by Section 12.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of any Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

                  (c) At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 18(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by the principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 18(a) or (b).

                  (d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

                  19. NOTICES, ETC. All such notices and communications hereunder shall be sent or delivered by mail, telecopy or overnight courier service and all such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when delivered by overnight courier, or sent by telecopier or three Business Days following deposit in the mail with proper postage, when mailed, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

                  (a)   if to any Pledgor, at:

                        Universal Hospital Services, Inc.
                        1250 Northland Plaza
                        3800 West 80th Street
                        Bloomington, MN  55431-4442
                        Attention:  Gerry Brandt, Chief Financial Officer
                        Tel:  (612) 893-3255
                        Fax:  (612) 893-3237

                  (b)   if to the Pledgee, at:

                        Bankers Trust Company
                        130 Liberty Street
                        New York, New York  10006
                        Attention:  David Bell
                        Telephone No.:   (212) 250-9048
                        Telecopier No.:  (212) 250-7218;

                  (c) if to any Bank Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

                  (d) if to any Interest Rate Creditor at such address as such Interest Rate Creditor shall have specified in writing to the Pledgors and the Pledgee; or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                  20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of either (x) the Required Banks (or all of the Banks to the extent required by Section
12.12 of the Credit Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Interest Rate Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Document Obligations or (ii) the Interest Rate Creditors as the holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Banks and (ii) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Agreements.

                  21. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement without the prior consent of the Collateral Agent. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

                  22. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

                  23. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

                  24. PLEDGE NOTICES; PLEDGE ACKNOWLEDGMENTS.
Notwithstanding anything to the contrary contained herein or in the Credit Agreement, each Pledgor hereby covenants and agrees that with respect to any Pledged Partnership Interest and/or Pledged Membership Interest pledged by it hereunder, such Pledgor will deliver to the respective Pledged Partnerships and Pledged LLCs (with copies to the Pledgee) a Pledge Notice (appropriately completed) and such Pledgor will deliver to the Pledgee a Pledge Acknowledgment signed by the respective Pledged Partnerships and/or Pledged LLCs, (x) in the case of any Pledged Partnership Interests or Pledged Membership Interests required to be pledged hereunder on the date hereof, on or before the date hereof and
(y) in all other cases, within 10 days following the date on which any such Pledged Partnership Interests and/or Pledged Membership Interests are pledged hereunder.

                  25. SECURED CREDITORS ACKNOWLEDGMENT. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees
(i) that the rights and obligations of the Pledgee shall be as set forth in Section 11 of the Credit Agreement and (ii) that its rights under this Agreement shall be as set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement or the Credit Agreement, this Section 25, and the duties and obligations of the Pledgee set forth in this Section 25, may not be amended or modified without the consent of the Pledgee.

                                 * * * *


                  IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                                  UNIVERSAL HOSPITAL SERVICES, INC.,
                                    as a Pledgor


                                  By__________________________________
                                  Title:



Accepted and Agreed to:

BANKERS TRUST COMPANY,
    as Pledgee and Collateral Agent


By__________________________
    Title:



                                                                  Annex A
                                                                       TO
                                                         PLEDGE AGREEMENT


                              LIST OF STOCK


                                                               Percentage of
                                                                Outstanding
      Name of Issuing   Certificate    Type of   Number of      Shares of
        Corporation        Number      Shares     Shares      Capital Stock


                                      -None-


                                                                  ANNEX B
                                                                       to
                                                         PLEDGE AGREEMENT


                              LIST OF NOTES



Obligor                   Principal Amount                   Maturity Date

                              - None -

                                                                  ANNEX C
                                                                       to
                                                         PLEDGE AGREEMENT


                          PARTNERSHIP INTERESTS


                                 - None -


                                                                  ANNEX D
                                                                       to
                                                         PLEDGE AGREEMENT


                           MEMBERSHIP INTERESTS


Limited Liability Company                              Ownership Percentage

                                 - None -



                                                                  Annex E
                                                                       to
                                                         PLEDGE AGREEMENT



                          FORM OF PLEDGE NOTICE

                         [Letterhead of Pledgor]


                                                                   [Date]


TO:      [Name of Pledged Entity]

                  Notice is hereby given that, pursuant to the Pledge Agreement (a true and correct copy of which is attached hereto), dated as of February 25, 1998 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), between [NAME OF PLEDGOR] (the "Pledgor"), the other pledgors from time to time party thereto and Bankers Trust Company (the "Pledgee") on behalf of the Secured Creditors described therein, the Pledgor has pledged and assigned to the Pledgee for the benefit of the Secured Creditors, and granted to the Pledgee for the benefit of the Secured Creditors a continuing security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, as a [[limited partner] [general partner]] [member] in [NAME OF PLEDGED ENTITY] (the ["Partnership"] ["LLC"]), and in, to and under the [TITLE OF APPLICABLE AGREEMENT] (the "[Partnership] [LLC] Agreement"), including, without limitation:

                  (i) all the capital of the [Partnership] [LLC] and the Pledgor's interest in all profits, income, surplus, losses, [Partnership] [LLC] Assets and other distributions to which the Pledgor shall at any time be entitled in respect of such [Partnership] [Membership] Interest;

                  (ii) all other payments due or to become due to the Pledgor in respect of such [partnership] [limited liability company] interest, whether under the [Partnership] [LLC] Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under the [Partnership] [LLC] Agreement or at law or otherwise in respect of such [Partnership] [Membership] Interest;

                  (iv) all present and future claims, if any, of the Pledgor against the [Partnership] [LLC] for moneys loaned or advanced, for services rendered or otherwise;

                  (v) all of the Pledgor's rights under the [Partnership] [LLC] Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to the [Partnership] [Membership] Interest, including any power to terminate, cancel or modify the [Partnership] [LLC] Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of the [Partnership] [Membership] Interest and the [Partnership] [LLC], to make determinations, to exercise any election (including, but not limited, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

                  (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

                  (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

                  Pursuant to the Pledge Agreement, the [Partnership] [LLC] is hereby authorized and directed to register the Pledgor's pledge to the Pledgee on behalf of the Secured Creditors of the interest of the Pledgor on the [Partnership's] [LLC's] books.

                  The Pledgor hereby requests the [Partnership] [LLC] to indicate the [Partnership's] [LLC's] acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Pledgee on behalf of the Secured Creditors.

                                    [NAME OF PLEDGOR]


                                    By_________________________________
                                      Name:
                                      Title:



                                                                  ANNEX F
                                                                       to
                                                         PLEDGE AGREEMENT


                      FORM OF PLEDGE ACKNOWLEDGMENT


                  [NAME OF PLEDGED ENTITY] (the ["Partnership"] ["LLC"]) hereby acknowledges receipt of a copy of the assignment by [NAME OF PLEDGOR] ("Pledgor") of its interest under the [TITLE OF APPLICABLE AGREEMENT] (the "[Partnership] [LLC] Agreement") pursuant to the terms of the Pledge Agreement, dated as of February 25, 1998 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), among the Pledgor, the other pledgors from time to time party thereto, and Bankers Trust Company (the "Pledgee") on behalf of the Secured Creditors described therein. The undersigned hereby further confirms the registration of the Pledgor's pledge of its interest to the Pledgee on behalf of the Secured Creditors on the [Partnership's] [LLC's] books.

Dated:  ______________ __, ____


                                        [NAME OF PLEDGED ENTITY]


                                        By____________________________
                                          Name:
                                          Title:


                                                                  ANNEX G
                                                                       to
                                                         PLEDGE AGREEMENT


                       SCHEDULE OF OFFICE LOCATIONS


Address                                                   County/State














                                                                EXHIBIT I





                        FORM OF SECURITY AGREEMENT





                                  among





                    UNIVERSAL HOSPITAL SERVICES, INC.,


                       CERTAIN OF ITS SUBSIDIARIES



                                   and



                          BANKERS TRUST COMPANY,


                           as Collateral Agent




                      Dated as of February 25, 1998





                            SECURITY AGREEMENT


                  SECURITY AGREEMENT, dated as of February 25, 1998, among UNIVERSAL HOSPITAL SERVICES, INC. (the "Borrower"), the Subsidiary Guarantors listed on the signature pages hereto and each other Subsidiary of the Borrower that becomes an assignor hereunder pursuant to Section
10.11 of this Agreement (each an "Assignor", and collectively, the "Assignors") and BANKERS TRUST COMPANY, as Collateral Agent (together with any successor Collateral Agent, the "Collateral Agent") for the benefit of the Secured Creditors (as defined below). Capitalized terms used herein shall have the meanings specified in Article IX or, if not defined therein, such terms shall have the meanings specified in the Credit Agreement (as defined below).


                          W I T N E S S E T H :


                  WHEREAS, the Borrower, the lending institutions from time to time party thereto (the "Banks"), and Bankers Trust Company, as Administrative Agent (together with any successor Administrative Agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of February 25, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (the Banks, the Administrative Agent and the Collateral Agent are hereinafter called the "Bank Creditors");

                  WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements with any Bank or any affiliate of any Bank (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and subsequent assigns, if any, collectively the "Interest Rate Creditors", and together with the Bank Creditors, the "Secured Creditors");

                  WHEREAS, pursuant to the Subsidiary Guaranty, each Assignor (other than the Borrower) has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed
Obligations (as defined in the Subsidiary Guaranty);

                  WHEREAS, it is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

                  WHEREAS, each Assignor desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

                  NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:


                                ARTICLE I
                            SECURITY INTERESTS

                  1.1 Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, each Assignor does hereby sell, assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent for the benefit of the Secured Creditors a continuing security interest of first priority in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts (other than Excluded Contracts except to the extent provided in the definition thereof), together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks,
(vi) the Cash Collateral Account established for such Assignor and all monies, securities, Financial Assets, Investment Property and instruments deposited in or credited to or required to be deposited in or credited to such Cash Collateral Account, (vii) all Patents and Copyrights and all reissues, renewals or extensions thereof, (viii) all computer programs of such Assignor and all intellectual property rights therein (to the extent not constituting Excluded Contracts) and all other proprietary information of such Assignor, including, but not limited to, Trade Secrets Rights, (ix) all insurance policies, (x) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments (other than the Pledged Securities), and (xi) all Proceeds and products of any and all of the foregoing (all of the above collectively, the "Collateral").

                  (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which each Assignor may acquire at any time during the continuation of this Agreement.

                  1.2 Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.


                                ARTICLE II
            GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS


                  Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

                  2.1 Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by each Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

                  2.2 No Liens. Each Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

                  2.3 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens and those for which termination statements have been delivered to the Collateral Agent on the Effective Date), and so long as the Total Revolving Commitment has not been terminated or any Note remains unpaid or any Letter of Credit remains outstanding or any of the Obligations remain unpaid or any Interest Rate Agreement or Letter of Credit remains in effect, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in respect of Permitted Liens.

                  2.4 Chief Executive Office; Records. The chief executive office of each Assignor is located at the address or addresses indicated on Annex A hereto. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office and/or one or more of the other locations shown on Annex A hereto, or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above, or such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. Such Assignor shall not establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, and (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

                  2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex B hereto. Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to or from) any one of the locations shown on Annex B hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5. Such Assignor may establish a new location for Inventory and Equipment only if
(i) with respect to such new location, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, in all cases, after due investigation and (ii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

                  2.6 Trade Names; Change of Name. Each Assignor does not have or operate in any jurisdiction under, or in the preceding 5 years has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Annex C hereto. Such Assignor has only operated under each name set forth on Annex C hereto in the jurisdiction or jurisdictions set forth opposite each such name on such Annex C. Such Assignor shall not change its legal name or assume or operate on any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto in the jurisdictions listed with respect to such names and new names (including, without limitation, any names of divisions or operations) and/or jurisdictions established in accordance with the last sentence of this
Section 2.6. Such Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name or operate under any existing name in any additional jurisdiction until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and/or jurisdiction and, in the case of a new name, the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new name and/or new jurisdiction, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, and (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

                  2.7 Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of such Assignor contained herein, in the other Credit Documents, in the Interest Rate Agreements and otherwise in writing in connection herewith or therewith.

                               ARTICLE III

                      SPECIAL PROVISIONS CONCERNING
                RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

                  3.1 Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that each such Receivable, and all records, papers and documents relating thereto (if any) (i) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale, lease or rental and delivery of the merchandise listed therein, or both,
(ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms and
(iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

                  3.2 Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate and complete records of its Receivables and Contracts, including, without limitation, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times upon demand during normal business hours. If requested by the Collateral Agent while an Event of Default is in existence, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, copies of all documents evidencing the Receivables and all Contracts, such copies to be certified as true and complete by an Authorized Officer of such Assignor) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). If the Collateral Agent so directs while an Event of Default is in existence, such Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

                  3.3 Modification of Terms; etc. No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except (i) as permitted by
Section 3.4 hereof and (ii) so long as no Event of Default is then in existence, and absent prior written consent of the Collateral Agent, such Assignor may modify, make adjustments with respect to, settle claims with respect to, extend or renew any Contracts in the ordinary course of business. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

                  3.4 Collection. Each Assignor shall endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, so long as no Event of Default has occurred and is continuing, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with its sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by such Assignor.

                  3.5 Direction to Account Debtors; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, to the extent permitted by applicable law, such Assignor agrees (x) to cause all payments on account of the Receivables to be made directly to the Cash Collateral Account,
(y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables to make payments with respect thereto as provided in preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and may adjust, settle or compromise the amount of payment thereof. The Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including attorneys' fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor.

                  3.6 Instruments. If any Assignor owns or acquires any Instrument with a face value in excess of $500,000, such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

                  3.7 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to give effect to the purposes of this Agreement.


                                ARTICLE IV

                SPECIAL PROVISIONS CONCERNING TRADEMARKS

                  4.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of, or otherwise has the right to use, the Marks listed on Annex D hereto and that said listed Marks constitute all the marks registered in the United States Patent and Trademark Office that such Assignor now owns or uses in connection with its business. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use all Marks that it uses. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name. Each Assignor represents and warrants that it is the beneficial and record owner of all trademark registrations and applications listed on Annex D hereto for such Assignor and that said registrations are valid and subsisting, and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said applications will not pass to registration.

                  4.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under a Mark other than in the ordinary course of business absent prior written approval of the Collateral Agent.

                  4.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes to be infringing or diluting or otherwise violating any of such Assignor's rights in and to any Mark, or with respect to any party claiming that such Assignor's use of any Mark violates any property right of that third party. Each Assignor further agrees, unless otherwise directed by the Collateral Agent, diligently to prosecute any Person infringing any Mark.

                  4.4 Preservation of Marks. Each Assignor agrees to use its material Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks (and any registrations thereto) as trademarks or service marks registered under the laws of the United States.

                  4.5 Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. ss.ss. 1051 et seq. to maintain trademark registrations, including, but not limited to, affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office, for all of its registered Marks pursuant to 15 U.S.C. ss.ss. 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent. Each Assignor agrees to notify the Collateral Agent three months prior to the dates on which the affidavits of use or the application for renewal registration are due with respect to any registered Mark that the affidavits of use or the renewal is being processed or abandoned as the case may be.

                  4.6 Future Registered Marks. If any Mark registration issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and an assignment for security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Agent.

                  4.7 Remedies. (a) If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors pursuant to the assignment of security interest in trademarks in the form of Annex G hereto, executed by such Assignor and filed on the date hereof, pursuant to which all of such Assignor's rights, title and interest in and to the Marks are assigned to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.

                  (b) Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in and to each Mark and associated goodwill, and record the same.


                                ARTICLE V

                      SPECIAL PROVISIONS CONCERNING
                          PATENTS AND COPYRIGHTS

                  5.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of, or otherwise has the right to use, all rights in (i) all trade secrets and proprietary information necessary to operate the business of such Assignor (the "Trade Secret Rights"), (ii) the Patents listed on Annex E hereto and (iii) the Copyrights listed on Annex F hereto, that said Patents constitute all the United States patents and applications for patents that such Assignor now owns or is licensed to use and that said Copyrights constitute all the United States registered copyrights that such Assignor now owns or is licensed to use. Each Assignor represents and warrants that it owns or is licensed to use all Patents and Copyrights that it now owns or uses. Each Assignor further represents and warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringe or will infringe any patent or any copyright or misappropriates any trade secret or proprietary information.

                  5.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of Trade Secret Rights or any right under a Patent or Copyright other than in the ordinary course of business absent prior written approval of the Collateral Agent.

                  5.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe any of such Assignor's rights in any Patent or Copyright, or with respect to any claim that practice of any Patent or Copyright violates any property right of a third party or with respect to any misappropriation of any Trade Secret Rights or any claim that the practice of a Trade Secret Right violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any Patent or Copyright or misappropriating any Trade Secret Right.

                  5.4 Maintenance of Patents. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. ss. 41 to maintain in force rights under each Patent.

                  5.5 Prosecution of Patent Application. Other than with respect to immaterial Patents which are not essential to the business of the Borrower and its Subsidiaries, at its own expense, each Assignor shall diligently prosecute all applications for United States patents listed on Annex E hereto, and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent prior written consent of the Collateral Agent.

                  5.6 Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or certificate or registration of, or application therefor, said Patents, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Agent.

                  5.7 Remedies. (a) If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, pursuant to the assignment of security interest in Patents in the form of Annex H hereto, and the assignment of security interest in Copyrights in the form of Annex I hereto, in each case, executed by such Assignor and filed on the date hereof, pursuant to which all of such Assignor's right, title, and interest to such Patents and Copyrights are assigned to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and practice or sell the Patents and Copyrights; (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and Copyrights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

                  (b) Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in and to each Patent, and record the same.


                                ARTICLE VI

                  PROVISIONS CONCERNING ALL COLLATERAL

                  6.1 Protection of Collateral Agent's Security. Each Assignor will do nothing (except as otherwise expressly permitted herein) to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at its own expense, to the extent required by the Credit Agreement; all policies or certificates with respect to such insurance shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee). If any Assignor shall fail to insure such Inventory and Equipment to the extent required by the Credit Agreement, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance. The Collateral Agent may apply any proceeds of such insurance required after an Event of Default in accordance with Section 7.4 hereof or in accordance with the Credit Agreement. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

                  6.2 Warehouse Receipts Non-negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

                  6.3 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

                  6.4 Financing Statements. Each Assignor agrees to sign and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees and related expenses. Each Assignor authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.


                               ARTICLE VII

              REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

                  7.1 Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                  (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

                  (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such collateral;

                  (iii) withdraw all moneys, securities and other instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4 hereof;

                  (iv) sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section
         7.2 hereof, and take possession of the proceeds of any such sale or liquidation;

                  (v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

                           (A) forthwith cause the same to be moved to
                  the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent,

                           (B) store and keep any Collateral so delivered
                  to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in
                  Section 7.2 hereof, and

                           (C) while the Collateral shall be so stored
                  and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

                  (vi) license or sublicense whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that such Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Agreement Obligations have been paid in full, the holders of at least the majority of the outstanding Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Interest Rate Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

                  7.2 Remedies; Disposition of the Collateral. Upon the occurrence and continuance of an Event of Default, any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair (at the expense of the relevant Assignor) which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than ten (10) days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after receipt of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten (10) days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 7.2 without accountability (other than with respect to the payment of the purchase price with respect thereto) to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrations or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

                  7.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and such Assignor hereby further waives, to the extent permitted by law:

                  (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

                  (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

                  7.4 Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent the Mortgages or Additional Mortgages require proceeds of collateral under such Security Documents to be applied in accordance with the provisions of this Agreement, the Mortgagee under such Mortgage or Additional Mortgage) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

                  (i) first, to the payment of all Obligations owing to the Collateral Agent of the type described in clauses (iii) and
         (iv) of the definition of "Obligation" contained in Article IX hereof;

                  (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                  (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                  (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 10.9(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

                  (b) For purposes of this Agreement, (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be,
(y) "Primary Obligations" shall mean (i) in the case of the Credit Agreement Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings (together with all interest accrued thereon), and the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement, and all Fees and (ii) in the case of the Interest Rate Obligations, all amounts due under the Interest Rate Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than (i) Primary Obligations and (ii) those referred to in Section 7.4(a)(i).

                  (c) When payments to the Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

                  (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

                  (e) Except as set forth in Section 7.4(d) hereof, all payments required to be made hereunder shall be made (x) if to the Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors and (y) if to the Interest Rate Creditors, to the trustee paying agent or other similar representative (each a "Representative") for the Interest Rate Creditors or in the absence of such a representative, directly to the Interest Rate Creditors.

                  (f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent a statement of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Interest Rate Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Interest Rate Creditor) to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Interest Rate Creditor) to the contrary, the Collateral Agent, or acting hereunder, shall be entitled to assume that no Interest Rate Agreements are in existence.

                  (g) (i) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the sum referred to in clause (a) of this Section 7.4 with respect to the relevant Assignor.

                  7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, any Interest Rate Agreement or the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

                  7.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                               ARTICLE VIII

                                INDEMNITY

                  8.1 Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, officers, affiliates, agents and servants (hereinafter in this Section
8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, such Assignor shall assume full responsibility for the defense thereof.

                  (b) Without limiting the application of Section 8.1(a) hereof, each Assignor jointly and severally agrees to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because such Assignor shall have failed to comply with its obligations under this Agreement or any Credit Document), any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

                  (c) Without limiting the application of Section 8.1(a) or (b), each Assignor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by such Assignor in this Agreement, any Interest Rate Agreement, any other Credit Document or in any writing contemplated by or made or delivered by or on behalf of such Assignor pursuant to or in connection with this Agreement, any Interest Rate Agreement or any other Credit Document.

                  (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral until such time as the Collateral is released in accordance with Section 10.9. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of the Interest Rate Agreements and the payment of all of the other Obligations and notwithstanding the discharge thereof.


                                ARTICLE IX

                               DEFINITIONS

                  The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                  "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

                  "Assignor" shall have the meaning specified in the first paragraph of this Agreement.

                  "Bank Creditor" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Business Day" means any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close.

                  "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

                  "Chattel Paper" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York or under other relevant law.

                  "Class" shall have the meaning provided in Section 10.2 hereof.

                  "Collateral" shall have the meaning provided in Section
1.1(a).

                  "Collateral Agent" shall have the meaning specified in the first paragraph of this Agreement.

                  "Contract Rights" shall mean all rights of an Assignor (including, without limitation, all rights to payment) under each Contract.

                  "Contracts" shall mean all contracts between an Assignor and one or more additional parties.

                  "Copyrights" shall mean any United States copyright to which an Assignor now or hereafter has title, including any registration of any copyright in the United States Copyright Office as well as any application for a United States copyright registration now or hereafter made by an Assignor.

                  "Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Credit Agreement Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Documents" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York or under other relevant law.

                  "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York or under other relevant law, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement or any payment default by the Borrower under any Interest Rate Agreement.

                  "Excluded Contracts" shall mean one or more Contracts which by their terms would be breached by the grant of the security interests created therein pursuant to the terms of this Agreement (it being understood and agreed, however, that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any Excluded Contract shall be subject to the security interests created pursuant to this Agreement).

                  "Financial Asset" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York or under other relevant law.

                  "General Intangibles" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York or under other relevant law.

                  "Goods" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York or under other relevant law.

                  "Indemnitee" shall have the meaning provided in Section
8.1 hereof.

                  "Instrument" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York or under other relevant law.

                  "Interest Rate Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

                  "Interest Rate Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from an Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York or under other relevant law, now or hereafter owned by an Assignor.

                  "Investment Property" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York or under other relevant law.

                  "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on an Assignor's property.

                  "Marks" shall mean any trademarks and service marks now held or hereafter acquired by an Assignor, including any registration of or application for any trademarks or service marks in the United States Patent and Trademark Office, as well as any unregistered trademarks and service marks used by an Assignor in the United States and any trade dress including logos and/or designs used by an Assignor in the United States.

                  "Obligations" shall mean (i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, indemnities, Fees and interest) of each Assignor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which such Assignor is a party and the due performance and compliance by such Assignor with the terms, conditions and agreements contained in each such Credit Document (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Agreements, being herein collectively called the "Credit Agreement Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness of each Assignor, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Agreement whether such Interest Rate Agreement is now in existence or hereafter arising, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained therein (all such obligations, indebtedness and indebtedness under this clause (ii) being herein collectively called the "Interest Rate Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Assignor referred to in clauses (i), (ii) and (iii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.

                  "Patents" shall mean any United States patent to which an Assignor now or hereafter has title, including any divisions, continuations, reissues, reexaminations, extensions and renewals thereof, as well as any application for a United States patent now or hereafter made by an Assignor.

                  "Pledged Securities" shall have the meaning provided that term in the Pledge Agreement.

                  "Primary Obligations" shall have the meaning provided in Section 7.4(b) hereof.

                  "Proceeds" shall have the meaning assigned that term under the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to an Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Pro Rata Share" shall have the meaning provided in
Section 7.4(b) hereof.

                  "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York or under other relevant law, now or hereafter owned by an Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for equipment or goods sold or leased or rented or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of such Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

                  "Representative" shall have the meaning provided in
Section 7.4(e) hereof.

                  "Requisite Creditors" shall have the meaning provided in Section 10.2 hereof.

                  "Secondary Obligations" shall have the meaning provided in Section 7.4(b) hereof.

                  "Secured Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

                  "Trade Secret Rights" shall have the meaning provided in Section 5.1 of this Agreement.


                                ARTICLE X

                             MISCELLANEOUS

                  10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to such party at its address set forth opposite its signature below, or at such other address as any of the parties hereto may hereafter notify the others in writing.

                  10.2 Waiver; Amendment. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby and the Collateral Agent (with the consent of the Required Banks or, to the extent required by Section 12.12 of the Credit Agreement, all of the Banks), provided, however that no such change, waiver, modification or variance shall be made to Section 7.4 hereof or this Section 10.2(a) without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Agreement Obligations or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Agreement Obligations, the Required Banks and (y) with respect to the Interest Rate Obligations, the holders of Interest Rate Obligations which constitute holders of a majority of all obligations outstanding from time to time under the Interest Rate Agreements.

                  (b) No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

                  10.3 Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Credit Document or any Interest Rate Agreement; or
(c) any amendment to or modification of any Credit Document or any Interest Rate Agreement or any security for any of the Obligations; whether or not any Assignor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

                  10.4 Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent (for the benefit of the Secured Creditors) and its permitted successors and assigns, provided that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent. All agreements, statements, representations and warranties made by such Assignor herein or in any certificate or other instrument delivered by each Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Credit Documents regardless of any investigation made by the Secured Creditors on their behalf.

                  10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  10.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.7 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  10.8 Assignor's Duties. It is expressly agreed, notwithstanding anything herein contained to the contrary, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

                  10.9 Termination; Release. (a) After the termination of the Total Revolving Commitment and each Interest Rate Agreement, when no Note or Letter of Credit is outstanding and when all Loans and other Obligations have been paid in full, this Agreement shall terminate, and the Collateral Agent, at the request and expense of the relevant Assignor, will execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

                  (b) So long as no payment default on any of the Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Assignors, release any or all of the Collateral, provided that (x) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed "permitted by the terms of the Credit Agreement" if the proposed transaction is permitted by Section 8.02 of the Credit Agreement) or otherwise has been approved in writing by the Required Banks or, to the extent required by Section
12.12 of the Credit Agreement, all of the Banks and (y) the proceeds of such Collateral are applied as required pursuant to the Credit Agreement or any consent or waiver with respect thereto.

                  (c) At any time that the relevant Assignor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 10.9(a) or (b), it shall deliver to the Collateral Agent a certificate signed by an authorized officer stating that the release of the respective Collateral is permitted pursuant to Section 10.9(a) or (b). In the event that any part of the Collateral is released as provided in the preceding paragraph (b), the Collateral Agent, at the request and expense of such Assignor, will duly assign, transfer and deliver to such Assignor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section
10.9. Upon any release of Collateral pursuant to Section 10.9(a) or (b), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

                  10.10 Collateral Agent. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in
Section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in Section 10.2 of this Agreement or Section 12.12 of the Credit Agreement, this Section 10.10, and the duties and obligations of the Collateral Agent set forth in this Section 10.10, may not be amended or modified without the consent of the Collateral Agent.

                  10.11 Additional Assignors. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.

                  10.12 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.



                                  * * *


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Addresses:

1250 Northland Plaza                    UNIVERSAL HOSPITAL SERVICES, INC.,
3800 West 80th Street                     as an Assignor
Bloomington, MN  55431-4442
Attention:  Gerry Brandt,
            Chief Executive Officer     By_______________________________
Tel:  (612) 893-3255                      Title:
Fax:  (612) 893-3237



Accepted and Agreed to:




Bankers Trust Company                   BANKERS TRUST COMPANY,
130 Liberty Street                        as Collateral Agent
New York, New York  10006
Attention:  David Bell
Tel: (212) 250-9048                     By________________________
Fax: (212) 250-7218                       Title:





                                                                  Annex A
                                                                       TO
                                                       SECURITY AGREEMENT


                       SCHEDULE OF CHIEF EXECUTIVE
                       OFFICES AND RECORD LOCATIONS


Address                                                 County/State




                                                                  Annex B
                                                                       TO
                                                       SECURITY AGREEMENT


                          SCHEDULE OF EQUIPMENT
                         AND INVENTORY LOCATIONS



Address                                                  County/State





                                                                  Annex C
                                                                       TO
                                                       SECURITY AGREEMENT



                   LIST OF TRADE AND FICTITIOUS NAMES




Name                                     Jurisdiction Where Used





                                                                  ANNEX D
                                                                       TO
                                                       SECURITY AGREEMENT


                            SCHEDULE OF MARKS



 Trademark Name   TM Number    Type of TM    Issue Date    Expiration Date
 --------------   ---------    ---------     ----------   ---------------




                                                                  Annex E
                                                                       TO
                                                       SECURITY AGREEMENT





                   SCHEDULE OF PATENTS AND APPLICATIONS



     U.S. Patent No.    Description       Issue Date       Expiration Date



                                                                  Annex F
                                                                       TO
                                                       SECURITY AGREEMENT


                   LIST OF COPYRIGHTS AND APPLICATIONS



  REGISTRATION NUMBERS          PUBLICATION DATE           COPYRIGHT TITLE








                                                                  ANNEX G
                                                                       TO
                                                       SECURITY AGREEMENT



                        FORM OF GRANT OF SECURITY
                          INTEREST IN TRADEMARKS


                  FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, ________________________, a ________ corporation (the "Grantor") with principal offices at
_________________________, hereby grants to Bankers Trust Company, as Collateral Agent (the "Grantee") with principal offices at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, a security interest in (i) all of the Grantor's right, title and interest in and to the trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Marks, (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same, and (iv) the goodwill of the business with which the Marks are associated.

                  THIS GRANT, effective as of _________, ____, is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of February 25, 1998 (as amended from time to time, the "Security Agreement"). Upon the occurrence of the termination of the Security Agreement pursuant to the terms thereof, the Grantee shall, upon such satisfaction, execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

                  This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to, those set forth in the Security Agreement, all of the terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.


                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ____ day of ________, ____.

                                          [NAME OF GRANTOR]
                                              as Grantor,


                                          By_________________________
                                            Title:


                                          BANKERS TRUST COMPANY,
                                           as Collateral Agent and as Grantee


                                          By__________________________
                                            Title:




STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )


                  On this ____ day of ________, ____, before me personally came _________________ who, being by me duly sworn, did state as follows: that [s]he is the [title of signatory] of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.



                                         -------------------------
                                             Notary Public



STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


                  On this ____ day of ________, ____, before me personally came _________________ who, being by me duly sworn, did state as follows: that [s]he is the [title of signatory] of BANKERS TRUST COMPANY, that [s]he is authorized to execute the foregoing Grant on behalf of said company and that [s]he did so by authority of said company.



                                        -------------------------
                                             Notary Public



                                                               SCHEDULE A


                  Trademarks and Trademark Applications
                        Owned By [Name of Grantor]


Trademark Name    TM Number     Type of TM.    Issue Date     Expiration Date
--------------    ---------     ----------     ----------     ---------------



                                                                  ANNEX H
                                                                       TO
                                                       SECURITY AGREEMENT



                        GRANT OF SECURITY INTEREST
                                IN PATENTS


                  FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, ______________, a ___________ corporation, (the "Grantor") with principal offices at
_______________________________, hereby grants to Bankers Trust Company, as Collateral Agent (the "Grantee") with principal offices at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, a security interest in (i) all of the Grantor's right, title and interest in and to the patents and patent applications (the "Patents") set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Patents and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

                  THIS GRANT, effective as of ________, ____, is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among Grantor, the other assignors from time to time party thereto and the Grantee, dated as of February 25, 1998 (as amended from time to time, the "Security Agreement"). Upon the occurrence of the termination of the Security Agreement pursuant to the terms thereof, the Grantee shall, upon such satisfaction, execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

                  This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in, the Security Agreement, all of the terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.


                  IN WITNESS WHEREOF, the undersigned have executed this Grant as of the __ day of ___________, ____.


                            [NAME OF GRANTOR],
                                as Grantor


                             By_________________________
                               Title:


                             BANKERS TRUST COMPANY,
                                as Collateral Agent and as Grantee


                             By__________________________
                               Title:




STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )


                  On this ____ day of _____________, ____, before me
personally came _________________ who, being by me duly sworn, did state as follows: that [s]he is the [title of signatory] of ____________________, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.



                                           -------------------------
                                                 Notary Public



STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )


                  On this ____ day of ___________, ____, before me
personally came _________________ who, being by me duly sworn, did state as follows: that [s]he is the [title of signatory] of BANKERS TRUST COMPANY, that [s]he is authorized to execute the foregoing Grant on behalf of said company and that [s]he did so by authority of said company.



                                          -------------------------
                                                Notary Public





                                                               Schedule A



                     Patents and Patent Applications
                       Owned By [Name of Grantor]


U.S. Patent No.     Description           Issue Date      Expiration Date




                                                                  ANNEX I
                                                                       TO
                                                       SECURITY AGREEMENT



                        FORM OF GRANT OF SECURITY
                          INTEREST IN COPYRIGHTS




                  WHEREAS, _______________, a _______________ corporation
(the "Grantor"), having its chief executive office at , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

                  WHEREAS, BANKERS TRUST COMPANY, as Collateral Agent, having its principal offices at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 (the "Grantee"), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

                  WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of February 25, 1998, made by the Grantor, the other assignors from time to time party thereto and the Grantee (as amended from time to time, the "Security Agreement"), the Grantor hereby grants to the Grantee a security interest in the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

                  This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to, those set forth in the Security Agreement, all of the terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.


                  IN WITNESS WHEREOF, the undersigned have executed this Grant as of the _____ day of _________, _____.


                            [NAME OF GRANTOR],
                               as Assignor

                             By__________________________
                                Title:


                             BANKERS TRUST COMPANY,
                               as Collateral Agent and as Grantee


                             By__________________________
                               Title:



STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )


                  On this ______ day of _________, _____ before me
personally came _______________, who being duly sworn, did depose and say that [s]he is the [title of signatory] of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.



                                            -------------------------
                                                Notary Public



STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )


                  On this ____ day of _____________, ____, before me
personally came _________________ who, being by me duly sworn, did state as follows: that [s]he is the [title of signatory] of BANKERS TRUST COMPANY, that [s]he is authorized to execute the foregoing Grant on behalf of said company and that [s]he did so by authority of said company.



                                         -------------------------
                                              Notary Public




                                                               SCHEDULE A




                U.S. Copyrights and Copyright Applications
                           of [Name of Grantor]


           REGISTRATION          PUBLICATION
              NUMBERS               DATE            COPYRIGHT TITLE



                            TABLE OF CONTENTS


                                                                     Page



ARTICLE I SECURITY INTERESTS............................................2
     1.1  Grant of Security Interests...................................2
     1.2  Power of Attorney.............................................2


ARTICLE II GENERAL REPRESENTATIONS, WARRANTIESAND COVENANTS.............3
     2.1  Necessary Filings.............................................3
     2.2  No Liens......................................................3
     2.3  Other Financing Statements....................................3
     2.4  Chief Executive Office; Records...............................3
     2.5  Location of Inventory and Equipment...........................4
     2.6  Trade Names; Change of Name...................................4
     2.7  Recourse......................................................5

ARTICLE III SPECIAL PROVISIONS CONCERNINGRECEIVABLES;
            CONTRACT RIGHTS; INSTRUMENTS................................5
     3.1  Additional Representations and Warranties.....................5
     3.2  Maintenance of Records........................................5
     3.3  Modification of Terms; etc....................................6
     3.4  Collection....................................................6
     3.5  Direction to Account Debtors; etc.............................6
     3.6  Instruments...................................................7
     3.7  Further Actions...............................................7

ARTICLE IV  SPECIAL PROVISIONS CONCERNING TRADEMARKS....................7
     4.1  Additional Representations and Warranties.....................7
     4.2  Licenses and Assignments......................................7
     4.3  Infringements.................................................7
     4.4  Preservation of Marks.........................................8
     4.5  Maintenance of Registration...................................8
     4.6  Future Registered Marks.......................................8
     4.7  Remedies......................................................8

ARTICLE V  SPECIAL PROVISIONS CONCERNINGPATENTS AND COPYRIGHTS..........9
     5.1  Additional Representations and Warranties.....................9
     5.2  Licenses and Assignments......................................9
     5.3  Infringements.................................................9
     5.4  Maintenance of Patents........................................9
     5.5  Prosecution of Patent Application............................10
     5.6  Other Patents and Copyrights.................................10
     5.7  Remedies.....................................................10

ARTICLE VI  PROVISIONS CONCERNING ALL COLLATERAL.......................11
     6.1  Protection of Collateral Agent's Security....................11
     6.2  Warehouse Receipts Non-negotiable............................11
     6.3  Further Actions..............................................11
     6.4  Financing Statements.........................................11

ARTICLE VII REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT...............12
     7.1  Remedies; Obtaining the Collateral Upon Default..............12
     7.2  Remedies; Disposition of the Collateral......................13
     7.3  Waiver of Claims.............................................14
     7.4  Application of Proceeds......................................15
     7.5  Remedies Cumulative..........................................17
     7.6  Discontinuance of Proceedings................................17

ARTICLE VIII  INDEMNITY ...............................................18
     8.1  Indemnity....................................................18
     8.2  Indemnity Obligations Secured by Collateral; Survival........19

ARTICLE IX  DEFINITIONS .............................................. 19

ARTICLE X  MISCELLANEOUS   ........................................... 24
     10.1  Notices.....................................................24
     10.2  Waiver; Amendment...........................................24
     10.3  Obligations Absolute........................................24
     10.4  Successors and Assigns......................................25
     10.5  Headings Descriptive........................................25
     10.6  Severability................................................25
     10.7  Governing Law...............................................25
     10.8  Assignor's Duties...........................................25
     10.9  Termination; Release........................................26
     10.10 Collateral Agent............................................26
     10.11 Additional Assignors........................................26
     10.12 Counterparts................................................27



ANNEX A   Schedule of Chief Executive Offices and Record Locations
ANNEX B   Schedule of Equipment and Inventory Locations
ANNEX C   List of Trade and Fictitious Names
ANNEX D   List of Trademarks and Applications
ANNEX E   List of Patents and Applications
ANNEX F   List of Copyrights and Applications
ANNEX G   Form of Grant of Security Interest in Trademarks
ANNEX H   Form of Grant of Security  Interest in Patents
ANNEX I   Form of Grant of Security Interest in Copyrights






                                                                Exhibit J


                  FORM OF OFFICER'S SOLVENCY CERTIFICATE


                  I, the undersigned, the [Chief Executive Officer] [Chief Financial Officer] of Universal Hospital Services, Inc., a
Minnesota corporation (the "Borrower"), do hereby certify on behalf of the Borrower that:

                  1. This Certificate is furnished to the Administrative Agent and each of the Banks pursuant to Section 5.18 of the Credit Agreement, dated as of February 25, 1998, among the Borrower, the various lenders from time to time party thereto (the "Banks") and Bankers Trust Company, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                  2. For purposes of this Certificate, the terms below shall have the following definitions:

         (a)      "Fair Value"

                  The amount at which the assets, in their entirety, of each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

         (b)      "Present Fair Salable Value"

                  The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness under normal selling conditions in a current market.

         (c)      "New Financing"

                  The Indebtedness incurred or to be incurred by the Borrower and its Subsidiaries under the Credit Documents (assuming the full utilization by the Borrower of the Total Revolving Commitment under the Credit Agreement) and the Senior Notes Documents and all other financings contemplated by the Documents, in each case after giving effect to the Transaction.

         (d)      "Stated Liabilities"

                  The recorded liabilities (including contingent liabilities that would be recorded in accordance with generally accepted accounting principles ("GAAP")) of each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole as of the date hereof after giving effect to the consummation of the Transaction, determined in accordance with GAAP consistently applied, together with the amount of all Obligations.

         (e)      "Identified Contingent Liabilities"

                  The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole after giving effect to the Transaction (exclusive of such contingent liabilities to the extent reflected in Stated Liabilities).

         (f)      "Will be able to pay their respective Stated
                  Liabilities and Identified Contingent Liabilities as they mature or otherwise become due and payable"

                  Each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become due and payable.

         (g)      "Does not have Unreasonably Small Capital"

                  Each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole, after consummation of the Transaction and all Indebtedness (including the Loans and the indebtedness evidenced by the Senior Notes) being incurred or assumed and Liens created by the Borrower and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

                  3. For purposes of this Certificate, I, or other officers or employees of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

         (a) I have reviewed the financial statements (including the pro forma financial statements) and the Projections.

         (b) I have made inquiries of certain officials of the Borrower and its Subsidiaries who have responsibility for financial and accounting matters regarding the existence and amount of Identified Contingent Liabilities associated with the business of the Borrower and its Subsidiaries.

         (c) I have knowledge of and have reviewed to my satisfaction the Credit Documents, the Senior Notes Documents and the Recapitalization Documents, and the respective schedules and exhibits thereto.

         (d)      With respect to Identified Contingent Liabilities, I:

                  (1) inquired of certain officials of the Borrower and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities associated with the business of the Borrower and its Subsidiaries; and

                  (2) confirmed with officers of the Borrower and its Subsidiaries that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof.

         (e) I have made inquiries of certain officers of the Borrower and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause either of the Borrower on stand-alone basis or the Borrower and its Subsidiaries taken as a whole, after giving effect to the consummation of the Transaction and the related financing transactions (including the making of Loans under the Credit Agreement and the issuance of the Senior Notes), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or
                  (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become due and payable.

                  4. Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that, after giving effect to the consummation of the Transaction and the related financing transactions (including the making of Loans under the Credit Agreement and the issuance of the Senior Notes), it is my opinion that (i) the Fair Value and Present Fair Salable Value of the assets of each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole exceed their respective Stated Liabilities and Identified Contingent Liabilities; (ii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole Does not have Unreasonably Small Capital; and (iii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole Will be able to pay their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become due and payable.


                  IN WITNESS WHEREOF, I have hereto set my hand this 25th day of February, 1998 on behalf of Borrower.

                              UNIVERSAL HOSPITAL SERVICES, INC.


                              By:__________________________
                                 Name:
                                 Title: Chief [Executive] [Financial] Officer






                                                                Exhibit K


                 BORROWING BASE CERTIFICATE AS OF [DATE]


To: The Banks party to the Credit Agreement, dated as of February 25, 1998, among Universal Hospital Services, Inc. (the
         "Borrower"), the financial institutions from time to time party thereto (the "Banks") and Bankers Trust Company, as
         Administrative Agent (the "Credit Agreement").1

                                                                 Amount in
                                                               U.S. Dollars
   1.    Accounts Receivable

             Total face amount of all receivables             $___________
             of the Borrower and the Subsidiary
             Guarantors arising from the rental of
             Rental Equipment by the Borrower or
             any Subsidiary Guarantor in the
             ordinary course of business so long
             as such receivables conform to the
             representations and warranties
             contained in the Security Agreement
             (including, without limitation, that
             the Collateral Agent shall have and
             maintain a first priority perfected
             security interest in all such
             receivables);

                Less:

                (a) Receivables which the                    ($________)
                    Collateral Agent has
                    identified to the Borrower as
                    not being acceptable to the
                    Collateral Agent in its
                    reasonable judgment;

                (b) Returns, discounts, claims,              ($________)
                    credit and allowances of any
                    nature (whether issued, owing,
                    granted or outstanding);

                (c) Reserves for chargebacks,                ($________)
                    deferred revenue, contras and
                    any other matter which affects
                    the creditworthiness of
                    account debtors owing the
                    receivables;

                (d) Receivables from the rental of           ($________)
                    Rental Equipment or the sale
                    of Inventory to any Affiliate;

                (e) Receivables which are not due            ($________)
                    by their terms or have not
                    been paid in full within 180
                    days of the invoice date
                    therefor (and all other
                    receivables due from any
                    account debtor whose
                    receivables are past due if
                    50% or more of such account
                    debtor's receivables are so
                    past due) or which have been
                    disputed or made subject to
                    set-off (to the extent
                    thereof);

                (f) Receivables from any party               ($________)
                    subject to any bankruptcy,
                    receivership, insolvency or
                    like proceedings by the
                    account debtor;

                (g) Receivables owing by account             ($________)
                    debtors outside the United
                    States and Canada;

                (h) Receivables arising out of a             ($________)
                    sale, lease or rental for
                    which no invoice has been
                    provided to the account
                    debtor; and

                (i) Receivables due from an                  ($________)
                    account debtor whose
                    receivables constitute 15% or
                    more of all receivables of the
                    Borrower and the Subsidiary
                    Guarantors unless supported or
                    secured by insurance
                    acceptable to the
                    Administrative Agent or an
                    irrevocable letter of credit
                    in form and substance
                    acceptable to the
                    Administrative Agent, issued
                    by financial institution
                    satisfactory to the
                    Administrative Agent and duly
                    pledged to the Collateral
                    Agent (together with
                    sufficient documentation to
                    permit direct draws by the
                    Collateral Agent).

2.        Eligible Receivables                                 $___________
          (Net Amount of No. 1)

3.        85% of Eligible Receivables                          $___________

4.        Rental Equipment

            All Rental Equipment of the Borrower               $___________
            and the Subsidiary Guarantors which is
            held by the Borrower or any Subsidiary
            Guarantor (other than for sale) or is
            rented to third Persons in the
            ordinary course of business by the
            Borrower or any Subsidiary Guarantor
            or which is the subject of an
            equipment rental program or similar
            equipment outsourcing program, and
            which conforms to the representations
            and warranties contained in the
            Security Agreement (valued on a net
            book value basis consistent with the
            Borrower's consolidated month-end
            balance sheet).

                Less:

                (a) Rental Equipment which the               ($_______)
                    Collateral Agent has
                    identified to the Borrower as
                    not being acceptable to the
                    Collateral Agent in its
                    reasonable judgment;

                (b) The net book value of the                ($_______)
                    Borrower's "Bazooka Bed"
                    inventory;

                (c) Reserves for Rental Equipment            ($_______)
                    that is unrentable, obsolete,
                    slow moving or under repair;
                    and

                (d) Any additional reserves                  ($_______)
                    required by the Administrative
                    Agent (and identified to the
                    Borrower as so required) in
                    the exercise of its reasonable
                    discretion pursuant to the
                    proviso contained in the
                    definition of Borrowing Base
                    contained in the Credit
                    Agreement.

5.    Eligible Rental Equipment                                       $________
        (Net Amount of No. 4)

6.    50% of Eligible Rental Equipment                                $________

7.    Borrowing Base                                                  $________
         (Sum of No. 3 and No. 6)

8. Total of Revolving Loans, Swingline Loans and Letter of Credit $________ Outstandings

9.    Borrowing Base Surplus (Deficiency)                             $________
         (No. 7 minus No. 8)


The undersigned hereby certifies that all of the information provided above is true and correct as of the date first above written.

         IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 25th day of February, 1998.



                                    UNIVERSAL HOSPITAL SERVICES, INC.



                                     By:_______________________________
                                        Name:
                                        Title:  Chief Financial Officer


------------------------




1 All capitalized terms used herein shall have the meaning provided therefor in the Credit Agreement.




                                                                Exhibit L


                       FORM OF ASSIGNMENT AGREEMENT


                                                     DATE: ________, ____


         Reference is made to the Credit Agreement described in Item 2 of Annex I attached hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. ________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I attached hereto (the "Assigned Share") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of such Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's outstanding Revolving Commitment and of the Revolving Loans, Swingline Loans and Letters of Credit related thereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests;
(ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto [;] [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and
(v) to the extent legally entitled to do so, attaches the forms described in Section 12.04(b) of the Credit Agreement.1

         4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be the date of the execution hereof by the Assignor and the Assignee, the consent hereof by the Administrative Agent (which consent will not be unreasonably withheld), the recordation by the Administrative Agent of the assignment effected hereby in the Register and the receipt by the Administrative Agent of the nonrefundable assignment fee referred to in Section 12.04(b) of the Credit Agreement, unless another effective date is specified in Item 5 of Annex I attached hereto (the "Settlement Date").

         5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

         6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Revolving Loans at the rates specified in Item 6 of Annex I attached hereto, (y) all Commitment Commission (if applicable) on the Assigned Share of the Revolving Commitment at the rate specified in Item 7 of Annex I attached hereto, and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I attached hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Commission and Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made by the Borrower on the Assigned Share of the Revolving Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Revolving Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

         7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                                 * * * *


         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             [NAME OF ASSIGNOR],
                                                as Assignor


                                             By____________________________
                                               Title:


                                             [NAME OF ASSIGNEE],
                                               as Assignee


                                             By____________________________
                                              Title:


Acknowledged and Agreed:


BANKERS TRUST COMPANY,
  as Administrative Agent


By____________________________
    Title:




                                                                  Annex I

                      ANNEX FOR ASSIGNMENT AGREEMENT


1.          The Borrower:                   Universal Hospital Services, Inc.

2.          Name and Date of Credit         Credit Agreement, dated as of
            Agreement:                      February 25, 1998, among
                                            Universal Hospital Services,
                                            Inc., the Banks from time to
                                            time party thereto and
                                            Bankers Trust Company, as
                                            Administrative Agent.

3.          Date of Assignment              _________ ___, ______
            Agreement:

4.          Amounts (as of date
            of item #3 above):              Revolving Commitment

        a.      Aggregate Amount for
                           all Banks        $___________

                      Assigned Share
                                            ---------%

                           Amount of
                      Assigned Share        $___________

5.          Settlement Date:                _________ ___, ______

6.          Rate of Interest to the         As set forth in Section 1.08
            Assignee:                       of the Credit Agreement
                                            (unless otherwise agreed to
                                            by the Assignor and the
                                            Assignee).2

7.          Commitment Commission           As set forth in Section
                                            3.01(a) of the Credit
                                            Agreement (unless otherwise
                                            agreed to by the Assignor and
                                            the Assignee).3

8.          Letter of Credit Fees:          As set forth in Section
                                            3.01(b) of the Credit
                                            Agreement(unless otherwise
                                            agreed to by the Assignor and
                                            the Assignee).4


9.       Notices:

                  ASSIGNOR:

                           ===================
                           ===================
                           Attention:
                           Telephone No.:
                           Facsimile No.:

                  ASSIGNEE:

                           ===================
                           ===================
                           Attention
                           Telephone No.:
                           Facsimile No.:



10.      Payment Instructions:

                  ASSIGNOR:

                           ===================
                           ===================
                           ABA No.:
                           Account No.:
                           Reference:
                           Attention:

                  ASSIGNEE:

                           ===================
                           ===================
                           ABA No.:
                           Account No.:
                           Reference:
                           Attention:


------------------------

1 If the Assignee is organized under the laws of a jurisdiction outside the United States.

2 The Borrower and the Administrative Agent shall direct the entire amount of interest payable under the Credit Agreement to the Assignee at the rate set forth in Section 1.08 of the Credit
     Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

3 The Borrower and the Administrative Agent shall direct the entire amount of the Commitment Commission payable under the Credit Agreement to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor.

4 The Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees payable under the Credit Agreement to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fees through payment by the Assignee to the Assignor.